     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 2000



                                                      REGISTRATION NO. 333-32540

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1



                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------
                                 MEDIA 100 INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                3577                               94-3207296
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)

                           290 DONALD LYNCH BOULEVARD
                     MARLBOROUGH, MASSACHUSETTS 01752-4748
                                 (508) 460-1600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                 STEVEN D. SHEA
               VICE PRESIDENT OF FINANCE, TREASURER AND SECRETARY
                           290 DONALD LYNCH BOULEVARD
                     MARLBOROUGH, MASSACHUSETTS 01752-4748
                                 (508) 460-1600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

            DAVID T. BREWSTER, ESQ.                           GORDON DAVIDSON, ESQ.
   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                    FENWICK & WEST LLP
        ONE BEACON STREET, 31(ST) FLOOR                       TWO PALO ALTO SQUARE
          BOSTON, MASSACHUSETTS 02108                      PALO ALTO, CALIFORNIA 94306
                (617) 573-4800                                   (650) 858-7237

                           --------------------------

    Approximate date of commencement of proposed sale to public: As soon as practicable following the effectiveness of this registration statement.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



                        CALCULATION OF REGISTRATION FEE



                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
         SECURITIES TO BE REGISTERED             REGISTERED (1)          PER SHARE       OFFERING PRICE (2)         FEE (3)
Common Stock, par value $0.01 per share, of
  Media 100..................................       3,725,483         Not applicable        $122,800,901            $32,419



(1) This Registration Statement relates to common stock, par value $0.01 per share, of Media 100 Inc. ("Media 100") issuable to holders of common stock, no par value, of Digital Origin, Inc. ("Digital Origin") in the proposed merger of Derringer Acquisition Corp., a wholly owned subsidiary of Media 100, with and into Digital Origin. The amount of Media 100 common stock to be registered has been determined by multiplying the exchange ratio (0.5347 shares of Media 100 common stock for each share of Digital Origin common stock) by 6,967,426, the maximum aggregate number of shares of Digital Origin common stock that would be outstanding prior to the merger, assuming the exercise of all outstanding Digital Origin options and warrants (whether or not currently exercisable).


(2) Reflects the aggregate market price of the Digital Origin common stock to be converted into Media 100 common stock in connection with the merger computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based upon $17.625, the average of the high and low sale prices of Digital Origin common stock as quoted on the Nasdaq SmallCap Market on March 8, 2000 multiplied by 6,967,426 shares. The proposed maximum aggregate offering price is estimated solely to determine the registration fee.


(3) The registration fee of $32,419 was previously paid by the Registrant upon its initial filing of this registration statement.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO]                                                       [LOGO]
MEDIA 100 INC                                                DIGITAL
PROXY STATEMENT/PROSPECTUS                                   ORIGIN, INC.
                                                             PROXY STATEMENT


                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The boards of directors of Media 100 Inc. and Digital Origin, Inc. have approved a merger combining Media 100 and Digital Origin.

    In the merger, Digital Origin shareholders will receive .5347 of a share of Media 100 common stock for each share of Digital Origin common stock that they own. The exchange of Digital Origin common stock for Media 100 common stock (other than cash paid for fractional shares) is expected to be tax-free to Digital Origin shareholders for U.S. federal income tax purposes. Based on the current number of shares of Digital Origin common stock outstanding, the shares of Media 100 common stock to be issued to Digital Origin shareholders will represent approximately 26% of the outstanding stock of Media 100 after the merger. Media 100 shares to be issued in connection with the merger will be listed, subject to official notice of issuance, on the Nasdaq National Market under the trading symbol "MDEA."

    The merger cannot be completed unless the shareholders of Digital Origin approve it and the stockholders of Media 100 approve the issuance of Media 100 common stock in the merger. Digital Origin shareholders will vote on the merger at the Digital Origin annual meeting of shareholders. The Media 100 stockholders will vote on the issuance of Media 100 common stock in the merger at the Media 100 annual meeting of stockholders. YOUR VOTE IS VERY IMPORTANT.


    This is the proxy statement for both the Digital Origin annual meeting of shareholders and the Media 100 annual meeting of stockholders. This is also the prospectus for the Media 100 common stock to be issued to Digital Origin shareholders in the merger. This joint proxy statement/prospectus provides you with detailed information about the proposed merger. Please give all of the information contained in this joint proxy statement/prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" ON PAGE 14 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.


    The dates, times and places of the meetings are as follows:

FOR MEDIA 100 STOCKHOLDERS:                    FOR DIGITAL ORIGIN SHAREHOLDERS:

May 5, 2000                                    May 5, 2000
10:00 a.m.                                     10:00 a.m.
290 Donald Lynch Boulevard                     460 East Middlefield Road
Marlborough, Massachusetts 01752               Mountain View, CA 94043

    Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. Please complete, sign and date the enclosed proxy card and return it to us as soon as possible in the stamped envelope we have provided. If you decide to come to the meeting, you may vote your shares in person whether or not you have mailed us a proxy card. You may also revoke your proxy at any time before the meeting in writing. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger or in favor of the issuance of Media 100 common stock, as applicable.

/s/ JOHN A. MOLINARI                           /s/ MARK HOUSLEY
John A. Molinari                               Mark Housley
President and Chief Executive Officer          Chairman and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE MEDIA 100 COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This joint proxy statement/prospectus is dated April 4, 2000, and is being mailed to Media 100 stockholders and Digital Origin shareholders on or about April 5, 2000.

                                     [LOGO]

                                 MEDIA 100 INC.
                           290 DONALD LYNCH BOULEVARD
                        MARLBOROUGH, MASSACHUSETTS 01752
                            TELEPHONE: 508-460-1600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 2000

    The annual meeting of stockholders of Media 100 Inc., a Delaware corporation ("Media 100"), will be held at the offices of Media 100, 290 Donald Lynch Boulevard, Marlborough, Massachusetts 01752, on May 5, 2000 at 10:00 a.m., local time, for the following purposes:

    - To consider and act upon a proposal to approve the issuance of shares of Media 100 common stock in the proposed merger;

    - To elect five directors to the board of directors;

    - To consider and act upon a proposal to amend the certificate of incorporation to increase the number of authorized shares of Media 100 common stock by 75,000,000 shares to 100,000,000 shares;

    - To consider and act upon a proposal to increase the number of shares of Media 100 common stock available for issuance under the Key Employee Incentive Plan (1992) by 2,000,000 shares to 4,200,000 shares;

    - To ratify the appointment of Arthur Andersen LLP as Media 100's independent auditors for the fiscal year ending November 30, 2000; and

    - To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

    Only stockholders of record at the close of business on April 3, 2000 are entitled to notice of, and to vote at, the annual meeting and at any and all adjournments or postponements thereof. Accompanying this notice is a joint proxy statement/prospectus discussing the proposed merger and the other matters to be considered at the annual meeting.

    It is important that your shares of Media 100 common stock be represented at the annual meeting, regardless of the number of shares you hold. You are urged to specify your voting preference by marking, dating and signing the enclosed proxy card and returning it in the enclosed business reply envelope. No postage is required if mailed in the United States. If you wish to vote in accordance with the recommendation of the Media 100 board of directors, all you need to do is date and sign the proxy card and return it in the enclosed envelope. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account. All proxy forms received by you should be signed and returned promptly to ensure that all of your shares are voted.

    If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership on April 3, 2000 and bring that evidence to the meeting.

    Please complete and return your proxy card whether or not you plan to attend the annual meeting.

                                          By order of the Board of Directors,
                                          /s/ STEVEN D. SHEA
                                          Steven D. Shea
                                          SECRETARY


Marlborough, Massachusetts
April 4, 2000

                              DIGITAL ORIGIN, INC.
                          AT 460 EAST MIDDLEFIELD ROAD
                            MOUNTAIN VIEW, CA 94043
                            TELEPHONE: 650-404-6300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 2000

                            ------------------------

    The annual meeting of the shareholders of Digital Origin, Inc., a California corporation ("Digital Origin"), will be held at the offices of Digital Origin, 460 East Middlefield Road, Mountain View, California 94043, on May 5, 2000 at 10:00 a.m., local time, for the following purpose:


    - To approve the merger agreement pursuant to which Digital Origin will be merged with a subsidiary of Media 100 Inc. with Digital Origin becoming a wholly owned subsidiary of Media 100. In the merger, shareholders of Digital Origin will receive .5347 of a share of Media 100 common stock for each share of Digital Origin common stock;


    - To elect seven directors to hold office until the next annual meeting if the merger is not concluded and until their respective successors have been elected and qualified or until their earlier resignation or removal. The Board of Directors of Digital Origin has nominated the following individuals for election: Michael D. Boich, John Cirigliano, Mark Housley, John C. Kirby, Stephen Manousos, Henry V. Morgan and Carl Rosendahl, all of whom are currently serving as directors;

    - To authorize an additional 450,000 shares of common stock for issuance under Digital Origin's Stock Option Plan if the merger is not concluded;

    - To authorize an additional 50,000 shares of common stock for issuance under Digital Origin's Employee Stock Purchase Plan if the merger is not concluded;

    - To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year if the merger is not concluded; and


    - To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.


    Only shareholders who held their shares of Digital Origin common stock at the close of business on March 17, 2000 will be entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements.

    Accompanying this notice is a joint proxy statement discussing the proposed merger and the related merger agreement. We encourage you to read this document carefully. Also enclosed is a proxy card so you can vote on the merger agreement without attending the meeting. Please complete, sign and date the enclosed proxy card and return it to us as soon as possible in the stamped envelope we have provided. If you decide to come to the annual meeting, you may vote your shares in person whether or not you have mailed us a proxy card. You may also revoke your proxy at any time before the meeting in writing. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES.

                                          By Order of the Board of Directors,
                                          /s/ HENRY V. MORGAN
                                          Henry V. Morgan, Secretary


Mountain View, California
April 4, 2000

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1

SUMMARY.....................................................      3
  The Companies.............................................      3
  Shareholder Vote Required to Approve the Issuance of Media
    100 Shares and the Merger...............................      3
  The Merger................................................      4
  Our Recommendations to Shareholders.......................      4
  Opinions of Financial Advisors............................      4
  Ownership of Media 100 Following the Merger...............      4
  Conditions to the Merger..................................      5
  No Other Negotiations Involving Digital Origin............      5
  Termination of the Merger Agreement.......................      5
  Termination Fees and Expenses.............................      5
  Other Interests of Digital Origin Officers and Directors
    in the Merger...........................................      6
  Certain U.S. Federal Income Tax Consequences..............      7
  Accounting Treatment......................................      7
  Regulatory Approvals......................................      7
  Dissenters' Rights........................................      7
  Restrictions on the Ability to Sell Media 100 Common
    Stock...................................................      7
  Listing of Media 100 Common Stock.........................      7
  Comparative Shareholder Rights............................      7
  Statements Regarding Forward-Looking Information..........      8
  Selected Historical and Pro Forma Financial Data..........      9
  Unaudited Comparative Per Share Information...............     12
  Comparative Per Share Market Price Data...................     13

RISK FACTORS RELATING TO THE MERGER.........................     14
  Shareholders of Digital Origin Will Receive a Fixed Number
    of Shares of Media 100 Common Stock in the Merger, Even
    Though the Market Value of Digital Origin Common Stock
    or Media 100 Common Stock Could Change..................     14
  Although Media 100 and Digital Origin Expect That The
    Merger Will Result in Benefits, Those Benefits May Not
    be Realized.............................................     14
  Media 100 Faces Risks Generally Associated with
    Acquisitions Which Could Dilute Media 100 Stock or
    Adversely Affect Media 100's Growth Strategy............     14
  Certain Digital Origin Officers and Directors Have
    Conflicts of Interest That May Influence Them to Support
    or Approve the Merger...................................     14
  Failure to Complete the Merger Could Negatively Impact
    Digital Origin and the Price of Its Common Stock........     15
  Failure to Qualify for Pooling-of-Interests Accounting
    Treatment Will Negatively Impact Reported Operating
    Results.................................................     15
  Media 100 May be Unable to Keep Pace with the Rapid
    Changes in its Industry.................................     15
  The Merger May Result in a Loss of Customers, Suppliers
    and Employees...........................................     16

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION............     16

THE MERGER..................................................     17
  Background of the Merger..................................     17
  Reasons for the Merger....................................     19
  Recommendations of the Boards of Directors................     20

                                                                PAGE
                                                                ----
  Opinion of Media 100's Financial Advisor..................     20
  Opinion of Digital Origin's Financial Advisor.............     26
  Interests of Certain Persons in the Merger................     30
  Completion and Effectiveness of the Merger................     31
  Structure of the Merger and Conversion of Digital Origin
    Common Stock............................................     32
  Exchange of Digital Origin Stock Certificates for Media
    100 Stock Certificates..................................     32
  Certain U.S. Federal Income Tax Consequences of the
    Merger..................................................     32
  Anticipated Accounting Treatment..........................     34
  Dissenters' Rights........................................     34
  Restrictions on Sales of Shares by Affiliates of Digital
    Origin and Media 100....................................     36
  Nasdaq Stock Market Listing...............................     37
  Delisting and Deregistration of Digital Origin Common
    Stock...................................................     37

THE MERGER AGREEMENT........................................     38
  Representations and Warranties............................     38
  Conduct of Business Before Completion of the Merger.......     39
  No Other Negotiations Involving Digital Origin............     40
  Boards of Directors' Covenants to Recommend...............     40
  Treatment of Digital Origin Stock Options and Warrants....     41
  Conditions to Completion of the Merger....................     42
  Termination of the Merger Agreement.......................     44
  Termination Fees; Expenses................................     45
  Extension, Waiver and Amendment of the Merger Agreement...     47

THE OEM DEVELOPMENT AND LICENSE AGREEMENT...................     47

COMPARATIVE PER SHARE MARKET PRICE DATA.....................     48

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................     50

COMPARISON OF RIGHTS OF HOLDERS OF MEDIA 100 COMMON STOCK
  AND HOLDERS OF DIGITAL ORIGIN COMMON STOCK................     56
  Capitalization............................................     56
  Dividends and Repurchases of Shares.......................     56
  Power to Call Special Meeting of Shareholders.............     57
  Actions by Written Consent of Shareholders................     57
  Inspection of Shareholder List............................     57
  Charter Amendments........................................     58
  Bylaw Amendments..........................................     58
  Shareholder Voting on Business Combinations...............     58
  Shareholder Derivative Suits..............................     59
  Dissenters' Right of Appraisal............................     60
  Size of the Board of Directors............................     60
  Removal of Directors......................................     61
  Filling Vacancies on the Board of Directors...............     61
  Directors' Committees.....................................     61
  Transactions Involving Officers or Directors..............     62
  Indemnification and Limitation of Liability...............     63
  Dissolution...............................................     64

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND
  DIRECTORS OF MEDIA 100....................................     64

                                                                PAGE
                                                                ----
STOCK OWNERSHIP BY PRINCIPAL SHAREHOLDERS, MANAGEMENT AND
  DIRECTORS OF DIGITAL ORIGIN...............................     66

THE MEDIA 100 ANNUAL MEETING................................     68
  General...................................................     68
  Date, Time and Place......................................     68
  Matters to be Considered at the Meeting...................     68
  Record Date; Votes Per Share..............................     68
  Quorum....................................................     69
  Votes Required and Method of Tabulation...................     69
  How Shares Will Be Voted at the Annual Meeting............     69
  How to Revoke a Proxy.....................................     69
  Solicitation of Proxies...................................     69
  Adjournment of Meeting....................................     70

MATTERS TO BE CONSIDERED AT THE MEDIA 100 ANNUAL MEETING....     70
  Issuance of Shares of Media 100 Common Stock in the
    Merger..................................................     70
  Election of Directors.....................................     70
    NOMINEES................................................     70
    BOARD OF DIRECTORS, MEETINGS, COMMITTEES AND
     COMPENSATION...........................................     71
    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
     PARTICIPATION..........................................     72
  Amendment to the Media 100 Certificate of Incorporation...     72
  Increase in the Number of Shares Authorized for Issuance
    Under the Key Employee Incentive Plan (1992)............     73
  Ratification of Arthur Andersen LLP as Independent
    Auditor.................................................     76

MEDIA 100 EXECUTIVE OFFICERS................................     77

MEDIA 100 EXECUTIVE COMPENSATION............................     78
  Summary of Cash and Certain Other Compensation............     78
  Stock Options.............................................     79
  Option Exercises and Holdings.............................     80

MEDIA 100 COMPENSATION COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION..............................................     80

MEDIA 100 PERFORMANCE GRAPH.................................     82

MEDIA 100 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
  COMPLIANCE................................................     82

MEDIA 100 STOCKHOLDER PROPOSALS.............................     82

THE DIGITAL ORIGIN ANNUAL MEETING...........................     83
  General...................................................     83
  Date, Time and Place......................................     83
  Matters to be Considered at the Meeting...................     83
  Record Date; Votes Per Share..............................     84
  Quorum....................................................     84
  Votes Required and Method of Tabulation...................     84
  How Shares Will be Voted at the Annual Meeting............     84
  How to Revoke a Proxy.....................................     84
  Solicitation of Proxies...................................     84
  Other Business............................................     85
  Adjournment...............................................     85

                                                                PAGE
                                                                ----
MATTERS TO BE CONSIDERED AT THE DIGITAL ORIGIN ANNUAL
  MEETING...................................................     85
  Approval of Merger........................................     85
  Election of Directors.....................................     85
    DIRECTORS/NOMINEES......................................     86
    BOARD OF DIRECTORS' MEETINGS AND COMMITTEES.............     88
    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
     PARTICIPATION..........................................     88
    COMPENSATION OF DIRECTORS...............................     88
    INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND
     LIMITATION OF LIABILITY................................     89
  Authorization to Increase the Number of Shares Issuable
    Under the 1995 Stock Option Plan........................     89
    DESCRIPTION OF THE 1995 STOCK OPTION PLAN...............     90
  Authorization to Increase the Number of Shares Issuable
    Under the 1999 Employee Stock Purchase Plan.............     93
      DESCRIPTION OF THE 1999 EMPLOYEE STOCK PURCHASE
       PLAN.................................................     93
  Ratification of Appointment of Independent Auditors.......     96

DIGITAL ORIGIN SHAREHOLDER PROPOSALS........................     97

EXPERTS.....................................................     97

LEGAL MATTERS...............................................     97

WHERE YOU CAN FIND MORE INFORMATION.........................     97



APPENDIX A--AGREEMENT AND PLAN OF MERGER

APPENDIX B--OPINION OF U.S. BANCORP PIPER JAFFRAY INC.

APPENDIX C--OPINION OF FIRST SECURITY VAN KASPER

APPENDIX D--CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:                      AS A HOLDER OF DIGITAL ORIGIN COMMON STOCK, WHAT WILL I
                        RECEIVE IN THE MERGER?

A:                      If the merger is completed, Digital Origin shareholders will receive, in exchange for each share of Digital Origin common stock they hold on the date of the merger, .5347 of a share of Media 100 common stock. Digital Origin shareholders will receive cash for any fractional shares of Media 100 common stock that they would otherwise receive in the merger.

Q:                      WHAT DO I NEED TO DO NOW?

A:                      DIGITAL ORIGIN SHAREHOLDERS:

                        After you carefully read this document, please indicate on the enclosed proxy card how you want to vote. Sign and mail the proxy card in the enclosed return envelope as soon as
                        possible, so that your shares may be represented at the
                        Digital Origin annual meeting. If you return the proxy card but do not include instructions on how to vote your shares on a properly signed proxy card, your shares will be voted
                        "FOR" approval of the merger and the other matters to be
                        considered at the annual meeting.

                        MEDIA 100 STOCKHOLDERS:

                        After you carefully read this document, please indicate on the enclosed proxy card how you want to vote. Sign and mail the proxy card in the enclosed return envelope as soon as
                        possible, so that your shares may be represented at the
                        Media 100 annual meeting. If you return the proxy card but do not include instructions on how to vote your shares on a properly signed proxy card, your shares will be voted "FOR"
                        approval of the issuance of Media 100 common stock in the
                        merger and the other matters to be considered at the annual meeting.

Q:                      WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A:                      DIGITAL ORIGIN SHAREHOLDERS:

                        If you want to change your vote, send the secretary of
                        Digital Origin a later-dated, signed proxy card before the annual meeting or attend the annual meeting and vote in
                        person. You may also revoke your proxy by sending written
                        notice to the secretary of Digital Origin before the annual meeting.

                        MEDIA 100 STOCKHOLDERS:

                        If you want to change your vote, send the secretary of Media
                        100 a later-dated, signed proxy card before the annual
                        meeting or attend the annual meeting and vote in person. You may also revoke your proxy by sending written notice to the secretary of Media 100 before the annual meeting.

Q:                      IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY
                        BROKER VOTE MY SHARES FOR ME?

A:                      DIGITAL ORIGIN SHAREHOLDERS:

                        Your broker will vote your shares on the merger only if you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker.
                        Accordingly, if you do not instruct your broker to vote your shares, your shares will not be voted and it will be
                        equivalent to voting against the merger.

                        MEDIA 100 STOCKHOLDERS:

                        Your broker will vote your shares on the issuance of Media
                        100 common stock in the merger only if you provide
                        instructions on how to vote in accordance with the
                        information and procedures provided to you by your broker.
                        Accordingly, if you do not instruct your broker to vote your shares, your shares will not be voted on the issuance of
                        Media 100 common stock in the merger.

Q:                      SHOULD I SEND IN MY DIGITAL ORIGIN STOCK CERTIFICATES NOW?

A.                      No. After the merger is completed, we will send you written instructions for exchanging your Digital Origin common stock certificates for Media 100 common stock certificates.

Q:                      AS A HOLDER OF DIGITAL ORIGIN COMMON STOCK, WILL I RECOGNIZE
                        A TAXABLE GAIN OR LOSS FOR U.S. FEDERAL INCOME TAX PURPOSES
                        AS A RESULT OF THE MERGER?

A:                      We expect that, in general, you will not recognize gain or loss for U.S. federal income tax purposes as a result of the merger, except that you may recognize gain or loss with
                        respect to cash you receive instead of fractional shares.
                        You are urged to consult with your tax advisor to determine your particular tax consequences.

Q:                      AS A HOLDER OF DIGITAL ORIGIN COMMON STOCK, AM I ENTITLED TO
                        DISSENTERS' OR APPRAISAL RIGHTS?

A: Yes, if you satisfy the requirements under California law providing for dissenters' rights of appraisal. See "The
                        Merger--Dissenters' Rights" on page 34.

Q:                      WHOM SHOULD I CALL WITH QUESTIONS?

A:                      MEDIA 100 STOCKHOLDERS:

                        Office of Investor Relations at (508) 303-4704.

                        DIGITAL ORIGIN SHAREHOLDERS:

                        Investor Relations department at (650) 404-6300.

                        You may also obtain additional information about Media 100 and Digital Origin from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled "Where you can find more information" on
                        page 97.

                                    SUMMARY


    THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE PROPOSED MERGER FULLY, YOU SHOULD CAREFULLY READ THE ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO. SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 97). THE MERGER AGREEMENT IS ATTACHED AS
APPENDIX A TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE PROPOSED MERGER. WHERE APPLICABLE, WE HAVE INCLUDED PAGE REFERENCES IN PARENTHESES TO DIRECT YOU TO A MORE DETAILED DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY. WE HAVE ADJUSTED ALL SHARE AND PER SHARE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS FOR DIGITAL ORIGIN'S ONE-FOR-TEN REVERSE STOCK SPLIT EFFECTED ON MARCH 9, 1998.


THE COMPANIES

MEDIA 100 INC.
290 Donald Lynch Boulevard
Marlborough, Massachusetts 01752
(508) 460-1600

    Media 100 develops, markets, sells and supports digital video systems that enable a wide range of professional communicators in business, education and video post production to create complete, television-quality video productions quickly, easily and with great creative flexibility. Media 100, through its wholly-owned subsidiary, Terran Interactive, Inc., also develops, markets, sells and supports software tools for streaming media for the Internet. Media 100 markets and delivers its products to end users through a worldwide channel of specialized value-added resellers, distributors and direct to end users through its telemarketing group and its web site.

DIGITAL ORIGIN, INC.
460 E. Middlefield Road
Mountain View, California
(650) 404-6000


    Digital Origin designs, develops, assembles, markets and supports digital video computer products for creative professionals and consumers who use digital camcorders. Digital Origin's current product line consists of multimedia authoring and nonlinear editing video software and related hardware that can manipulate video and audio information in conjunction with desktop computers and digital camcorders. Digital Origin's primary target markets are video editors, video producers and creators of multimedia with an increasing emphasis on consumers. Prior to 1999, substantially all of Digital Origin's products had been designed for and sold to users of Macintosh computer products manufactured by Apple Computer, Inc. During its 1999 fiscal year, Digital Origin focused on the Microsoft Windows market. As a result, during the fiscal year 25% of unit sales were made to Macintosh-only users, 29% were made to Windows-only users, and 46% were made to cross-platform users. Digital Origin distributes its products directly through its web site and through various distributors and resellers. Prior to 1999, Digital Origin's business included a number of other hardware product lines, including computer monitors, which Digital Origin started disposing of in 1996 and has since discontinued.



SHAREHOLDER VOTE REQUIRED TO APPROVE THE ISSUANCE OF MEDIA 100 SHARES AND THE MERGER (SEE PAGES 69 AND 84)


TO MEDIA 100 STOCKHOLDERS:

    A majority of the votes properly cast is required to approve the issuance of Media 100 common stock to Digital Origin shareholders in the merger. Media 100's directors, executive officers and the affiliates of those directors and executive officers own 3.3% of Media 100's shares outstanding and are entitled to vote at the Media 100 annual meeting.

TO DIGITAL ORIGIN SHAREHOLDERS:


    The affirmative vote of a majority of the outstanding shares of Digital Origin common stock is required to approve the merger. The failure to vote by a Digital Origin shareholder will have the effect of a vote against the merger. Digital Origin's directors, executive officers and the affiliates of those directors and executive officers own 0.6% of the Digital Origin shares outstanding and are entitled to vote at the Digital Origin annual meeting.


THE MERGER (SEE PAGE 17)

    In the merger, a subsidiary of Media 100 will merge with and into Digital Origin and Digital Origin will become a wholly-owned subsidiary of Media 100. The shareholders of Digital Origin will be entitled to receive .5347 of a share of Media 100 common stock for each share of Digital Origin common stock they hold and cash for any fractional shares which they would otherwise receive in the merger.


    In addition, options or warrants to purchase shares of Digital Origin common stock which are outstanding immediately before the effective time of the merger will be assumed by Media 100 and will automatically be converted into an option to purchase Media 100 common stock with appropriate adjustments in share amounts and exercise prices to reflect the exchange ratio in the merger. The converted options will otherwise be subject to the terms and conditions of the preexisting stock option or warrant.



OUR RECOMMENDATIONS TO SHAREHOLDERS (SEE PAGES 70 AND 85)


TO MEDIA 100 STOCKHOLDERS:

    The Media 100 board of directors believes that the merger is in your best interest and unanimously recommends that you vote "FOR" the issuance of shares of Media 100 common stock to Digital Origin shareholders in the merger.

TO DIGITAL ORIGIN SHAREHOLDERS:

    The Digital Origin board of directors believes that the merger is in your best interest and unanimously recommends that you vote "FOR" the merger.

OPINIONS OF FINANCIAL ADVISORS
(SEE PAGES 20 AND 26 AND APPENDICES B AND C)

    In deciding to approve the merger, each of our boards of directors considered an opinion from our respective financial advisors as to the fairness of the exchange ratio from a financial point of view. The Media 100 board of directors received an opinion from its financial advisor, U.S. Bancorp Piper Jaffray Inc., and the Digital Origin board of directors received an opinion from its financial advisor, First Security Van Kasper. These opinions are subject to the considerations, qualifications and limitations set forth in the respective opinions. These opinions are attached as Appendices B and C, respectively, to this joint proxy statement/prospectus. We encourage you to read these opinions.

OWNERSHIP OF MEDIA 100 FOLLOWING THE MERGER (SEE PAGE 32)

    The shares of Media 100 issued to Digital Origin shareholders in the merger will constitute approximately 26% of the outstanding stock of Media 100 after the merger.

CONDITIONS TO THE MERGER (SEE PAGE 42)

    The merger will not be completed unless certain conditions are met, including the approval of the merger agreement by the Digital Origin shareholders and the approval of the issuance of the shares of Media 100 common stock in the merger by the Media 100 stockholders. Certain of the conditions may be waived by the company entitled to assert the condition.

NO OTHER NEGOTIATIONS INVOLVING DIGITAL ORIGIN (SEE PAGE 40)

    Digital Origin has agreed, subject to certain exceptions, not to initiate discussions with any third party regarding a business combination and may engage in discussions with a third party only under limited circumstances while the merger is pending.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 44)

    We may agree to terminate the merger agreement without completing the merger, whether or not Digital Origin shareholders have approved the merger agreement.

    In addition, either company may terminate the merger agreement if specified events do or do not occur. These include:

    - if the merger is not completed by June 30, 2000;

    - if a court permanently prohibits the merger;

    - if Digital Origin's shareholders fail to approve the merger agreement at the Digital Origin annual meeting; or

    - if Media 100's stockholders fail to approve the issuance of Media 100 common stock in the merger at the Media 100 annual meeting.

    Media 100 may also terminate the merger agreement in certain other circumstances, including:

    - if the Digital Origin board of directors fails to recommend approval of the merger;

    - if Digital Origin breaches its non-solicitation obligations under the merger agreement;

    - if Digital Origin breaches or fails to perform certain of its obligations under the merger agreement; or

    - if Digital Origin fails to call and hold its annual meeting by June 29, 2000.

    Digital Origin may also terminate the merger agreement in certain other circumstances, including:

    - if, in response to an unsolicitated superior proposal, Digital Origin's board of directors determines that it is necessary to do so in order to comply with its fiduciary duties;

    - if Media 100 fails to perform certain of its obligations under the merger agreement; or

    - if Media 100 fails to call and hold its annual meeting by June 29, 2000.

TERMINATION FEES AND EXPENSES (SEE PAGE 45)

    Digital Origin has agreed to reimburse Media 100 for all fees and expenses incurred by Media 100 (subject to certain limitations) prior to termination of the merger agreement if the merger agreement is terminated in any of the following circumstances:

    - by Media 100 or Digital Origin because the merger was not approved by Digital Origin's shareholders at the Digital Origin annual meeting and if prior to such termination there was an alternative acquisition proposal for Digital Origin;

    - by Media 100 because Digital Origin breaches its non-solicitation obligations under the merger agreement;

    - by Media 100 because the Digital Origin board of directors fails to recommend approval of the merger;

    - by Media 100 because Digital Origin breaches or fails to perform certain of its obligations under the merger agreement;

    - by Media 100 because Digital Origin fails to hold its annual meeting by June 29, 2000; or

    - by Digital Origin because, in response to an unsolicited superior proposal, its board of directors determines that it is necessary to do so in order to comply with its fiduciary duties.

    Media 100 has agreed to reimburse Digital Origin for all fees and expenses incurred by Digital Origin prior to termination of the merger agreement if the merger agreement is terminated in any of the following circumstances:

    - by Media 100 or Digital Origin because Media 100 stockholders fail to approve the issuance of the Media 100 common stock in the merger at the Media 100 annual meeting;

    - by Digital Origin because Media 100 breaches or fails to perform certain of its obligations under the merger agreement; or

    - by Digital Origin because Media 100 fails to hold its annual meeting by June 29, 2000.

    Digital Origin has agreed to pay Media 100 a termination fee of $1.62 million if an alternative acquisition proposal for Digital Origin was publicly known prior to termination, Digital Origin accepts an alternative acquisition proposal within six months of termination and the merger agreement was terminated for one of the following reasons:

    - the Digital Origin shareholders failed to approve the merger at the Digital Origin annual meeting;

    - Digital Origin breached or failed to perform certain of its obligations under the merger agreement;

    - Digital Origin breached its non-solicitation obligations under the merger agreement;

    - the Digital Origin board of directors failed to recommend approval of the merger; or

    - Digital Origin failed to hold its annual meeting by June 29, 2000.

    Digital Origin has also agreed to pay Media 100 a termination fee of $1.62 million if the merger agreement is terminated by Digital Origin because, in response to an unsolicited superior proposal, its board of directors determines that it is necessary to do so in order to comply with its fiduciary duties.

OTHER INTERESTS OF DIGITAL ORIGIN OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE
30)


    In considering the recommendation of Digital Origin's board of directors that Digital Origin shareholders vote to approve the merger, you should note that the directors and certain officers of Digital Origin have arrangements including acceleration of stock options, employment agreements, severance payments and continuing indemnification against certain liabilities that provide them with interests in the merger that are different from, or in addition to, yours. In addition, certain directors of Digital Origin are nominees for election to the Media 100 board of directors at the Media 100 annual meeting. As a result, these directors and officers could be more likely to vote to approve the merger agreement than shareholders of Digital Origin generally.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 32)

    If you are a Digital Origin shareholder, we expect that the exchange of Digital Origin common stock for Media 100 common stock will be tax-free to you for U.S. federal income tax purposes, except with respect to cash you receive in lieu of fractional shares of Media 100 common stock.

    Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences of the merger to you.

ACCOUNTING TREATMENT (SEE PAGE 34)

    We intend that the merger will be accounted for as a pooling of interests. This means that after the merger, Media 100 will treat the companies as if they had always been combined for accounting and financial reporting purposes.

REGULATORY APPROVALS

    Neither of us is aware of any material governmental or regulatory approval required for completion of the merger, other than compliance with applicable corporate law of Delaware and California.

DISSENTERS' RIGHTS (SEE PAGE 34)

    California law permits holders of Digital Origin common stock to dissent from the merger and to have the fair value of stock appraised and paid to them in cash. To do this, the holders of these shares must file notices with Digital Origin and follow certain other procedures. If you hold shares of Digital Origin common stock and you dissent from the merger and follow the required formalities, your shares will not become shares of Media 100 common stock. Instead, your only right will be to receive the appraised value of your shares in cash. If holders of more than ten percent of the outstanding Digital Origin common stock properly exercise their dissenters' rights, we will be unable to use the pooling of interests accounting method, and as a result the merger may not be completed.

    See "The Merger--Dissenters' Rights" on page 34. The full text of the applicable provisions of the California Corporations Code is reprinted as Appendix D.

RESTRICTIONS ON THE ABILITY TO SELL MEDIA 100 COMMON STOCK (SEE PAGE 36)


    All shares of Media 100 common stock you receive in connection with the merger will be freely transferable unless you are considered an "affiliate" of Media 100 or Digital Origin under the Securities Act of 1933. In that case, prior to the first anniversary of the merger, sales may be made only pursuant to a registration statement or exemption under the Securities Act. In addition, it is a condition of closing that we obtain signed agreements from each of our affiliates to restrict the transfer of their shares in order to comply with the requirements of pooling of interests accounting treatment.


LISTING OF MEDIA 100 COMMON STOCK (SEE PAGE 37)

    The shares of Media 100 common stock issued in connection with the merger will be listed on the Nasdaq National Market.


COMPARATIVE SHAREHOLDER RIGHTS (SEE PAGE 56)


    The rights of stockholders of Media 100 are governed by Delaware law and the Certificate of Incorporation and By-Laws of Media 100. The rights of the shareholders of Digital Origin are governed by California law and the Articles of Incorporation and Bylaws of Digital Origin. If the merger is completed, the rights of former Digital Origin shareholders who become Media 100 stockholders will be determined by Delaware law and Media 100's Certificate of Incorporation and By-Laws, which differ in certain respects from California law and Digital Origin's Articles of Incorporation and Bylaws.

    STATEMENTS REGARDING FORWARD-LOOKING INFORMATION (SEE PAGE 16)

    This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Media 100's and Digital Origin's financial condition, results of operations and business and on the expected impact of the merger on Media 100's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" starting on page 14.

                                 MEDIA 100 INC.

                       SELECTED HISTORICAL FINANCIAL DATA

    In the table below, we provide you with selected historical financial data for Media 100. Media 100 prepared this information using its consolidated financial statements as of the dates indicated and for each of the five years in the period ended November 30, 1999. Media 100 derived the data below for each of the fiscal years presented from consolidated financial statements audited by Arthur Andersen LLP, independent auditors. Historical results are not necessarily indicative of future results. This selected historical financial data should be read in conjunction with Media 100's historical audited financial statements incorporated by reference in this joint proxy statement/prospectus.

                                                               YEAR ENDED NOVEMBER 30,
                                                 ----------------------------------------------------
                                                   1999       1998       1997       1996       1995
                                                 --------   --------   --------   --------   --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales......................................  $51,479    $41,788    $46,660    $50,826    $30,278
Operating income (loss)(1).....................     (817)    (9,673)    (1,003)     4,453      1,649
Income (loss) from continuing operations.......      570     (8,051)       617      4,833      2,345
Net income (loss)..............................      570     (8,051)       617     (1,839)     4,771
Income (loss) from continuing operations per
  share:
  Basic........................................     0.07      (0.97)      0.07       0.60       0.39
  Diluted......................................     0.06      (0.97)      0.07       0.57       0.35
Net income (loss) per share:
  Basic........................................     0.07      (0.97)      0.07      (0.23)      0.79
  Diluted......................................     0.06      (0.97)      0.07      (0.22)      0.71
Weighted average common shares outstanding:
  Basic........................................    8,347      8,273      8,148      7,993      6,058
  Diluted......................................    8,807      8,273      8,247      8,470      6,701
Cash dividends declared........................       --         --         --         --         --

                                                                  AS OF NOVEMBER 30,
                                                 ----------------------------------------------------
                                                   1999       1998       1997       1996       1995
                                                 --------   --------   --------   --------   --------
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable
  securities...................................  $28,400    $32,434    $32,934    $30,716    $35,161
Working capital................................   22,750     21,797     29,146     34,496     42,798
Total assets...................................   45,843     48,472     50,759     59,990     60,984
Long-term debt.................................       --         --         --         --         --
Stockholders' equity...........................   31,249     30,473     37,843     50,065     46,909

------------------------

(1) Operating income (loss) includes the effect of restructuring expenses of $424 and $526 in 1999 and 1997, respectively, and a charge for acquired in process research and development of $430 in 1999.

                              DIGITAL ORIGIN, INC.

                       SELECTED HISTORICAL FINANCIAL DATA

    In the table below, we provide you with selected historical financial data for Digital Origin. Digital Origin prepared this information using its consolidated financial statements for each of the five years in the period ended September 30, 1999 and for the three-month periods ended December 31, 1999 and 1998. Digital Origin derived the data below for each of the fiscal years presented from consolidated financial statements audited by Ernst & Young LLP, independent auditors. Digital Origin derived the data for the three-month periods presented from unaudited consolidated financial statements as of December 31, 1999 and 1998. The unaudited consolidated financial statements, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation. The interim results for the three months ended December 31, 1999 are not necessarily indicative of results to be expected for the year ending September 30, 2000. All per share data has been adjusted to reflect Digital Origin's one-for-ten reverse stock split which was effected on March 9, 1998. This selected historical financial data should be read in conjunction with Digital Origin's historical audited and unaudited financial statements incorporated by reference in this joint proxy statement/prospectus.

                                                    THREE MONTHS
                                                        ENDED
                                                    DECEMBER 31,                          YEAR ENDED SEPTEMBER 30,
                                            -----------------------------   -----------------------------------------------------
                                                1999            1998          1999       1998       1997       1996       1995
                                            -------------   -------------   --------   --------   --------   --------   ---------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales.................................     $4,161          $2,538       $13,353    $15,668    $31,150    $90,290    $ 308,133
Operating income (loss) (1)...............        192            (774)       (1,200)    (4,161)   (26,239)   (20,456)    (104,182)
Net income (loss) applicable to common
  shareholders (2)........................        241           2,792         5,849      8,733        996       (975)    (131,742)
Net income (loss) per share applicable to
  common shareholders:
  Basic...................................       0.04            0.50          1.06       1.58       0.18      (0.46)      (87.54)
  Diluted.................................       0.04            0.50          1.02       1.57       0.18      (0.46)      (87.54)
Weighted average common shares
  outstanding:
  Basic...................................      5,603           5,524         5,535      5,522      5,389      2,125        1,505
  Diluted.................................      6,391           5,563         5,747      5,557      5,522      2,125        1,505
Cash dividends declared...................         --              --            --         --         --         --           --

                                                                 AS OF                       AS OF SEPTEMBER 30,
                                                              DECEMBER 31,   ----------------------------------------------------
                                                                  1999         1999       1998       1997       1996       1995
                                                              ------------   --------   --------   --------   --------   --------
                                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities............     $1,629       $3,627    $   600    $22,866    $ 2,974    $  4,760
Working capital (deficiency)................................        988          980     (5,216)     7,909      8,476     (59,334)
Total assets................................................      6,028        6,895      6,556     26,272     45,526      87,878
Long-term debt..............................................         --           --         --         --     22,213       1,331
Shareholders' equity (deficit)..............................      1,379        1,081     (5,083)     8,158      3,960     (57,117)

------------------------------

(1) Operating income (loss) includes charges of $8,100 and $57,900 in 1997 and 1995, respectively, related to the transition out of hardware-based product lines.

(2) Net income (loss) applicable to common shareholders includes the effect of cash dividends on preferred stock of $272 in 1997 and other income
    (expense) as follows:

                                                 THREE MONTHS
                                                     ENDED
                                                 DECEMBER 31,                        YEAR ENDED SEPTEMBER 30,
                                           -------------------------   ----------------------------------------------------
                                              1999            1998       1999       1998       1997       1996       1995
                                           ----------       --------   --------   --------   --------   --------   --------
                                                                            (IN THOUSANDS)
Gains on dispositions of businesses,
  licenses and other assets..............  $      --         $3,620     $6,945    $ 1,615    $    --    $23,849    $     --
Gains on dispositions of equity
  securities.............................         --             --         --     10,537     30,779         --          --
Interest expense.........................         --            (54)       (55)      (459)    (2,777)    (3,736)     (3,023)
Ligitation settlement....................         --             --         --         --         --         --     (12,422)
Other income (expense)...................         --             --        159        201       (179)       183      (3,045)
                                           ----------        ------     ------    -------    -------    -------    --------
                                           $      --         $3,566     $7,049    $11,894    $27,823    $20,296    $(18,490)
                                           ==========        ======     ======    =======    =======    =======    ========

                                 MEDIA 100 INC.

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA


    For pro forma purposes, Media 100's consolidated statements of operations and consolidated balance sheets for each of the three years in the period ended November 30, 1999 have been combined with Digital Origin's consolidated statements of operations and consolidated balance sheets for each of the three years in the period ended September 30, 1999. This selected unaudited pro forma condensed combined financial data should be read in conjunction with the separate historical financial statements and accompanying notes of Media 100 and Digital Origin, which are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 97. The unaudited pro forma condensed combined financial data does not reflect any cost savings anticipated as a result of the merger. You should not rely on the selected unaudited pro forma condensed combined financial data as an indication of the results of operations or financial position that would have been achieved if the merger had taken place earlier or of the results of operations or financial position of Media 100 after the completion of the merger.



    We have included detailed unaudited pro forma condensed combined financial information beginning on page 50. All per share data has been adjusted to reflect Digital Origin's one-for-ten reverse stock split which was effected on March 9, 1998.


                                                                   YEAR ENDED NOVEMBER 30,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................   $64,832     $57,351     $77,810
Operating loss..............................................    (2,017)    (13,913)    (27,242)
Net income applicable to common stockholders................     6,419         603       1,613
Net income per share applicable to common stockholders:
  Basic.....................................................      0.57        0.05        0.15
  Diluted...................................................      0.54        0.05        0.14
Weighted average common shares outstanding:
  Basic.....................................................    11,307      11,226      11,029
  Diluted...................................................    11,880      11,244      11,200

                                                                    AS OF NOVEMBER 30,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities............  $32,027    $33,034    $55,800
Working capital.............................................   22,530     16,581     37,055
Total assets................................................   52,738     55,028     77,031
Long-term debt..............................................       --         --         --
Stockholders' equity........................................   31,130     25,390     46,001

                  UNAUDITED COMPARATIVE PER SHARE INFORMATION

    We have summarized below the per share information for our respective companies on a historical, pro forma combined and equivalent basis. The Pro Forma Combined per share amounts and Digital Origin's historical per share amounts have been adjusted to reflect Digital Origin's one-for-ten reverse stock split which was effected on March 9, 1998. The Digital Origin Equivalent Pro Forma amounts are calculated by multiplying the Pro Forma Combined per share amounts by 0.5347, the exchange ratio.

                                                                      FISCAL YEAR(1)
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
MEDIA 100--HISTORICAL:
Net Income (loss) per common share--diluted.................   $0.06      $(0.97)    $0.07
Cash dividends declared per common share....................      --          --        --
Book value per common share.................................    3.68        3.68      4.62

DIGITAL ORIGIN--HISTORICAL:
Net Income per common share--diluted........................    1.02        1.57      0.18
Cash dividends declared per common share....................      --          --        --
Book value per common share.................................    0.19       (0.92)     1.48

PRO FORMA COMBINED:
Net Income per common share--diluted........................    0.54        0.05      0.14
Cash dividends declared per common share....................      --          --        --
Book value per common share.................................    2.71        2.26      4.13

DIGITAL ORIGIN EQUIVALENT PRO FORMA:
Net Income per common share--diluted........................    0.29        0.03      0.07
Cash dividends declared per common share....................      --          --        --
Book value per common share.................................    1.45        1.21      2.21

------------------------

(1)Media 100's fiscal year ends on November 30; Digital Origin's fiscal year ends on September 30. The pro forma combined information reflects the combination of Media 100's historical information as of and for fiscal years ended November 30 and Digital Origin's historical information as of and for fiscal years ended September 30.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

    Media 100 common stock is traded on the Nasdaq National Market under the symbol "MDEA." Digital Origin common stock is traded on the Nasdaq SmallCap Market under the symbol "DODV."

    The following table sets forth the closing prices per share of Digital Origin common stock as reported on the Nasdaq SmallCap Market, the closing prices per share of Media 100 common stock as reported on the Nasdaq National Market and the equivalent value of a Digital Origin share at the exchange ratio on

    - December 27, 1999, the last full trading day preceding public announcement that Media 100 and Digital Origin had entered into the merger agreement, and


    - April 3, 2000, the last full trading day for which closing prices were available at the time of the printing of this joint proxy statement/prospectus.


    The equivalent per share price is calculated by multiplying the closing price of a share of Media 100 common stock on that date by 0.5347, the exchange ratio. This equivalent per share price reflects the then current trading value of the Media 100 common stock you would receive for each share of your Digital Origin common stock if the merger was completed after the close of trading on either of those dates.


                                                     DIGITAL
                                                     ORIGIN           MEDIA 100        EQUIVALENT
                                                     COMMON            COMMON              PER
                                                      STOCK             STOCK          SHARE PRICE
                                                 ---------------   ---------------   ---------------
December 27, 1999..............................  $         8.62    $        27.00    $         14.44
April 3, 2000..................................  $        14.31    $        27.00    $         14.44


    Because the market price of Media 100 common stock may increase or decrease before the completion of the merger, you are urged to obtain current market quotations.

                      RISK FACTORS RELATING TO THE MERGER

    THE MERGER AND AN INVESTMENT IN MEDIA 100 COMMON STOCK INVOLVES NUMEROUS RISKS. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO VOTE FOR THE MERGER.

SHAREHOLDERS OF DIGITAL ORIGIN WILL RECEIVE A FIXED NUMBER OF SHARES OF MEDIA 100 COMMON STOCK IN THE MERGER, EVEN THOUGH THE MARKET VALUE OF DIGITAL ORIGIN COMMON STOCK OR MEDIA 100 COMMON STOCK COULD CHANGE


    If you are a shareholder of Digital Origin, you will receive .5347 of a share of Media 100 common stock for each share of Digital Origin common stock you hold regardless of any increase or decrease in the price of the common stock of either Media 100 or Digital Origin. Accordingly, the specific dollar value of the Media 100 common stock to be received by you upon completion of the merger will depend on the market value of the Media 100 common stock at the time of completion of the merger. Furthermore, Digital Origin is not permitted to "walk away" from the merger or resolicit the vote of its shareholders based solely on changes in the market value of the Media 100 common stock before completion of the merger. Stockholders of Media 100 and Digital Origin are urged to obtain current market quotations for Media 100 common stock and Digital Origin common stock.


ALTHOUGH MEDIA 100 AND DIGITAL ORIGIN EXPECT THAT THE MERGER WILL RESULT IN BENEFITS, THOSE BENEFITS MAY NOT BE REALIZED


    Our boards of directors determined that the merger is in the best interests of our respective stockholders based in part on the potential complementary effects of combining the assets, personnel and operational expertise of Media 100 and Digital Origin. However, the integration of businesses involves a number of special risks. In particular, management's attention may be diverted from other business concerns in order to integrate the operations and systems of the two companies, which may prove difficult. In addition, there may be delays or difficulties in effecting an integrated distribution network and challenges in retaining the customers and suppliers of the combined businesses. Moreover, challenges will be presented in assimilating and retaining personnel. These and other difficulties associated with the merger may lead to potential adverse short-term and long-term effects on operating results.


MEDIA 100 FACES RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS WHICH COULD DILUTE MEDIA 100 STOCK OR ADVERSELY AFFECT MEDIA 100'S GROWTH STRATEGY

    Media 100 may prior to and after the merger incur debt to finance future acquisitions or may issue its securities in connection with future acquisitions which may dilute the stock held by Media 100's stockholders. In addition, if Media 100 is unable to successfully complete and integrate acquisitions in a timely manner, Media 100's growth strategy could be adversely affected.

CERTAIN DIGITAL ORIGIN OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER

    The directors and certain officers of Digital Origin have arrangements that provide them with interests in the merger that are different from, or in addition to, yours. Such interests include the acceleration of certain Digital Origin stock options, employment agreements, directorship arrangements, severance payments and continuing indemnification against certain liabilities. As a result, these directors and officers could be more likely to vote to approve the merger agreement and the transactions contemplated thereby than Digital Origin shareholders generally. See "The Merger--Interests of Certain Persons in the Merger" on page 30.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT DIGITAL ORIGIN AND THE PRICE OF ITS COMMON STOCK

    If the merger is not completed, Digital Origin may be subject to a number of material risks, including the following:

    - Digital Origin may be required to pay Media 100 a termination fee of $1.62 million and reimburse Media 100 for expenses it incurs in connection with the merger, which could have a material effect on its financial position;

    - the market prices of Digital Origin common stock may decline to the extent that the current market prices of Digital Origin common stock reflect a market assumption that the merger will be completed; and

    - costs related to the merger, such as legal and accounting fees and expenses and financial advisor expenses, must be paid even if the merger is not completed.

    Furthermore, if the merger agreement is terminated and Digital Origin's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a party willing to pay an equivalent or more attractive price than that to be paid in this proposed merger. In addition, while the merger agreement is in effect, subject to certain limited exceptions, Digital Origin is prohibited from soliciting, cooperating with, or furnishing non-public information regarding Digital Origin to, or negotiating or entering into an agreement with, any party regarding any proposal for extraordinary transactions, such as a merger, sale of assets or other business combination.


    In addition, Media 100 and Digital Origin have entered into a non-exclusive, perpetual OEM development and license agreement. The Digital Origin technology that is subject to the development and license agreement represents a significant portion of Digital Origin's technology. Failure to complete the merger will not affect Media 100's right to license the technology which is subject to the development and license agreement. As a result, third parties may be deterred from making an offer to acquire Digital Origin. See "The OEM Development and License Agreement" on page 47.



FAILURE TO QUALIFY FOR POOLING-OF-INTERESTS ACCOUNTING TREATMENT WILL NEGATIVELY IMPACT REPORTED OPERATING RESULTS


    If, after completion of the merger, it is determined that the merger does not qualify for pooling-of-interests accounting treatment, the purchase method of accounting would apply. Under that method, the estimated fair value of Media 100 common stock issued in the merger would be recorded as the cost of acquiring Digital Origin. That cost would be allocated first to the individual assets acquired and liabilities assumed according to their respective fair values and then to specifically identifiable intangible assets, with the excess of the estimated fair value of Media 100 common stock over the fair value of net assets acquired recorded as goodwill. The portion of purchase price allocated to specific intangible assets and goodwill would then be amortized over a period of years resulting in decreased earnings for those years.

MEDIA 100 MAY BE UNABLE TO KEEP PACE WITH THE RAPID CHANGES IN ITS INDUSTRY

    The market for Media 100's products is characterized by rapid technological change, frequent new product introductions and evolving industry standards. Customer preferences in this market are difficult to predict and changes in those preferences could render Media 100's current or future products unmarketable. The introduction of products embodying new technologies by Media 100's competitors and the emergence of new industry standards could render existing products as well as new products being introduced obsolete and unmarketable.

    Media 100's success depends upon its ability to address the increasingly sophisticated needs of customers, to enhance existing products and to develop and introduce, on a timely basis, new competitive products that keep pace with technological developments and emerging industry standards, including developments and standards with respect to the Internet. Risks inherent in the transition to new products include the difficulty in forecasting customer demand accurately, the inability to expand production to meet demand for new products or constrict production of products being replaced and delays in initial shipments of new products. Further risks inherent in new product introductions include the uncertainty of price-performance relative to products of competitors, competitors' responses to the introductions and the desire of customers to evaluate new products for longer periods of time. There can be no assurance that Media 100 will be able to effectively manage the transitions to new products or new technologies. If Media 100 cannot successfully identify, manage, develop, manufacture or market product enhancements or new products, its business will be materially and adversely affected.

THE MERGER MAY RESULT IN A LOSS OF CUSTOMERS, SUPPLIERS AND EMPLOYEES

    Certain customers, including end users, resellers and original equipment manufacturers, may seek alternative sources of product and/or service after the announcement of the merger due to, among other reasons, a desire not to do business with the combined company or perceived concerns that the combined company may not continue to support and develop certain product lines. Management of Digital Origin and Media 100 anticipate that the combined company may experience some customer attrition by reason of announcement of the merger or after the merger is completed. Difficulties in combining operations can also result in the loss of key employees or suppliers and potential disputes or litigation with customers, suppliers, resellers or others. There can be no assurance that any steps taken by management to counter such potential increased customer, supplier or employee attrition will be effective. Failure by management to control attrition could have an adverse effect on the combined company's business, financial condition and operating results.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION


    This joint proxy statement/prospectus and the documents incorporated by reference into it contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on Media 100's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.


    In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page 14 of this joint proxy statement/prospectus and in documents incorporated by reference herein.

                                   THE MERGER

BACKGROUND OF THE MERGER

    On March 15, 1999, Mr. John Molinari, Media 100's Chief Executive Officer, Mr. Steven Shea, Media 100's Vice President of Finance, Treasurer and Secretary, and Mr. Anthony Dolph, Media 100's Vice President of Business Development met with Mr. Mark Housley, Digital Origin's Chairman and Chief Executive Officer, to discuss the possibility of a business combination between Media 100 and Digital Origin. Mr. Housley indicated that Digital Origin was not interested in such a transaction with Media 100 at that time.

    On September 10, 1999, Mr. Molinari and Mr. Housley met to discuss the possibility of a business combination.

    On October 14, 1999, Mr. Molinari called Mr. Housley proposing that the two of them, together with Mr. Shea, meet. Mr. Molinari indicated that he would like to explore the possibility of a business combination at the meeting. A meeting was scheduled for October 19, 1999.

    On October 19, 1999, Mr. Housley met with Mr. Molinari and Mr. Shea. At the meeting, they discussed the possibility of a business combination between Media 100 and Digital Origin.

    At a meeting of Digital Origin's board of directors held on October 20, 1999, Mr. Housley briefed Digital Origin's board of directors on his meeting with Mr. Molinari and Mr. Shea. Mr. Housley provided the directors with an overview of Media 100's business and operations and a preliminary review of possible benefits that could result from a business combination. Digital Origin's board of directors authorized Digital Origin's management to pursue further discussions regarding a business combination with Media 100, as well as other alternatives.

    On November 10, 1999, Mr. Molinari, Mr. Housley, Mr. Dolph, Mr. Shea and Mrs. Mary Bobel, Digital Origin's Chief Financial Officer, along with Digital Origin's legal counsel, Fenwick & West LLP, met to discuss further the possibility of a business combination. At this meeting Digital Origin and Media 100 entered into a mutual confidentiality agreement.

    On November 12, 1999, Digital Origin's board of directors held a special telephonic meeting to review the status of discussions.

    At a special meeting of Media 100's board of directors held on November 24, 1999, Mr. Molinari and Mr. Shea briefed Media 100's board of directors on their meetings with Mr. Housley. Mr. Molinari and Mr. Shea provided the directors with an overview of Digital Origin's business and operations and a preliminary review of possible benefits that could result from a business combination. Media 100's board of directors authorized Media 100's management to pursue further discussions regarding a business combination with Digital Origin and to engage legal and financial advisors to assist Media 100 with the potential business combination.

    On November 30, 1999, the parties mutually determined to suspend discussions of a possible business combination in light of then current market conditions.

    On December 6, 1999, Mr. Shea called Mr. Housley and proposed that the two meet in order to resume discussions of a possible business combination.

    On December 8, 1999, Mr. Shea and Mr. Housley met and discussed a potential business combination whereby Media 100 would acquire Digital Origin through a merger.

    On December 9, 1999, senior management of Digital Origin and Media 100, their respective counsel and Media 100's auditors began due diligence reviews of the other company's business.

    On December 10, 1999, a draft of the merger agreement was circulated to senior management and the advisors of each company.

    At a special meeting of Media 100's board of directors held on December 13, 1999, Media 100's senior management updated its board of directors on the possibility of a business combination with Digital Origin.

    Over the following week, Mr. Housley, Mr. Molinari, Mr. Shea and their respective counsel held telephone discussions to further review matters relating to the proposed business combination, including additional information requirements.

    At a meeting of Digital Origin's board of directors held on December 15, 1999, Digital Origin's senior management updated its board of directors on the possibility of a business combination with Media 100, and Digital Origin's board of directors authorized Digital Origin's senior management to engage a financial advisor.

    Thereafter, Digital Origin retained First Security Van Kasper to provide financial advisory services to Digital Origin regarding the proposed business combination with Media 100. On December 16, 1999, Media 100 retained U.S. Bancorp Piper Jaffray to provide financial advisory services to Media 100 regarding the proposed business combination with Digital Origin.

    Over the next week, Media 100 and its advisors and Digital Origin and its advisors continued due diligence reviews of one another's business.


    At a meeting of Media 100's board of directors held on December 22, 1999, Media 100's senior management made presentations regarding the proposed business combination and the status of the negotiations and discussions about the merger agreement and the other arrangements. At that meeting, U.S. Bancorp Piper Jaffray and Media 100's legal counsel, Skadden, Arps, Slate, Meagher and Flom LLP, made presentations to Media 100's board of directors regarding the proposed business combination. U.S. Bancorp Piper Jaffray delivered to the board of directors of Media 100 its oral opinion, subsequently confirmed in writing, that as of that date and based upon and subject to the assumptions, factors and limitations set forth in the opinion, the consideration proposed to be paid by Media 100 in the proposed merger was fair, from a financial point of view to Media 100 as of the date thereof. After further review and discussion, Media 100's board of directors instructed Media 100's senior management and advisors to continue negotiation of the outstanding issues, including obtaining an OEM development and license agreement with Digital Origin and, subject to resolutions of those issues and completion of the due diligence review of Digital Origin, unanimously approved the merger agreement.


    At a special telephonic meeting of Digital Origin's board of directors, held on December 23, 1999, the Digital Origin board of directors reviewed the status of the discussions.

    Over the next week, the parties completed their due diligence review and negotiated the remaining outstanding issues, including the OEM development and license agreement.

    At a special telephonic meeting of Digital Origin's board of directors, held on December 26, 1999, the Digital Origin board of directors reviewed the status of the discussions.


    At a special telephonic meeting of Digital Origin's board of directors held on December 27, 1999, the Digital Origin board of directors considered the merger. At the same meeting Van Kasper, made a presentation to Digital Origin's board of directors regarding the proposed business combination. Van Kasper delivered its opinion to Digital Origin's board of directors that the exchange ratio was fair, from a financial point of view, to Digital Origin's shareholders. After further review and discussion, Digital Origin's board of directors unanimously approved the merger agreement.


    On December 28, 1999, the merger agreement and the OEM development and license agreement were executed by the parties thereto and Digital Origin and Media 100 issued a joint press release.

REASONS FOR THE MERGER

MEDIA 100'S REASONS FOR THE MERGER

    The Media 100 board of directors believes that the merger will be beneficial to Media 100 and its stockholders. In particular, the Media 100 board of directors believes that the combined company will realize the following benefits:

    - The combination of Digital Origin's digital editing and effects software applications with Media 100's streaming media production tools and applications will position the combined company as the premier supplier of streaming media production tools for the Internet by allowing it to be the first company to offer fully integrated Internet video production and streaming tools to all segments of the market;


    - The combined company will be in a position to address the video creation and streaming needs of a broad range of customers, from consumers and web site designers to video professionals and high-end Internet broadcasters and the combined company's products will address every aspect of streaming media production from video capture, editing and effects to Internet streaming and DVD authoring;



    - The combined company will be in a position to target Internet desktops with low-cost applications that allow personal computer users to capture, edit and stream video on the Internet using a single, integrated and easy-to-use application;


    - The combined company may realize operating synergies as a result of the merger due to increased cost and revenue efficiencies; and

    - The combined company will benefit from the combined technological, operational and management expertise of Media 100's and Digital Origin's personnel.

DIGITAL ORIGIN'S REASONS FOR THE MERGER

    The decision of Digital Origin's board of directors to authorize and recommend approval of the merger resulted from careful consideration of a range of strategic alternatives conducive to maximizing shareholder value, including other possible business combinations and continued independent operations. The merger was considered superior to these alternatives for several reasons:

    - The implied value for each share of common stock resulting from the exchange ratio was at a significant premium to the share market price upon entering into the merger agreement;

    - The potential growth in sales of Digital Origin software was estimated to be significantly greater if the software could be sold in conjunction with Media 100 streaming technology;

    - Digital Origin's senior management team was highly supportive of the merger even though such personnel had no commitments for continued employment after the merger;

    - There appeared to be no other suitable merger candidate capable of presenting a superior value for shareholders;

    - Pursuit of growth opportunities on an independent basis would likely require raising additional equity;

    - The combination of technologies and management teams appeared to present an excellent opportunity to establish the merged company as the industry leader in providing tools for the creation and editing of streaming media on the Internet;

    - The review of various diligence materials by legal and accounting professionals and internal management reports did not generate significant contrary considerations; and

    - Digital Origin's financial advisor, First Security Van Kasper, reached the conclusion that the exchange ratio was fair to Digital Origin shareholders from a financial point of view.


    Negative factors were also considered. Many of these are summarized in "Risk Factors" on page 14. In particular, Digital Origin's board of directors considered:

    - The risk that the implied value premium might be reduced prior to the effective time as a result of fluctuations in the market price of Media 100 stock;

    - The risk that the merger might not be concluded and the resulting associated costs;

    - The risk that the perceived synergies between the companies might not be realized;

    - The risk of management or staffing difficulties before and after the merger;

    - The risk that certain customers or suppliers may view the merger negatively;

    - The risk of defaulting under the merger agreement; and

    - The risk of paying a termination fee or expense reimbursements under the merger agreement.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

RECOMMENDATION OF THE MEDIA 100 BOARD OF DIRECTORS

    AFTER CAREFUL CONSIDERATION, THE MEDIA 100 BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THE MERGER TO BE FAIR TO THE MEDIA 100 STOCKHOLDERS AND IN THEIR BEST INTERESTS. THE MEDIA 100 BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE MEDIA 100 STOCKHOLDERS APPROVE THE ISSUANCE OF MEDIA 100 COMMON STOCK IN THE MERGER.

RECOMMENDATION OF THE DIGITAL ORIGIN BOARD OF DIRECTORS

    AFTER CAREFUL CONSIDERATION, THE DIGITAL ORIGIN BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THE MERGER TO BE FAIR TO THE DIGITAL ORIGIN SHAREHOLDERS AND IN THEIR BEST INTERESTS AND DECLARED THE MERGER ADVISABLE. THE DIGITAL ORIGIN BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE DIGITAL ORIGIN SHAREHOLDERS APPROVE THE MERGER AGREEMENT.

    In considering the recommendations of the Digital Origin board of directors with respect to the merger agreement, you should be aware that certain directors and officers of Digital Origin have certain interests in the merger that are different from, or are in addition to the interests of the Digital Origin shareholders generally. See "--Interests of Certain Persons in the Merger" on page 30.

OPINION OF MEDIA 100'S FINANCIAL ADVISOR

    Media 100 retained U.S. Bancorp Piper Jaffray to render to the board of directors of Media 100 an opinion as to the fairness, from a financial point of view, of the consideration to be paid to the Digital Origin shareholders in the merger.

    U.S. Bancorp Piper Jaffray delivered to the board of directors of Media 100 on December 22, 1999 its oral opinion (subsequently confirmed by its written opinion), that as of that date and based upon and subject to the assumptions, factors and limitations set forth in the opinion and described below, the consideration proposed to be paid to Digital Origin shareholders in the proposed merger was fair, from a financial point of view, to Media 100.

    While U.S. Bancorp Piper Jaffray rendered its opinion and provided certain analyses to the board of directors of Media 100, U.S. Bancorp Piper Jaffray was not requested to and did not make any recommendation to the board of directors as to the specific form or amount of the consideration to be paid by Media 100 in the proposed merger, which was determined through negotiations between Digital

Origin and Media 100. U.S. Bancorp Piper Jaffray's written opinion, which was directed to the Media 100 board of directors, addresses only the fairness, from a financial point of view, of the proposed consideration to be paid by Media 100 in the proposed merger, does not address Media 100's underlying business decision to participate in the merger and does not constitute a recommendation to any Media 100 stockholder as to how a stockholder should vote with respect to the issuance of Media 100 common stock in the merger.

    The full text of the written opinion of U.S. Bancorp Piper Jaffray, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix B and incorporated herein by reference. The summary contained herein is qualified in its entirety by reference to the full text of the opinion. We urge the stockholders of Media 100 to read the opinion in its entirety.

    In arriving it its opinion, U.S. Bancorp Piper Jaffray's review included:

    - a draft dated December 20, 1999 of the merger agreement;

    - selected financial, operating and business information related to Media 100 and Digital Origin;

    - publicly available market and securities data of Media 100, Digital Origin and of selected public companies deemed comparable to Media 100 and Digital Origin;

    - to the extent publicly available, financial information relating to selected transactions deemed comparable to the proposed merger; and

    - internal financial information of Digital Origin and Media 100 prepared for financial planning purposes and furnished by Digital Origin and Media 100 management.

    In addition, U.S. Bancorp Piper Jaffray conducted discussions with members of senior management of Media 100 and Digital Origin concerning the financial condition, current operating results and business outlook of Media 100, Digital Origin and the combined company following the merger.

    In delivering its opinion to the board of directors of Media 100, U.S. Bancorp Piper Jaffray presented to the board of directors information containing various analyses and other information material to the opinion. Here is a summary of the analyses and other information:

    IMPLIED CONSIDERATION

    Giving effect to an exchange ratio of .5347, the resulting implied value of Media 100 stock consideration of $14.40 per share of Digital Origin common stock (based on the closing trading price for Media 100 common stock on December 21, 1999 of $26.94) and information from Digital Origin on the outstanding Digital Origin common shares and common share equivalents, U.S. Bancorp Piper Jaffray calculated the aggregate implied value of the stock consideration payable in the transaction for Digital Origin common stock to be approximately $95.4 million. Based on information from Media 100 regarding Media 100 common stock and common stock equivalents, U.S. Bancorp Piper Jaffray also calculated that shareholders of Digital Origin would be issued an aggregate of approximately 26.8% of the total Media 100 common stock and common stock equivalents outstanding after the merger. Giving effect to outstanding debt and cash, U.S. Bancorp Piper Jaffray calculated an implied company value (equity value plus debt less cash) for Digital Origin of $91.8 million.

    DIGITAL ORIGIN MARKET ANALYSIS

    U.S. Bancorp Piper Jaffray reviewed the stock trading history of Digital Origin common stock. U.S. Bancorp Piper Jaffray presented the recent common stock trading information contained in the following table:

Closing price on December 21, 1999..........................  $10.25
30 trading day closing average..............................    9.68
60 trading day closing average..............................    8.17
90 trading day closing average..............................    7.07
180 trading day closing average.............................    5.31
52 week high trade..........................................   15.00
52 week low trade...........................................    1.94

    U.S. Bancorp Piper Jaffray also presented selected price and volume distribution data and illustrated the relative stock price performance of Digital Origin against the comparable group described below and the NASDAQ Stock Market.

    DIGITAL ORIGIN COMPARABLE COMPANY ANALYSIS

    U.S. Bancorp Piper Jaffray compared financial information and valuation ratios relating to Digital Origin derived from the implied value payable in the merger to corresponding data and ratios from five publicly traded companies deemed comparable to Digital Origin. This group included Adobe Systems, Avid Technology, Macromedia, Inc., MetaCreations Corporation and Pinnacle Systems. This group was selected from companies with a market capitalization greater than $35 million that operate in Digital Origin's industry and were companies otherwise deemed comparable by U.S. Bancorp Piper Jaffray. For purposes of this and other analysis performed by U.S. Bancorp Piper Jaffray, net income per share for Digital Origin for the latest twelve months and 1999 excluded other income, net, of Digital Origin.

    This analysis produced multiples of selected valuation data as follows:

                                                             COMPARABLE COMPANIES
                                        DIGITAL    -----------------------------------------
                                         ORIGIN      LOW        MEAN      MEDIAN      HIGH
                                        --------   --------   --------   --------   --------
Company value to latest twelve months
  revenue.............................    6.9x       0.3x        6.8x       5.7x      18.5x
Company value to estimated calendar
  1999 revenue........................    6.4x       0.4x        6.4x       5.4x      17.1x
Company value to estimated calendar
  2000 revenue........................    4.4x       0.4x        4.8x       4.0x      12.2x
Share price to latest twelve months
  net income per share................    NEG        NEG        59.5x      45.0x     133.3x
Share price to estimated calendar 1999
  net income per share................    NEG        NEG        65.9x      50.9x     120.6x
Share price to estimated calendar 2000
  net income per share................  110.8x      26.9x       44.3x      32.1x     101.2x

------------------------

MERGER AND ACQUISITION ANALYSES

    U.S. Bancorp Piper Jaffray reviewed 41 merger and acquisition transactions (the "Comparable Transactions") that it deemed comparable to the merger. It selected these transactions by applying the following criteria:

    - transactions in which the target company was a public or private company;

    - transactions in which the target company operated in the pre-packaged software industry;

    - transactions with an equity value of $50 million to $300 million;

    - transactions in which 100% of the target company was acquired;

    - transactions completed between January 1, 1997 and December 17, 1999;

    - transactions with publicly available information on terms; and

    - transactions which were not repurchases or hostile transactions.

    The analysis is based on information obtained from Securities and Exchange Commission filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

    U.S. Bancorp Piper Jaffray compared the resulting multiples of selected valuation data to multiples for Digital Origin derived from the implied value payable in the merger.

                                                                 COMPARABLE COMPANIES
                                            DIGITAL    -----------------------------------------
                                             ORIGIN      LOW        MEAN      MEDIAN      HIGH
                                            --------   --------   --------   --------   --------
Company value to latest twelve months
  revenue.................................    6.9x       1.1x        3.9x       3.4x       9.0x
Share price to latest twelve months net
  income per share........................    NEG        NEG        37.8x      34.1x      74.0x

    U.S. Bancorp Piper Jaffray reviewed publicly available information for 35 of the Comparable Transactions involving public companies to determine the implied premiums payable in the mergers over recent trading prices. The table below shows a comparison of those premiums to the premium that would be paid to Digital Origin stockholders based on the implied value payable in the merger. The premium calculations for Digital Origin stock are based upon an assumed announcement date of December 22, 1999:

                                                         IMPLIED PREMIUM (DISCOUNT)
                                            ----------------------------------------------------
                                                                COMPARABLE TRANSACTIONS
                                            DIGITAL    -----------------------------------------
                                             ORIGIN      LOW        MEAN      MEDIAN      HIGH
                                            --------   --------   --------   --------   --------
One day before announcement...............    40.5%       2.3%      32.2%      25.6%     100.0%
One week before announcement..............    80.0       (6.7)      45.2       40.4      192.7
One month before announcement.............    34.0        1.0       58.8       49.2      287.1

PRO FORMA ANALYSES

    U.S. Bancorp Piper Jaffray analyzed pro forma effects resulting from the impact of the transaction on the projected earnings per share of the combined company at and for the four fiscal quarters in fiscal 2000 and for the fiscal year ending November 30, 2000 using management estimates for Digital Origin as adjusted by Media 100 management and publicly available estimates for Media 100 prepared by U.S. Bancorp Piper Jaffray Equity Research. Without consideration of synergies that management estimates the combined company may realize following consummation of the transaction, U.S. Bancorp Piper Jaffray determined that the transaction could be dilutive in the fiscal year ending 2000 to the projected stand-alone earnings per share of Media 100.

    Considering pre-tax synergies of up to $0.8 million that management estimates the combined company may realize following consummation of the transaction, U.S. Bancorp Piper Jaffray determined that the transaction could be accretive for the full fiscal year ending 2000 to the projected stand-alone earnings per share of Media 100.

    U.S. Bancorp Piper Jaffray analyzed the expected contributions of each of Digital Origin and Media 100 to revenue, gross profit, operating income, pretax income, and net income of the combined company for the four fiscal quarters in 2000, and the fiscal year ending November 30, 2000 based on the same forward looking information, without synergies, described above. The analysis indicated that during these periods Digital Origin would contribute to the combined entity revenue ranging from 25.8% to 27.3%, gross profit ranging from 28.7% to 29.8%, operating income ranging from 27.6% to 34.4%, pretax income ranging from 19.7% to 26.6%, and net income ranging from 19.7% to 26.6%. Based on information provided to U.S. Bancorp Piper Jaffray at the time of its opinion, U.S. Bancorp Piper Jaffray noted that Digital Origin shareholders were expected to receive an aggregate of approximately 26.8% of the shares of the combined company.

HISTORICAL EXCHANGE RATIO ANALYSIS

    U.S. Bancorp Piper Jaffray analyzed the exchange ratio for this transaction against the "implied" exchange ratio based on average historical stock prices for Media 100 and Digital Origin. U.S. Bancorp Piper Jaffray examined the exchange ratios implied by the thirty, ninety, and one hundred and eighty trading day average stock prices for Media 100 and Digital Origin. This analysis produced the following implied historical exchange ratios and premium (discount) the merger exchange ratio represents:

                                                      HISTORICAL EXCHANGE RATIO AND
                                                                 IMPLIED
                                                           PREMIUMS (DISCOUNT)
                                           DIGITAL    ------------------------------
                                            ORIGIN     30 DAY     90 DAY    180 DAY
                                           --------   --------   --------   --------
Implied Exchange Ratio...................   0.5347x    0.5291x    0.6124x    0.6235x
Implied Premium (Discount)...............                 1.1%    (12.7%)    (14.3%)

ANALYSIS OF MEDIA 100 COMMON STOCK

    U.S. Bancorp Piper Jaffray reviewed general background information concerning Media 100, including recent financial and operating results and outlook, the price performance of Media 100 common stock over the previous twelve months relative to the NASDAQ, and to a comparable company group, and the stock price and volume over selected periods. U.S. Bancorp Piper Jaffray also reviewed the stock trading history of Media 100 common stock at the dates or for the periods indicated below.

Closing price on December 21, 1999..........................  $26.94
30 trading day closing average..............................   18.29
60 trading day closing average..............................   14.34
90 trading day closing average..............................   11.55
180 trading day closing average.............................    8.51
52 week high trade..........................................   32.19
52 week low trade...........................................    4.31

    In addition, U.S. Bancorp Piper Jaffray compared selected financial data and ratios for Media 100 to the corresponding data and ratios for the same comparable company group described above. The stock price used in the calculations was Media 100's closing price of $26.94 on December 21, 1999.

    This analysis produced multiples of selected valuation data as follows:

                                                                           COMPARABLE COMPANIES
                                                 MEDIA           -----------------------------------------
                                                  100              LOW        MEAN      MEDIAN      HIGH
                                          --------------------   --------   --------   --------   --------
Company value to latest twelve months
  revenue...............................                   4.0x     0.3x       6.8x       5.7x      18.5x
Company value to estimated calendar 1999
  revenue...............................                   3.9x     0.4x       6.4x       5.4x      17.1x
Company value to estimated calendar 2000
  revenue...............................                   3.4x     0.4x       4.8x       4.0x      12.2x
Share price to latest twelve months net
  income per share......................                   NEG      NEG       59.5x      45.0x     133.3x
Share price to estimated calendar 1999
  net income per share..................                    NM      NEG       65.9x      50.9x     120.6x
Share price to estimated calendar 2000
  net income per share..................                  53.9x    26.9x      44.3x      32.1x     101.2x

    In reaching its conclusion as to the fairness of the merger consideration and in its presentation to the board of directors, U.S. Bancorp Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. U.S. Bancorp Piper Jaffray believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

    The analyses of U.S. Bancorp Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to Digital Origin, Media 100, or the merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which Digital Origin and Media 100 were compared and other factors that could affect the public trading value of the companies.

    For purposes of its opinion, U.S. Bancorp Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it by Digital Origin and Media 100 or otherwise made available to it and did not assume responsibility for the independent verification of that information. Information prepared for financial planning purposes was not prepared with the expectation of public disclosure. U.S. Bancorp Piper Jaffray relied upon the assurances of the management of Digital Origin and Media 100 that the information provided to it by Digital Origin and Media 100 was prepared on a reasonable basis, the financial planning data and other business outlook information reflects the best currently available estimates of management, and management was not aware of any information or facts that would make the information provided to U.S. Bancorp Piper Jaffray incomplete or misleading.

    For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that the merger will constitute a reorganization for federal income tax purposes and will be treated as a pooling of interests for accounting purposes. Without limiting the generality of the foregoing, for the purpose of its opinion, U.S. Bancorp Piper Jaffray assumed that neither Media 100 nor Digital Origin is a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the merger or in the ordinary course of business. In arriving at its opinion, with Media 100's consent, U.S. Bancorp Piper Jaffray's analysis did not consider the effect of Media 100's acquisition of the assets of Wired, Inc. on Media 100 or the merger. U.S. Bancorp Piper Jaffray also assumed that all necessary regulatory approvals and consents required for the transaction will be obtained in a manner that will not change the purchase price for Digital Origin.

    In arriving at its opinion, U.S. Bancorp Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of Digital Origin or Media 100, and was not furnished with any such appraisals or valuations. In addition, in arriving at its opinion, U.S. Bancorp Piper Jaffray did not perform, with Media 100's consent, a discounted cash flow analysis of potential future cash flows of Digital Origin. U.S. Bancorp Piper Jaffray was not authorized to solicit, and did not solicit, any other party relative to a possible business combination with Media 100. U.S. Bancorp Piper Jaffray analyzed Digital Origin as a going concern and accordingly expressed no opinion as to the liquidation value of any entity. In arriving at its opinion, U.S. Bancorp Piper Jaffray undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Media 100, Digital Origin or any of their respective affiliates is a party or may be subject and, at Media 100's direction and with its consent, U.S. Bancorp Piper Jaffray's opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

    U.S. Bancorp Piper Jaffray expressed no opinion as to the price at which shares of Digital Origin or Media 100 common stock have traded or at which the shares of Digital Origin, Media 100 or the combined company may trade at any future time. The opinion is based on information available to U.S. Bancorp Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. U.S. Bancorp Piper Jaffray has not undertaken to and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

    U.S. Bancorp Piper Jaffray, as a customary part of its investment banking business, evaluates businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. The Media 100 board of directors selected U.S. Bancorp Piper Jaffray because of its expertise, reputation and familiarity with the digital video systems industry. U.S. Bancorp Piper Jaffray maintains a market in the common stock of Media 100. In the ordinary course of its business, U.S. Bancorp Piper Jaffray and its affiliates may actively trade securities of Media 100 or Digital Origin for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities. U.S. Bancorp Piper Jaffray has provided investment banking services to Media 100 in the past for which it received customary fees.

    Under the terms of its engagement letter with Media 100, Media 100 paid U.S. Bancorp Piper Jaffray $250,000 upon rendering its opinion. Whether or not the transaction is consummated, Media 100 has agreed to pay the reasonable out-of-pocket expenses of U.S. Bancorp Piper Jaffray and to indemnify U.S. Bancorp Piper Jaffray against liabilities incurred. These liabilities include liabilities under the federal securities laws in connection with the engagement of U.S. Bancorp Piper Jaffray by the Media 100 board of directors.

OPINION OF DIGITAL ORIGIN'S FINANCIAL ADVISOR

    On December 13, 1999, Digital Origin engaged First Security Van Kasper ("FSVK") to provide financial advisory services to Digital Origin regarding the proposed business combination with Media 100. On December 27, 1999, FSVK delivered a written opinion, dated December 27, 1999, to the board of directors of Digital Origin opining as to the fairness of the exchange ratio to the shareholders of Digital Origin from a financial point of view. FSVK's opinion is limited to the fairness of the exchange ratio, from a financial point of view, to the shareholders of Digital Origin and does not address Digital Origin's underlying business decision to proceed with the merger.

    THE FULL TEXT OF THE WRITTEN OPINION OF FSVK, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX C AND INCORPORATED HEREIN BY REFERENCE. THE SUMMARY CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. WE URGE THE SHAREHOLDERS OF DIGITAL ORIGIN TO CAREFULLY READ THE OPINION IN ITS ENTIRETY.

    In connection with its opinion, among other things, FSVK:

    - Held discussions with certain members of the management of Digital Origin concerning, among other things, the financial and other information provided or reviewed by them, the past and current business operations, financial condition and future prospects of Digital Origin;

    - Reviewed the most recent draft of the merger agreement in the form provided to them by Digital Origin, which was represented to them to be the final version to be executed by the parties;

    - Reviewed certain publicly available documents for Digital Origin and Media 100;

    - Reviewed internal financial projections prepared by the respective managements, including cost savings and other benefits that both managements expect will result from the merger, press releases and certain other information for Digital Origin and Media 100;

    - Reviewed the historical stock prices for Digital Origin and Media 100 and other companies which they determined to be comparable to Digital Origin and Media 100;

    - Reviewed the financial terms, to the extent publicly available, of other recent business combinations which they deemed to be comparable, in whole or in part, to the merger; and

    - Conducted such other financial analysis as they determined, based upon their judgment as investment bankers, to be appropriate for purposes of the opinion.

    In their review FSVK assumed, with the permission of Digital Origin, that the documents to be prepared, used and signed by the parties to formally effect the merger, including this proxy statement and any other disclosure material to be delivered to the shareholders of Digital Origin and Media 100 to elicit any necessary consents to the merger, would effect the merger on the terms set forth in the proposed form of the merger agreement provided to them by Digital Origin, without material alteration.

    FSVK did not negotiate the terms of the merger, nor provide any legal advice with respect to the merger. FSVK did not make or provide an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Digital Origin or Media 100 nor did they make a physical inspection of any of the properties or assets of Digital Origin or Media 100.

    In rendering their opinion, they relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available or furnished or otherwise communicated to them by Digital Origin or Media 100 and relied upon and assumed without independent verification that there has been no material change in the assets, financial condition and business prospects of Digital Origin or Media 100 since the dates of the most recent financial statements made available to them. With respect to financial projections provided to them, they have reviewed those projections, discussed them with Digital Origin's and Media 100's managements and have made certain adjustments where they determined it was appropriate to do so. Independent of the foregoing, FSVK was advised by the managements of Digital Origin and Media 100, and have relied upon and assumed without independent verification:

    - That the projections were reasonably prepared, based upon assumptions reflecting the best currently available estimates and good faith judgments of the managements as to the future performance of Digital Origin and Media 100 and the combined company following the consummation of the merger;

    - That such projections will be realized in the amounts and time periods contemplated thereby; and

    - That neither the management of Digital Origin, nor the management of Media 100, has any information or beliefs that would make the projections incomplete or misleading.

    The opinion was based upon an analysis of the foregoing factors in light of FSVK's assessment of general economic, financial and market conditions as they existed and as they could be evaluated by FSVK as of the date of the opinion and on information made available to them. Although events occurring after the date of the opinion could materially affect the assumptions relied upon in preparing the opinion, FSVK has no obligation to update, revise or reaffirm the opinion.

    The opinion is solely for the benefit and use of the Board of Directors of Digital Origin in its consideration of the merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the merger. Further, the opinion addresses only the financial fairness of the consideration to be paid by Media 100 and does not address the relative merits of the merger and any alternatives to the merger, Digital Origin's underlying decision to proceed with or effect the merger or any other aspect of the merger.

SUMMARY OF METHODS UTILIZED

    Set forth below is a brief summary of the analyses performed by FSVK in connection with the delivery of its written opinion stating that the exchange ratio, as structured on December 27, 1999, was fair to the shareholders of Digital Origin from a financial point of view.

COMPARISONS TO SELECTED PUBLICLY TRADED COMPANIES

    FSVK performed a valuation of Digital Origin using selected financial ratios and multiples of five publicly traded companies, including Media 100, identified by FSVK (consisting of Adobe Systems, Inc., Avid Technology, Inc., Media
100, Inc., MGI Software, Inc. and Pinnacle Systems, Inc.). FSVK utilized several different multiples to derive an implied exchange ratio: the current total capitalization as a multiple of latest-twelve-month actual revenues, calendar year 1999 and 2000 estimated revenues and current share price to estimated calendar 2000 earnings per share. The multiples calculated for the publicly-traded selected companies were as follows: the average multiple of current total capitalization to latest-twelve-month actual revenues was 5.9, adjusted to exclude the highest and lowest multiples, the average multiple of current total capitalization to calendar 1999 estimated revenues was 4.4; the average multiple of current total capitalization to estimated calendar 2000 revenues was 3.7; and the average multiple of current share price to estimated 2000 earnings per share was 33.0, adjusted to exclude the highest and lowest multiples. On the basis of these multiples, FSVK calculated approximate implied exchange ratios. The implied exchange ratios derived from the latest-twelve-month and calendar 1999 revenues multiples were 0.521 and 0.457, respectively, while the implied exchange ratios calculated from calendar 2000 revenue and price to earnings multiples were 0.632 and 0.640, respectively.

    No company used in the above analysis for comparison purposes is identical to Digital Origin. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather it involves complex considerations and judgments as to the financial and operating characteristics of the companies and other factors that could affect the value of the companies to which Digital Origin is being compared.

DISCOUNTED CASH FLOW ANALYSIS.

    FSVK performed a discounted cash flow analysis of Digital Origin utilizing the anticipated future free cash flow streams that Digital Origin would produce over the period from January 1, 2000 through September 30, 2002 if Digital Origin performed in accordance with forecasts provided by its management. FSVK also estimated a terminal value for Digital Origin as of September 30, 2002 by applying an average multiple of 13.5 times Digital Origin's projected EBITDA for the fiscal year ending September 30, 2002. FSVK based the terminal value multiple on actual data from comparable merger and acquisition transactions from February 1997 through December 1999. The free cash flow streams and terminal value were discounted to their present value as of December 27, 1999, using a range of discount rates from 17.7% to 19.7%, reflecting different assumptions regarding Digital Origin's weighted average cost of capital. On the basis of these calculations, FSVK determined approximate implied exchange ratios ranging from 0.344 to 0.359.

SELECTED MERGER AND ACQUISITION MERGER ANALYSIS

    FSVK researched a variety of merger and acquisition transaction data sources, including merger databases, public filings, analyst reports and trade publications for the time period from September 1995 to the date of its analysis. FSVK located 41 merger and acquisition transactions involving companies with similar business models. Upon further examination, 27 transactions were eliminated because of insufficient data to draw conclusions regarding valuation, differences in transaction size or incompatible underlying deal structure. FSVK used the remaining 14 transactions to derive an implied exchange ratio utilizing the multiple of the enterprise value of each transaction to the revenue of each corresponding target for the twelve-month period prior to the transaction. The average multiple of enterprise value to latest-twelve-month revenues was 2.8. On the basis of this average multiple, FSVK calculated an implied exchange ratio of 0.248.

    The forecast and projections furnished to FSVK for Digital Origin and Media 100 were prepared by the managements of the companies. As a matter of policy, the companies do not publicly disclose internal management forecasts, projections or estimates of the type furnished in connection with FSVK's analysis of the merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.

    The summary set forth above describes the material analyses performed by FSVK and does not purport to be a complete description of such analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, the evaluation of fairness of the exchange ratio, from a financial point of view, as of the date of the written opinion was to some extent a subjective one based on the experience and judgment of FSVK, and not merely the result of mathematical analysis of the financial data. Therefore, notwithstanding the separate factors summarized above, FSVK believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses by which FSVK reached its opinion.

    In performing its analyses, FSVK made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, in addition to the financial assumptions described above. The analyses performed by FSVK are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of FSVK's analysis of the merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold or the prices at which any securities of Digital Origin or the post-merger combined company may trade at any time in the future. Furthermore, FSVK may have given certain analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be FSVK's view of the actual value of Digital Origin, Media 100 or the post-merger combined company.

METHOD OF SELECTION/QUALIFICATIONS OF FSVK.

    The Board of Directors of the Company retained FSVK to act as its financial advisor based upon FSVK's qualifications, experience and expertise. FSVK, as part of its investment banking activities, regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. FSVK, a wholly-owned subsidiary of First Security Corporation, is a full service investment banking and brokerage firm specializing in emerging growth and middle market companies.

RELATIONSHIP/COMPENSATION

    Pursuant to a letter agreement dated December 13, 1999, Digital Origin engaged FSVK to act as its financial advisor in connection with the merger. Under the letter agreement, Digital Origin has agreed to pay FSVK a fee of $150,000 in connection with rendering its opinion. In addition, Digital Origin has agreed to reimburse FSVK for its out of pocket expenses and has agreed to indemnify FSVK against certain liabilities relating to or arising of the services provided by FSVK.

    Other than the letter agreement referred to above, FSVK has no affiliations with the Digital Origin or Media 100. The Company did not instruct FSVK with respect to the methodologies or conclusions reached in connection with the opinion or impose any limitations on FSVK in respect thereof.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Digital Origin board of directors with respect to the merger agreement and the transactions contemplated thereby, you should be aware that certain members of the management of Digital Origin and the Digital Origin board of directors have certain interests in the merger that are in addition to, or different from, the interests of shareholders of Digital Origin generally. The Digital Origin board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

OPTIONS

    In the merger, each option to purchase Digital Origin common stock will be assumed by Media 100 and will automatically be converted into an option to purchase Media 100 common stock with appropriate adjustments in share amounts and the exercise prices to reflect the exchange ratio in the merger. Each outstanding option to purchase shares of Digital Origin common stock issued pursuant to the Digital Origin Directors' Stock Option Plan will accelerate. The total number of outstanding options subject to acceleration is not expected to exceed 1,000. See "The Merger Agreement--Treatment of Digital Origin Stock Options and Warrants" on page 41.

EMPLOYMENT AGREEMENTS

    Digital Origin has a preexisting employment agreement dated December 20, 1996, with Mark Housley, the Chief Executive Officer and Chairman of the Board of Digital Origin. This employment agreement provides that, if following an acquisition of Digital Origin, Mr. Housley is not offered the position of President and Chief Operating Officer of the surviving corporation, the board of directors of the surviving corporation may ask Mr. Housley to assist the surviving corporation during a one year transition period on up to a full time basis for the first six months and on up to a 20% basis for the next six months. If Mr. Housley complies with the surviving corporation's request to assist the surviving corporation or if the surviving corporation does not request
Mr. Housley's assistance during the transition period, Mr. Housley will receive his normal salary and benefits.

CERTAIN EMPLOYMENT AND DIRECTORSHIP MATTERS

    The officers of Digital Origin immediately prior to the effective time of the merger will be the initial officers of the Digital Origin after the merger. All current Digital Origin board members will resign, and the directors of Derringer Acquisition Corp. will be the initial directors of Digital Origin as of the effective time of the merger.


    In the merger agreement, Media 100 agreed to include in this joint proxy statement/prospectus a proposal that Mark Housley and Carl Rosendahl, current directors of Digital Origin, be elected to the Media 100 board of directors effective as of the effective time of the merger. See "The Media 100 Annual Meeting--Matters to be Considered at the Media 100 Annual Meeting" on page 70.


INDEMNIFICATION AND INSURANCE


    Media 100 has agreed to maintain in effect all rights to certain indemnification and exculpation for directors, officers and employees of Digital Origin and its subsidiaries. These rights include indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing as of the date of the merger agreement and are set forth in Digital Origin's Articles of Incorporation and Bylaws and each contractual indemnification agreement of Digital Origin with its directors and officers. After the merger, Media 100 will cause any successor to Digital Origin by merger or sale of all or substantially all assets to assume these indemnification obligations of Digital Origin and will guarantee the performance of these obligations with respect to claims related to transactions contemplated by the merger agreement.


    For five years after the effective time of the merger, Media 100 will cause Digital Origin (or any successor of Digital Origin by merger or sale of all or substantially all assets) to maintain in effect the current policies of directors' and officers' and fiduciary liability insurance maintained by Digital Origin covering claims arising from facts or events occurring at or before the effective time of the merger. Alternatively, Digital Origin may substitute other policies for the current policies if the substituted policies are on terms with respect to coverage and amounts no less favorable to the former officers and directors of Digital Origin than those in effect on the date of the merger agreement. Digital Origin (or its successor), however, will not be required to pay more than 125% of the current amount paid by Digital Origin to maintain this insurance and if a greater amount is required to maintain this insurance, Digital Origin (or its successor) will only be required to maintain as much coverage as can be obtained for aggregate premiums of 125% of the current amount paid by Digital Origin for such coverage.

COMPLETION AND EFFECTIVENESS OF THE MERGER

    The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval and adoption of the merger agreement by the shareholders of Digital Origin. The merger will become effective upon the filing of the agreement of merger and officer's certificate with the State of California.

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
STRUCTURE OF THE MERGER AND CONVERSION OF DIGITAL ORIGIN COMMON STOCK


    In accordance with the merger agreement and California law, Derringer Acquisition Corp., a newly-formed and wholly-owned subsidiary of Media 100, will be merged with and into Digital Origin. As a result of the merger, the separate corporate existence of Derringer Acquisition Corp. will cease and Digital Origin will survive as a wholly-owned subsidiary of Media 100. In the merger, each outstanding share of Digital Origin common stock will be converted into the right to receive .5347 of a fully paid and nonassessable share of Media 100 common stock. The number of shares of Media 100 common stock issuable in the merger will be proportionately adjusted for any stock split or stock dividend with respect to Digital Origin common stock or Media 100 common stock effected between the date of the merger agreement and the completion of the merger. The shares of Media 100 to be issued to Digital Origin shareholders as a result of the merger will constitute approximately 26% of the outstanding stock of Media 100 after the merger.



EXCHANGE OF DIGITAL ORIGIN STOCK CERTIFICATES FOR MEDIA 100 STOCK CERTIFICATES



    When the merger is completed, the exchange agent will mail to Digital Origin shareholders a letter of transmittal and instructions for use in surrendering Digital Origin stock certificates in exchange for Media 100 stock certificates. When you deliver your Digital Origin stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your Digital Origin stock certificates will be canceled and you will receive a Media 100 stock certificate representing the number of full shares of Media 100 common stock to which you are entitled under the merger agreement. You will receive a payment of cash in lieu of any fractional shares of Media 100 common stock which would have been otherwise issuable to you as a result of the merger.


    If you want us to issue you a Media 100 stock certificate or a check in lieu of a fractional share in a name other than the name in which your surrendered Digital Origin stock certificate is registered, you must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

    YOU SHOULD NOT SUBMIT YOUR DIGITAL ORIGIN STOCK CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

    You are not entitled to receive any dividends or other distributions on Media 100 common stock until the merger is completed and you have surrendered your Digital Origin stock certificates in exchange for Media 100 stock certificates.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion is a summary of certain U.S. federal income tax consequences of the merger to holders of Digital Origin common stock who exchange such common stock for Media 100 common stock pursuant to the merger. The discussion which follows is based on the Internal Revenue Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion below applies to Digital Origin shareholders which hold their Digital Origin common stock as capital assets. Moreover, the discussion is for general information only and does not address the effects of any state, local or foreign tax laws on the merger. The tax treatment of a Digital Origin shareholder may vary depending upon his or her particular situation, and special rules not discussed below may be relevant to certain shareholders, such as:

    - insurance companies,

    - tax-exempt organizations,

    - financial institutions and broker-dealers,

    - persons who do not hold Digital Origin common stock as capital assets,

    - individuals who received Digital Origin common stock pursuant to the exercise of employee stock options or otherwise as compensation,


    - non-U.S. persons and


    - persons who hold Digital Origin common stock as part of a "straddle," "hedge" or conversion transaction.

    Consummation of the merger is conditioned upon the receipt by Media 100 of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Media 100, and by Digital Origin of an opinion from Fenwick & West LLP, counsel to Digital Origin, dated as of the effective time of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes. The opinions of counsel referred to above are based on certain representations as to factual matters made by Media 100, Digital Origin and Derringer Acquisition Corp., in each case, in form and substance reasonably satisfactory to each of the counsel referred to above. The representations referred to above, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. Neither Media 100 nor Digital Origin is currently aware of any facts or circumstances which would cause any of the representations made to counsel to be untrue or incorrect in any material respect. Opinions of counsel are not binding on the Internal Revenue Service or the courts. Neither Media 100 nor Digital Origin has requested, nor will either request, an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reflected in such opinions, or that a court will not sustain such a challenge.

    TAX IMPLICATIONS TO DIGITAL ORIGIN SHAREHOLDERS:

    Based on the opinions discussed above,

        (i) you will not recognize any income, gain or loss as a result of the receipt of Media 100 common stock in the merger, except to the extent of any cash you receive in lieu of fractional shares of Media 100 common stock;

        (ii) your tax basis for the Media 100 common stock you receive in the merger, including any fractional share interest in Media 100 common stock for which you receive cash, will equal your tax basis in the Digital Origin common stock exchanged therefor;

        (iii) your holding period for the Media 100 common stock you receive in the merger will include the holding period of the Digital Origin common stock surrendered in exchange therefor; and

        (iv) if you receive cash in lieu of a fractional share interest in Media 100 common stock in the merger you will be treated as having received such cash in exchange for such fractional share interest and generally will recognize capital gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the tax basis of the Digital Origin common stock allocable to such fractional share.

    BECAUSE OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, WE URGE YOU TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECT OF U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN AND OTHER TAX RULES, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS.

ANTICIPATED ACCOUNTING TREATMENT


    We intend to account for the merger as a pooling of interests business combination in accordance with generally accepted accounting principles. Under this accounting method, the historical financial information of Media 100 and Digital Origin will be restated to reflect the combined financial position and operations of both companies. We have agreed to use commercially reasonable best efforts to cause the merger to qualify for pooling of interests accounting treatment. It is a condition to completion of the merger that Media 100 be advised by its independent accountants, Arthur Andersen LLP, regarding Arthur Andersen's concurrence with Media 100's management's conclusion that the merger will qualify for pooling of interests accounting treatment and that Digital Origin be advised by its independent auditors, Ernst & Young LLP, regarding Ernst & Young's concurrence with Digital Origin's management's conclusion that Digital Origin meets the necessary criteria as a "combining company" in a merger qualifying for pooling of interests accounting treatment.


DISSENTERS' RIGHTS


    THE REQUIRED PROCEDURE FOR ACQUIRING AND EXERCISING DISSENTERS' RIGHTS SET FORTH IN CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. The rights of holders of Digital Origin common stock to dissent from the merger and demand payment for their shares are governed by Chapter 13 of the California Corporations Code, the full text of which is reprinted as Appendix D. The summary of these rights set forth below is not intended to be complete and is qualified in its entirety by reference to Appendix D. If holders of more than ten percent of the outstanding Digital Origin common stock properly exercise their dissenters' rights, we will be unable to use the pooling of interests accounting method, and as a result the merger might not be completed.



    Under the California Corporations Code, a holder of Digital Origin common stock will have dissenters' rights with respect to the merger if the shareholder seeking to exercise such rights duly files a demand for payment and fully complies with the other requirements of Chapter 13 of the California Corporations Code. If a Digital Origin shareholder complies with these requirements, it will have dissenters' rights to be paid in cash the fair market value of its shares.


    Under the California Corporations Code, "fair market value" is determined as of December 27, 1999, the day before the first announcement of the terms of the merger agreement, excluding any appreciation or depreciation as a consequence of the merger. If the parties are unable to agree on a fair market value, the dissenting shareholder may request that the superior court of the proper court of the State of California determine the fair market value of the shares. The court's decision would be subject to appellate review.

    The terms of the merger agreement were publicly announced on December 28, 1999. On December 27, 1999, the last trading day prior to the public announcement, the high ask and low bid prices for a share of Digital Origin common stock were $9.75 and $8.375, respectively.

    Dissenters' rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares. Persons who are beneficial owners of shares held of record by another person, such as a broker, a bank or a nominee, should instruct the record holder to follow the procedures outlined below if the beneficial owners wish to dissent from the approval of the merger.

    As described more fully below, in order to perfect their dissenters' rights, shareholders of record must:


    - make written demand for the purchase of their dissenting shares to Digital Origin or its transfer agent which is received by Digital Origin or its transfer agent within 30 days after Digital Origin sends notice of the approval of the merger by the Digital Origin shareholders;


    - not vote their dissenting shares in favor of the merger; and

    - submit within 30 days after Digital Origin sends notice of approval of the merger by Digital Origin shareholders, the certificates representing their dissenting shares to Digital Origin or its transfer agent, for notation thereon that they represent dissenting shares.


    Failure to follow any of these procedures may result in the loss of a holder's dissenters' rights.

DEMAND FOR PURCHASE

    A shareholder of Digital Origin who wishes to exercise his or her dissenters' rights must provide written notice upon Digital Origin at its principal offices at 460 E. Middlefield Road, Mountain View, California 94043,
Attn: Corporate Secretary, or upon Digital Origin's transfer agent, ChaseMellon Shareholder Services, demanding that Digital Origin purchase the shares of Digital Origin common stock held by the dissenting shareholder for cash at fair market value.

    The notice must state the number and class of shares held of record which the shareholder demands that Digital Origin purchase and the amount which the dissenting shareholder claims to be the "fair market value" of those shares on December 27, 1999. The dissenting shareholder's statement of fair market value will constitute an offer by the dissenting shareholder to sell his or her shares at that price. A demand will not be effective unless it is received within 30 days after Digital Origin sends notice of shareholder approval of the merger to the dissenting shareholder.

    Dissenting shareholders may not withdraw their demand for payment without the consent of the Digital Origin board of directors. The right of dissenting shareholders to demand payment terminates:

    - if Digital Origin abandons the merger (although dissenting shareholders are entitled upon demand to reimbursement of expenses incurred in a good faith assertion of their dissenters' rights);

    - if the shares are transferred prior to submission for endorsement as dissenting shares; or

    - if Digital Origin and the dissenting shareholders do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action seeking enforcement of payment within six months after the date on which notice of approval of the merger was mailed to the shareholders.

    No shareholder who has a right to demand cash payment for his or her shares will have any right to attack the validity of the merger or have the merger set aside or rescinded, except in an action to test whether Digital Origin has received approval from the number of shares required to approve the merger.

DO NOT VOTE FOR APPROVAL OF THE MERGER


    Dissenting shareholders must not vote their dissenting shares in favor of the merger. Not voting in favor of the merger will not of itself, absent compliance with the provisions of Chapter 13 of the California Corporations Code summarized herein, satisfy the requirement of the California Corporations Code for exercise and perfection of dissenters' rights.


NOTICE OF APPROVAL


    Digital Origin will mail to each shareholder who abstains or votes against the merger a notice of approval of the merger within ten days after the date of shareholder approval of the merger, stating the price determined by Digital Origin to represent the fair market value of the dissenting shares. The statement of price will constitute an offer to purchase any dissenting shares at that price.

SUBMISSION OF STOCK CERTIFICATES

    Within 30 days after the mailing of the notice of approval of the merger, dissenting shareholders must submit to Digital Origin or its transfer agent, at the address set forth above, the certificates representing the dissenting shares to be purchased, for stamping or endorsement with a statement that the shares are dissenting shares or for exchange for certificates of appropriate denomination so stamped or endorsed. The notice of approval of the merger will specify the date by which the submission of certificates for endorsement must be made, and a submission made after that date will not be effective for any purpose.

PURCHASE OF DISSENTING SHARES

    If a dissenting shareholder and Digital Origin agree that the shares are dissenting shares and agree upon the price of the shares, Digital Origin will, upon surrender of the certificates, make payment of the agreed upon amount (plus interest thereon at the legal rate on judgments from the date of the agreement) within 30 days after the agreement on price. Any agreement between dissenting shareholders and Digital Origin fixing the fair market value of any dissenting shares must be filed with the Secretary of Digital Origin.

    If Digital Origin denies that the shares are dissenting shares, or Digital Origin and a dissenting shareholder fail to agree upon the fair market value of the shares, the dissenting shareholder may, within six months after the date on which notice of approval of the merger was mailed to the shareholder, but not thereafter, file a complaint (or intervene in a pending action, if any) in the superior court of the proper county of the State of California, requesting that the superior court determine whether the shares are dissenting shares or the fair market value of the dissenting shares. The superior court may appoint one or more appraisers to determine the fair market value per share of the dissenting shares. The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, will be assessed or apportioned as the superior court considers equitable, but if the fair market value is determined to exceed the price offered to the dissenting shareholder by Digital Origin, then Digital Origin will be required to pay these costs (including, in the discretion of the superior court, attorneys' fees, fees of expert witnesses and, subject to certain limitations, interest at the legal rate on judgments).

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF DIGITAL ORIGIN AND MEDIA 100

    The shares of Media 100 common stock to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of Media 100 common stock issued to any person who is deemed to be an "affiliate" of either of Digital Origin or Media 100 at the time of the Digital Origin special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with either Digital Origin or Media 100 and may include their senior officers and directors, as well as their principal shareholders. Affiliates may not sell their shares of Media 100 common stock acquired in connection with the merger except pursuant to:

    - an effective registration statement under the Securities Act covering the resale of those shares;

    - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

    - any other applicable exemption under the Securities Act.


    Media 100's registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of Media 100 common stock to be received by affiliates of Digital Origin in the merger.

    In the merger agreement, both Media 100 and Digital Origin have agreed to use their commercially reasonable best efforts to obtain from the individuals they believe to be affiliates contractual agreements that these persons will restrict the transfer of shares of Media 100 common stock or Digital Origin common stock they hold prior to and following the merger in order to comply with the requirements of pooling of interests accounting treatment. It is a condition to each party's obligation to close the merger that the other party obtain prior to closing the affiliate agreements it is required to obtain.

NASDAQ STOCK MARKET LISTING

    It is a condition to the merger that, upon consummation of the merger, the shares of Media 100 common stock to be issued by Media 100 in connection with the merger be authorized for listing on the Nasdaq National Market upon official notice of issuance.

DELISTING AND DEREGISTRATION OF DIGITAL ORIGIN COMMON STOCK

    If the merger is consummated, the Digital Origin common stock will be delisted from the Nasdaq SmallCap Market and will be deregistered under the Securities and Exchange Act of 1934.

                              THE MERGER AGREEMENT

    The following is a brief summary of certain provisions of the merger agreement. You should read carefully the merger agreement, which is included in this joint proxy statement/prospectus as Appendix A.

    Please note that the italicized terms ACQUISITION PROPOSAL, SUPERIOR PROPOSAL, COMPANY MATERIAL ADVERSE EFFECT and PARENT MATERIAL ADVERSE EFFECT used in this section are defined on pages 40, 41, 43 and 44, respectively.

REPRESENTATIONS AND WARRANTIES

    Each of us has made representations and warranties to the other in the merger agreement as to, among other things, the following topics:

    - corporate organization and qualification to do business;

    - our respective charters and bylaws;

    - our respective capitalizations;

    - due authorizations, execution, delivery and enforceability of the merger agreement;

    - compliance with laws;

    - the effect of the merger on our legal obligations;

    - Securities and Exchange Commission and regulatory filings;

    - changes in our respective businesses since our respective fiscal year ends;

    - liabilities;

    - litigation;

    - employee benefit plans;

    - labor relationships;

    - title to the properties we own and use;

    - taxes;

    - environmental laws;

    - intellectual property;

    - the accuracy of information supplied by us in this joint proxy statement/prospectus and the related registration statement filed by Media 100;

    - year 2000 compliance;

    - the qualification of the merger as a "pooling of interests" and a tax-free reorganization;

    - the absence of brokers or finders; and

    - identification of our affiliates.

    Digital Origin has also made additional representations and warranties to Media 100 as to the following topics:

    - Digital Origin's material contracts;

    - permits required to conduct Digital Origin's business and compliance with those permits;

    - Digital Origin's insurance;

    - the lack of any agreement or order which may prohibit or impair any business practice of Digital Origin;

    - lack of certain relationships or related party transactions;

    - the lack of change in control payments;

    - the absence of existing discussions for acquisition of Digital Origin;

    - the opinion of Digital Origin's financial advisor;

    - proprietary information and inventions agreements between Digital Origin and current and former employees and officers of Digital Origin;

    - Digital Origin's business practices with respect to certain sensitive payments; and

    - full disclosure by Digital Origin of all material facts and lack of material misstatements by Digital Origin in the merger agreement and documents relating to the merger agreement.

    Media 100 has also made an additional representation and warranty to Digital Origin relating to the lack of prior activities conducted by Derringer Acquisition Corp.


    The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of Parent and Merger Sub" on pages A-10 and A-23, respectively.


CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

    Digital Origin has agreed that until the earlier of the completion or termination of the merger, or unless Media 100 consents in writing, Digital Origin and its subsidiaries will conduct its businesses in the ordinary course of business consistent with past practices and use commercially reasonable best efforts to:

    - preserve substantially intact their business organization;

    - keep available the services of their current officers, employees and consultants; and

    - preserve their present relationships with customers, suppliers and other persons with whom they have significant business relations.

    Digital Origin also agreed that until the earlier of the completion or termination of the merger, or unless Media 100 consents in writing, Digital Origin and its subsidiaries will conduct their business in compliance with certain specific restrictions relating to the following:

    - the amending or otherwise changing of the charter or bylaws of Digital Origin or any its subsidiaries;

    - the issuance and redemption of securities;

    - the acquisition of assets or other entities;

    - the incurrence of indebtedness;

    - the issuance of dividends or other distributions;

    - the split, combination or reclassification of its capital stock;

    - the disposition of Digital Origin's assets;

    - capital expenditures;

    - entrance into or modification of material contracts;

    - employees and employee benefits;

    - accounting policies and procedures;

    - settlement of litigation and claims; and

    - tax elections and liabilities.

    Media 100 agreed that until the earlier of the completion or termination of the merger, or unless Digital Origin consents in writing, Media 100 and its subsidiaries will conduct its businesses in the ordinary course of business and use commercially reasonable best efforts to:

    - preserve substantially intact their business organization;

    - keep available the services of their current officers, employees and consultants; and

    - preserve their present relationships with customers, suppliers and other persons with whom they have significant business relations.


    The agreements related to the conduct of Digital Origin's and Media 100's business in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Conduct of Business by the Company Pending the Merger" and "Conduct of Business by Parent Pending the Merger" on pages A-32 and A-34, respectively.


    NO OTHER NEGOTIATIONS INVOLVING DIGITAL ORIGIN

    Until the earlier of the completion or termination of the merger, Digital Origin has agreed not to directly or indirectly take any of the following actions:

    - solicit, initiate, facilitate or encourage any inquiries or proposals that constitute, or could be expected to lead to, an ACQUISITION PROPOSAL; or

    - engage in negotiations or discussions with any person making or proposing to make an ACQUISITION PROPOSAL or disclose any non-public information relating to Digital Origin.

    However, at any time prior to the Digital Origin special meeting, Digital Origin may, in response to an ACQUISITION PROPOSAL which it did not solicit and did not result from a breach of the merger agreement, and after providing notice to Media 100 in the manner specified in the merger agreement, engage in negotiations or discussions or, subject to certain restrictions, provide non-public information to the person making the ACQUISITION PROPOSAL if the Digital Origin board of directors determines in good faith, after consultation with outside counsel, that it must do so in order to comply with its fiduciary duties to the shareholders of Digital Origin under applicable law.

    An ACQUISITION PROPOSAL is any inquiry, proposal or offer relating to any of the following:

    - the acquisition of a business that constitutes 15% or more of the net revenues, net income or assets of Digital Origin and its subsidiaries, taken as a whole;

    - the acquisition or purchase of 15% or more of any class of equity securities of Digital Origin or any of its subsidiaries;

    - any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of Digital Origin or any of its subsidiaries; or

    - a merger or other business combination involving Digital Origin or any of its subsidiaries other than the transactions contemplated by the merger agreement.

BOARDS OF DIRECTORS' COVENANTS TO RECOMMEND

DIGITAL ORIGIN BOARD OF DIRECTORS' COVENANT TO RECOMMEND

    The Digital Origin board of directors has agreed to recommend that its shareholders approve the merger. In addition, the Digital Origin board of directors has agreed not to approve or recommend, or propose publicly to approve or recommend, any ACQUISITION PROPOSAL or to cause Digital Origin to enter into any agreement related to any ACQUISITION PROPOSAL. However, in response to an unsolicited SUPERIOR PROPOSAL, and after providing notice to Media 100 in the manner specified in the merger agreement, the Digital Origin board of directors may withdraw or modify, or propose publicly to withdraw or modify its approval or recommendation of the merger if, at any time prior to the Digital Origin annual meeting, the Digital Origin board of directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Digital Origin shareholders under applicable law. In addition, the Digital Origin board of directors may also withdraw or modify its recommendation that the Digital Origin shareholders approve the merger in the absence of any ACQUISITION PROPOSAL or SUPERIOR PROPOSAL if, at any time prior to the Digital Origin annual meeting, the Digital Origin board of directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Digital Origin shareholders under applicable law.

    A SUPERIOR PROPOSAL is a proposal made by a third party:

    - to acquire more than 50% of the combined voting power, or substantially all of the assets, of Digital Origin,

    - on terms which the Digital Origin board of directors determines in good faith (based on the advice of a financial advisor) to be more favorable to the Digital Origin shareholders than the merger, and

    - for which financing, to the extent required, is then committed.

MEDIA 100 BOARD OF DIRECTORS' COVENANT TO RECOMMEND

    Media 100's board of directors has agreed to recommend that its stockholders approve the issuance of Media 100 common stock in the merger.

TREATMENT OF DIGITAL ORIGIN STOCK OPTIONS AND WARRANTS

    As of the effective time of the merger, each outstanding option or warrant to purchase Digital Origin common stock (not listed below) will be assumed by Media 100, including options granted outside any qualified stock option plans and options granted under each of the following stock option plans:

    - Radius Inc. 1986 Stock Option Plan, as amended;

    - SuperMac Technology 1988 Stock Option Plan, as amended;

    - Digital Origin 1995 Stock Option Plan;

    - Digital Origin 1994 Directors' Stock Option Plan;

    - Radius Inc. 1990 Employee Stock Purchase Plan, as amended;

    - Digital Origin 1999 Employee Stock Purchase Plan; and

    - Digital Origin Directors Stock Option Plan.

    As of the effective time of the merger, each outstanding option or warrant to purchase Digital Origin common stock will be converted, in accordance with its terms, into an option or warrant to purchase the number of shares of Media 100 common stock equal to 0.5347 times the number of shares of Digital Origin common stock which could have been obtained before the merger upon the exercise of the option or warrant, rounded up to the nearest whole share. The exercise price will be equal to the exercise price per share of Digital Origin common stock subject to the option or warrant before conversion divided by 0.5347, rounded to the nearest whole cent. All outstanding options issued pursuant to the Digital Origin Directors' Stock Option Plan will accelerate.

    As of the effective time of the merger, other than exercise price, the terms of each option or warrant and the Digital Origin option plans referred to above under which the options were issued will continue to apply in accordance with their terms, including any provisions providing for acceleration.

    Media 100 will file a registration statement on Form S-8 for the shares of Media 100 common stock issuable with respect to all Digital Origin options issued under the Digital Origin stock option plans and will use its commercially reasonable best efforts to list those shares of Media 100 common stock with the Nasdaq National Market.

CONDITIONS TO COMPLETION OF THE MERGER

    The respective obligations of Media 100 and Digital Origin to effect the merger are subject to the satisfaction or waiver of the following conditions before completion of the merger:

    - Media 100's registration statement on Form S-4 must be effective, and no stop order suspending its effectiveness shall have been made and no proceedings for suspension of its effectiveness shall have been initiated or threatened by the Securities and Exchange Commission;

    - the merger agreement must be approved and adopted by a majority of the outstanding shares of Digital Origin common stock;

    - all applicable waiting periods under applicable antitrust laws and any other legal requirement of any governmental entity must have expired or been terminated and any requirements of other jurisdictions applicable to the consummation of the merger must have been satisfied;

    - there must not be any order or injunction issued by a court or any other legal restraint or prohibition preventing the merger, any pending proceeding by a governmental entity or administrative agency seeking to restrain or prohibit the merger, or any action taken or law, rule, regulation or order enacted or issued which has the effect of making the merger illegal;

    - Media 100 must receive the opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the effective time of the merger, substantially to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Digital Origin must receive a similar opinion from its counsel, Fenwick & West LLP;

    - there must not be pending or threatened any action or proceeding by a governmental entity or administrative agency or any judgment, decree or order of any governmental entity, administrative agency or court seeking to prohibit or limit Media 100 from exercising all material rights and privileges pertaining to its ownership of Digital Origin or Media 100's ownership or operation of a material portion of its business or assets or seeking to compel Media 100 to dispose of or hold separate any portion of its business or assets (including the surviving corporation and its subsidiaries) as a result of the completion of the merger;

    - the shares of Media 100 common stock to be issued in the merger must be approved for listing on the Nasdaq National Market upon official notice of issuance;


    - Media 100 must be advised by its independent accountants, Arthur Andersen LLP, regarding Arthur Andersen's concurrence with Media 100's management's conclusion that the business combination to be effected by the merger will qualify as a "pooling of interests" transaction under generally accepted accounting principles;



    - Digital Origin must be advised by its independent auditors, Ernst & Young LLP, regarding Ernst & Young's concurrence with Digital Origin's management's conclusion that Digital Origin meets the necessary criteria as a "combining company" in a merger qualifying as a "pooling of interests" transaction under generally accepted accounting principles; and


    - the issuance of Media 100 common stock in the merger must be approved and adopted by a majority of the votes cast, provided there is a quorum.

    The obligations of Media 100 and Derringer Acquisition Corp. to effect the merger are subject to the satisfaction or waiver of the following conditions:

    - Digital Origin's representations and warranties must be true and correct as of December 28, 1999 and as of the date the merger is to be completed as if they were made at and as of such time except:

     - to the extent Digital Origin's representations speak as of an earlier date;

     - for changes contemplated by the merger agreement; and

     - where the failure of Digital Origin's representations and warranties to be true and correct, individually or in the aggregate, do not have, and could not reasonably be expected to have, a COMPANY MATERIAL ADVERSE EFFECT;

    - Digital Origin must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by Digital Origin at or prior to the completion of the merger;

    - Digital Origin must obtain all consents, waivers, approvals, authorizations and orders required to be obtained by it and make all filings required to be made by it for the authorization, execution and delivery of the merger agreement; and

    - Digital Origin's affiliates must deliver not later than 30 days preceding the effective time of the merger an executed affiliate agreement to Media 100, which is in full force and effect.

    A COMPANY MATERIAL ADVERSE EFFECT is any change, effect or circumstance that, individually or when taken together with all other changes, effects or circumstances that have occurred or reasonably could be expected to occur prior to the determination of an occurrence of a Company Material Adverse Effect is materially adverse to the business, prospects, assets, condition or results of operations of Digital Origin and its subsidiaries, taken as a whole, or could materially delay or prevent the consummation of the merger. However, there will be no COMPANY MATERIAL ADVERSE EFFECT to the extent that any change, effect or circumstance results from the following:

    - changes in economic or market conditions affecting the software industry generally;

    - changes in Digital Origin's stock price; and

    - any loss of a supplier, customer or employee resulting from the merger or its announcement.

    Notwithstanding the above, a Company Material Adverse Effect will occur if Digital Origin's revenue for the fiscal quarter ending March 31, 2000 is $3,937,500 or lower.

    The obligations of Digital Origin to effect the merger is subject to the satisfaction or waiver of the following conditions:

    - Media 100's representations and warranties must be true and correct as of December 28, 1999 and as of the date the merger is to be completed as if they were made at and as of such time except:

     - to the extent Media 100's representations speak as of an earlier date;

     - for changes contemplated by the merger agreement; and

     - where the failure of Media 100's representations and warranties to be true and correct, individually or in the aggregate, do not have, and could not reasonably be expected to have, a PARENT MATERIAL ADVERSE EFFECT;

    - Media 100 must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by Media 100 at or prior to the completion of the merger; and

    - Media 100's affiliates must deliver not later than 30 days preceding the effective time of the merger an executed affiliate agreement to Digital Origin, which is in full force and effect.

    A PARENT MATERIAL ADVERSE EFFECT is any change, effect or circumstance that, individually or when taken together with all other changes, effects or circumstances that have occurred or reasonably could be expected to occur prior to the determination of an occurrence of a PARENT MATERIAL ADVERSE EFFECT is materially adverse to the business, prospects, assets, condition or results of operations of Media 100 and its subsidiaries, taken as a whole, or could materially delay or prevent the consummation of the merger. However, there will be no PARENT MATERIAL ADVERSE EFFECT to the extent that any change, effect or circumstance results from the following:

    - changes in economic or market conditions affecting the computer peripherals or computer software industries generally;

    - changes in Media 100's stock price; and

    - any loss of a supplier, customer or employee resulting from the merger or its announcement.

    Notwithstanding the above, a Parent Material Adverse Effect will occur if Media 100's revenue for the fiscal quarter ending February 29, 2000 is $10,050,000 or lower.

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval and adoption of the merger agreement by the Digital Origin shareholders, in the following situations:

    - by mutual consent of the boards of directors of Media 100 and Digital Origin;

    - by Media 100 or Digital Origin

     - if the merger is not completed by June 30, 2000; however, if the failure to complete the merger by this date is due to a party's failure to perform any of its obligations under the merger agreement, this termination right will not be available to the nonperforming party;

     - if there is a nonappealable final order of a court of competent jurisdiction or governmental, regulatory or administrative agency or commission permanently restraining, enjoining or otherwise prohibiting the completion of the merger, unless the party relying on such order has not complied with its obligations under the merger agreement;

     - if the merger agreement fails to receive the requisite vote for approval and adoption by the shareholders of Digital Origin at the Digital Origin annual meeting; or

     - if the issuance of shares of Media 100 common stock pursuant to the merger fails to receive the requisite vote for approval and adoption by the stockholders of Media 100 at the Media 100 annual meeting;

    - by Media 100

     - if Digital Origin breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement (and Digital Origin fails to cure the breach within ten business days) so that the applicable condition to completion of the merger requiring that Digital Origin's representations and warranties be accurate and its covenants and agreements be performed would not be met;

     - if, in a manner prohibited by the merger agreement, Digital Origin's board of directors fails to recommend approval and adoption of the merger agreement by the shareholders of Digital Origin or withdraws or modifies, or publicly announces an intention to withdraw or modify, its approval or recommendation of the merger agreement or the merger in a manner adverse to Media 100;

     - if, in a manner prohibited by the merger agreement, Digital Origin's board of directors approves or recommends or proposes publicly to approve or recommend any ACQUISITION PROPOSAL;

     - if Digital Origin takes any other action prohibited by the merger agreement with respect to any person or entity who has made or may make an ACQUISITION PROPOSAL; or

     - if Digital Origin fails to call and hold its annual meeting by June 29, 2000, unless Media 100's failure to perform its obligations under the merger agreement is the reason for Digital Origin failing to call and hold its annual meeting;

    - by Digital Origin

     - if Media 100 breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement (and Media 100 fails to cure the breach within ten business days) so that the applicable condition to completion of the merger requiring that Media 100's representations and warranties be accurate and its covenants and agreements be performed would not be met;


     - if its board of directors in response to an unsolicited SUPERIOR PROPOSAL (and subject to certain notice requirements) determines in good faith, after consultation with outside counsel, that it must terminate the merger agreement in order to comply with its fiduciary duties to the Digital Origin shareholders under applicable law, provided that Digital Origin pays Media 100 the appropriate termination fee (see "--Termination Fees; Expenses") below; or


     - if Media 100 fails to call and hold its annual meeting by June 29, 2000, unless Digital Origin's failure to perform its obligations under the merger agreement is the reason for Media 100 failing to call and hold its annual meeting.

TERMINATION FEES; EXPENSES

    Generally, Media 100 and Digital Origin will each pay for their own expenses, provided that Media 100 will pay all fees and expenses, other than Digital Origin's financial advisor's, accountant's and attorneys' fees and expenses, incurred in connection with preparing the printing and filing of this joint proxy statement/prospectus, the registration statement on Form S-4 (relating to the shares of Media 100 common stock to be issued in the merger), including any amendments or supplements thereto, and antitrust regulatory filings. However, under certain circumstances described below, one party will be required to reimburse the other party for the other party's fees and expenses actually incurred relating to the transactions contemplated by the merger agreement.

    Digital Origin shall reimburse Media 100 for all of Media 100's fees and expenses actually incurred relating to the transactions contemplated by the merger agreement prior to the termination of the merger agreement, upon termination of the merger agreement

    - by Media 100 or Digital Origin due to the Digital Origin shareholders failing to approve and adopt the merger agreement at the Digital Origin annual meeting if prior to such termination an ACQUISITION PROPOSAL had been publicly announced or otherwise become publicly known or any person shall have publicly announced an intention to make an ACQUISITION PROPOSAL, provided that Media 100's fees and expenses that Digital Origin will be required to reimburse in this situation is limited to $750,000;

    - by Media 100 due to Digital Origin failing to satisfy the condition to completion of the merger requiring that Digital Origin's representations and warranties be accurate and its covenants and agreements be performed;

    - by Media 100 due to Digital Origin violating its non-solicitation obligations as discussed above in "--No Other Negotiations Involving Digital Origin" on page 40;

    - by Media 100 due to the Digital Origin board of directors violating its obligation to recommend that the Digital Origin shareholders approve and adopt the merger agreement at the Digital Origin annual meeting as discussed above in "--Boards of Directors' Covenants to Recommend" on page 40;

    - by Media 100 due to Digital Origin failing to call and hold its annual meeting by June 29, 2000, unless Media 100's failure to perform its obligations under the merger agreement is the reason for Digital Origin failing to call and hold its annual meeting; or


    - by Digital Origin due to the Digital Origin board of directors' good faith determination that Digital Origin had to terminate the merger agreement in response to an unsolicited SUPERIOR PROPOSAL.


    Media 100 shall reimburse Digital Origin for all of Digital Origin's fees and expenses actually incurred relating to the transactions contemplated by the merger agreement prior to the termination of the merger agreement, upon termination of the merger agreement

    - by Media 100 or Digital Origin due to the Media 100 stockholders failing to approve the issuance of Media 100 common stock in the merger at the Media 100 annual meeting;

    - by Digital Origin due to Media 100 failing to satisfy the condition to completion of the merger requiring that Media 100's representations and warranties be accurate and its covenants and agreements be performed; or

    - by Digital Origin due to Media 100 failing to call and hold its annual meeting by June 29, 2000, unless Digital Origin's failure to perform its obligations under the merger agreement is the reason for Media 100 failing to call and hold its annual meeting.

    Digital Origin will pay Media 100 a termination fee of $1.62 million on the date of the first to occur of the following events:

    - the entry by Digital Origin into an agreement with respect to, or the consummation by Digital Origin of, any ACQUISITION PROPOSAL within six months of termination of the merger agreement

     - by Media 100 or Digital Origin because the Digital Origin shareholders failed to approve and adopt the merger agreement at the Digital Origin annual meeting;

     - by Media 100 because Digital Origin failed to satisfy the condition to completion of the merger requiring that Digital Origin's representations and warranties be accurate and its covenants and agreements be performed;

     - by Media 100 because Digital Origin violated its non-solicitation obligations as discussed above in "--No Other Negotiations Involving Digital Origin" on page 40;


     - by Media 100 because the Digital Origin board of directors violated its obligation to recommend that the Digital Origin shareholders approve and adopt the merger agreement at the Digital Origin annual meeting as discussed above in "--Boards of Directors' Covenants to Recommend" on page 40; or


     - by Media 100 because Digital Origin failed to call and hold its annual meeting by June 29, 2000, unless Media 100's failure to perform its obligations under the merger agreement is the reason for Digital Origin failing to call and hold its annual meeting;

     in each case if, prior to such termination, an ACQUISITION PROPOSAL had been publicly announced or otherwise become publicly known or any person had publicly announced an intention to make an ACQUISITION PROPOSAL; or


    - termination of the merger agreement by Digital Origin due to the Digital Origin board of directors' good faith determination that Digital Origin had to terminate the merger agreement in response to an unsolicited SUPERIOR PROPOSAL.

    In addition, if Digital Origin is required to pay Media 100 the termination fee and the merger agreement was terminated by Media 100 or Digital Origin because the Digital Origin shareholders failed to approve and adopt the merger agreement at the Digital Origin annual meeting, Digital Origin must reimburse Media 100 for all the fees and expenses it actually incurred relating to the transactions contemplated by the merger agreement in excess of the capped expense reimbursement amount relating to termination pursuant to this situation as described above.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

    Either party may extend the other party's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other party's representations and warranties and waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. If any of either party's conditions or other obligations are waived, we will consider the facts and circumstances at that time and make a determination as to whether a re-solicitation of proxies is appropriate.


    The parties may amend the merger agreement before the effective time of the merger. However, after the Digital Origin shareholders approve and adopt the merger agreement, no amendment may be made which by law requires further approval by the Digital Origin shareholders without obtaining their approval.


                   THE OEM DEVELOPMENT AND LICENSE AGREEMENT

    Media 100 and Digital Origin have entered into a non-exclusive, perpetual OEM development and license agreement which permits Media 100 to use IntroDV-TM-technology of Digital Origin in exchange for certain royalty payments. The Digital Origin technology that is subject to this development and license agreement represents a significant portion of Digital Origin's technology currently being marketed by it in the consumer market. Digital Origin considers these terms both favorable and comparable to other potential original equipment manufacturer distribution transactions. The OEM development and license agreement exists independently of the merger agreement. Accordingly, the failure to complete the merger will not affect Media 100's rights to use the technology licensed from Digital Origin under the OEM development and license agreement. Furthermore, since Media 100 would continue to have rights to use this technology even if the merger is not completed, the OEM development and license agreement may deter a third party from making an offer to acquire Digital Origin.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

    Media 100 common stock is listed and quoted on the Nasdaq National Market and Digital Origin common stock is listed and quoted on the Nasdaq SmallCap Market. The following table sets forth the high and low bid and ask prices per share of each of the Media 100 common stock and the Digital Origin common stock, with adjustment for the Digital Origin one-for-ten reverse stock split effected on March 9, 1998, for the periods indicated as reported on the Nasdaq National Market and the Nasdaq SmallCap Market based on published financial sources, respectively:


                                                      MEDIA 100                          DIGITAL ORIGIN
                                                    COMMON STOCK                          COMMON STOCK
                                                       PRICES                                PRICES
                                        -------------------------------------   --------------------------------
                                              HIGH                 LOW               HIGH              LOW
                                        -----------------   -----------------   ---------------   --------------
FISCAL 1997*
  First Quarter.......................  $           11.63   $            7.00   $         18.13   $         4.69
  Second Quarter......................               7.63                5.13              5.31             3.13
  Third Quarter.......................               6.88                4.13              4.06             1.88
  Fourth Quarter......................               6.88                4.50              7.19             2.50

FISCAL 1998*
  First Quarter.......................               5.88                3.25              7.19             2.81
  Second Quarter......................               5.31                3.19              4.37             2.25
  Third Quarter.......................               4.25                3.13              5.87             2.37
  Fourth Quarter......................               4.81                2.50              2.94             0.94

FISCAL 1999*
  First Quarter.......................               6.31                4.19              2.56             0.78
  Second Quarter......................               6.75                4.31              4.25             1.34
  Third Quarter.......................               7.06                4.69              4.50             2.37
  Fourth Quarter......................              17.88                5.25              6.13             3.25

FISCAL 2000*
  First Quarter.......................              46.25               12.25             14.38             5.38
  Second Quarter......................              52.75**             26.00**           26.25             9.25


------------------------

* Respective fiscal quarters based on Media 100's fiscal year end of November 30 and Digital Origin's fiscal year end of September 30.


**  Through April 3, 2000.

    On December 27, 1999, the last full trading day prior to the first public announcement of the execution of the merger agreement, the reported high ask and low bid prices per share and closing price per share of Media 100 common stock and Digital Origin common stock on the Nasdaq National Market and the Nasdaq SmallCap Market were as follows:

                                                         DECEMBER 27, 1999
                                                   ------------------------------
                                                     HIGH       LOW       CLOSE
                                                   --------   --------   --------
Media 100........................................  $31.375    $26.063    $27.000
Digital Origin...................................  $ 9.875    $ 8.375    $ 8.625


    On April 3, 2000, the last full trading day prior to the date of this joint proxy statement/ prospectus, the reported high bid and low ask prices per share and closing price per share of Media 100 common stock and Digital Origin common stock on the Nasdaq National Market and the Nasdaq SmallCap Market were as follows:



                                                           APRIL 3, 2000
                                                   ------------------------------
                                                     HIGH       LOW       CLOSE
                                                   --------   --------   --------
Media 100........................................  $35.063    $ 26.00    $ 27.00
Digital Origin...................................  $18.625    $13.625    $14.313


    YOU ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF MEDIA 100 COMMON STOCK AND DIGITAL ORIGIN COMMON STOCK.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements present, under the pooling of interests accounting method, the unaudited pro forma condensed combined balance sheet of Media 100 and Digital Origin as of November 30, 1999 and the unaudited pro forma condensed combined statements of operations of Media 100 and Digital Origin for each of the three years in the period ended November 30, 1999. The unaudited pro forma condensed combined statements of operations do not reflect any cost savings and other synergies anticipated by Media 100 management as a result of the merger or any merger-related expenses. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the actual results of operations or the financial position of the combined entities had the merger been consummated at the beginning of the earliest period presented, nor are they necessarily indicative of future results of operations or financial position. Share and per share amounts set forth below have been adjusted to reflect the Digital Origin one-for-ten reverse stock split effected on March 9, 1998.

    Media 100's fiscal year ends on November 30. Digital Origin's fiscal year ends on September 30. For purposes of combining Digital Origin's historical financial statements with Media 100's historical financial statements in the unaudited pro forma condensed combined financial statements in this joint proxy statement/prospectus, the Digital Origin financial information as of September 30, 1999 and for each of the three years in the period ended
September 30, 1999 has been combined with the Media 100 financial information as of November 30, 1999 and for each of the three years in the period ended November 30, 1999.


    The unaudited pro forma condensed combined financial statements and the notes to the unaudited pro forma condensed combined consolidated financial statements of Media 100 and Digital Origin should be read in conjunction with the historical audited and unaudited consolidated financial statements of Media 100 and Digital Origin incorporated by reference or appearing elsewhere in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 97.

                                 MEDIA 100 INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               NOVEMBER 30, 1999

                                 (IN THOUSANDS)

                                                                 HISTORICAL
                                            HISTORICAL             DIGITAL
                                            MEDIA 100              ORIGIN           PRO FORMA    PRO FORMA
                                        NOVEMBER 30, 1999    SEPTEMBER 30, 1999    ADJUSTMENTS   COMBINED
                                        ------------------   -------------------   -----------   ---------
                                                  ASSETS

Current Assets:
  Cash and cash equivalents...........       $ 10,231             $   3,627          $    --     $  13,858
  Marketable securities available for
    sale..............................         18,169                    --               --        18,169
  Accounts receivable.................          6,381                 1,995               --         8,376
  Inventories.........................          1,478                   211               --         1,689
  Prepaid expenses and other current
    assets............................          1,085                   161               --         1,246
                                             --------             ---------          -------     ---------
Total current assets..................         37,344                 5,994               --        43,338

Property, plant and equipment, net....          6,509                   726               --         7,235
Goodwill and other intangibles........          1,560                    --               --         1,560
Other assets, net.....................            430                   175               --           605
                                             --------             ---------          -------     ---------
  Total assets........................       $ 45,843             $   6,895          $    --     $  52,738
                                             ========             =========          =======     =========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable....................       $  1,892             $   2,791          $    --     $   4,683
  Accrued expenses and other current
    liabilities.......................          7,509                 2,223            1,200        10,932
  Deferred revenue....................          5,193                    --               --         5,193
                                             --------             ---------          -------     ---------
Total current liabilities.............         14,594                 5,014            1,200        20,808

Accrued income taxes..................             --                   800               --           800

Stockholders' Equity:
  Common stock........................         41,537               169,417               --       210,954
  Accumulated deficit.................        (10,028)             (168,390)          (1,200)     (179,618)
  Accumulated other comprehensive
    income (loss).....................       $   (260)                   54               --          (206)
                                             --------             ---------          -------     ---------
Total stockholders' equity............         31,249                 1,081           (1,200)       31,130
                                             --------             ---------          -------     ---------
Total liabilities and stockholders'
  equity..............................       $ 45,843             $   6,895          $    --     $  52,738
                                             ========             =========          =======     =========

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                                 MEDIA 100 INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FISCAL YEAR ENDED NOVEMBER 30, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL           HISTORICAL
                                             MEDIA 100         DIGITAL ORIGIN
                                            YEAR ENDED           YEAR ENDED        PRO FORMA    PRO FORMA
                                         NOVEMBER 30, 1999   SEPTEMBER 30, 1999   ADJUSTMENTS   COMBINED
                                         -----------------   ------------------   -----------   ---------
Net sales..............................       $51,479              $13,353           $   --      $64,832
Cost of sales..........................        19,704                4,750               --       24,454
                                              -------              -------           ------      -------
  Gross Profit.........................        31,775                8,603               --       40,378
                                              -------              -------           ------      -------
Operating expenses:
  Research and development.............        13,074                2,649               --       15,723
  Selling and marketing................        14,208                4,075               --       18,283
  General and administrative...........         4,225                3,079               --        7,304
  Amortization of intangible assets....           231                   --               --          231
  Acquired in-process research and
    development........................           430                   --               --          430
  Restructuring expense................           424                   --               --          424
                                              -------              -------           ------      -------
  Total operating expenses.............        32,592                9,803               --       42,395
                                              -------              -------           ------      -------
  Operating loss.......................          (817)              (1,200)              --       (2,017)
Interest and other income, net.........         1,387                7,049               --        8,436
                                              -------              -------           ------      -------
  Income before provision for income
    taxes..............................           570                5,849               --        6,419
Provision for income taxes.............            --                   --               --           --
                                              -------              -------           ------      -------
  Net income...........................       $   570              $ 5,849           $   --      $ 6,419
                                              =======              =======           ======      =======

Basic earnings per share...............       $  0.07              $  1.06           $   --      $  0.57
                                              =======              =======           ======      =======
Diluted earnings per share.............       $  0.06              $  1.02           $   --      $  0.54
                                              =======              =======           ======      =======
Weighted average common shares
  outstanding
  Basic................................         8,347                5,535           (2,575)      11,307
  Diluted..............................         8,807                5,747           (2,674)      11,880

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                 MEDIA 100 INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FISCAL YEAR ENDED NOVEMBER 30, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL           HISTORICAL
                                             MEDIA 100         DIGITAL ORIGIN
                                            YEAR ENDED           YEAR ENDED        PRO FORMA    PRO FORMA
                                         NOVEMBER 30, 1998   SEPTEMBER 30, 1998   ADJUSTMENTS   COMBINED
                                         -----------------   ------------------   -----------   ---------
Net sales..............................       $41,788              $15,668           $ (105)     $57,351
Cost of sales..........................        17,367                9,921              (26)      27,262
                                              -------              -------           ------      -------
  Gross Profit.........................        24,421                5,747              (79)      30,089
                                              -------              -------           ------      -------
Operating expenses:
  Research and development.............        16,414                2,801               --       19,215
  Selling and marketing................        13,870                4,180               --       18,050
  General and administrative...........         3,810                2,927               --        6,737
                                              -------              -------           ------      -------
  Total operating expenses.............        34,094                9,908               --       44,002
                                              -------              -------           ------      -------
  Operating loss.......................        (9,673)              (4,161)             (79)     (13,913)
Interest and other income, net.........         1,622               11,894               --       13,516
                                              -------              -------           ------      -------
  Income (loss) before provision for
    income taxes.......................        (8,051)               7,733              (79)        (397)
Benefit for income taxes...............            --               (1,000)              --       (1,000)
                                              -------              -------           ------      -------
  Net income (loss)....................       $(8,051)             $ 8,733           $  (79)     $   603
                                              =======              =======           ======      =======

Basic earnings (loss) per share........       $ (0.97)             $  1.58           $   --      $  0.05
                                              =======              =======           ======      =======
Diluted earnings (loss) per share......       $ (0.97)             $  1.57           $   --      $  0.05
                                              =======              =======           ======      =======
Weighted average common shares
  outstanding
  Basic................................         8,273                5,522           (2,569)      11,226
  Diluted..............................         8,273                5,557           (2,586)      11,244

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                 MEDIA 100 INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FISCAL YEAR ENDED NOVEMBER 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL           HISTORICAL
                                             MEDIA 100         DIGITAL ORIGIN
                                            YEAR ENDED           YEAR ENDED        PRO FORMA    PRO FORMA
                                         NOVEMBER 30, 1997   SEPTEMBER 30, 1997   ADJUSTMENTS   COMBINED
                                         -----------------   ------------------   -----------   ---------
Net sales..............................       $46,660              $31,150          $    --     $ 77,810
Cost of sales..........................        19,184               31,032               --       50,216
                                              -------              -------          -------     --------
  Gross Profit.........................        27,476                  118                        27,594
                                              -------              -------          -------     --------
Operating expenses:
  Research and development.............         8,508                5,002               --       13,510
  Selling and marketing................        15,115                8,976                        24,091
  General and administrative...........         4,330               12,379               --       16,709
  Restructuring expense................           526                   --               --          526
                                              -------              -------          -------     --------
  Total operating expenses.............        28,479               26,357               --       54,836
                                              -------              -------                      --------
  Operating loss.......................        (1,003)             (26,239)              --      (27,242)
Interest and other income, net.........         1,781               27,823               --       29,604
                                              -------              -------                      --------
  Income before provision for income
    taxes..............................           778                1,584               --        2,362
Provision for income taxes.............           161                  316               --          477
                                              -------              -------          -------     --------
  Net income...........................           617                1,268               --        1,885
Preferred stock dividend...............            --                  272               --          272
                                              -------              -------          -------     --------
  Net income applicable to common
    stockholders.......................       $   617              $   996          $    --     $  1,613
                                              =======              =======          =======     ========

Basic earnings per share...............       $  0.07              $  0.18          $    --     $   0.15
                                              =======              =======          =======     ========
Diluted earnings per share.............       $  0.07              $  0.18          $    --     $   0.14
                                              =======              =======          =======     ========
Weighted average common shares
  outstanding
  Basic................................         8,148                5,389           (2,508)      11,029
  Diluted..............................         8,247                5,522           (2,569)      11,200

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. BASIS OF PRESENTATION

    The unaudited pro forma condensed balance sheet as of November 30, 1999 gives effect to the merger as if it occurred on November 30, 1999 and combines the unaudited condensed balance sheets of Media 100 as of November 30, 1999 and Digital Origin as of September 30, 1999. The unaudited pro forma condensed combined statements of operations for all periods presented give effect to the merger as if it occurred on December 1, 1996. Digital Origin has a fiscal year that ends on September 30. For purposes of the unaudited pro forma condensed statements of operations, Digital Origin's consolidated statements of income for each of the three years in the period ended September 30, 1999 have been combined with Media 100's consolidated statements of operations for each of the three years in the period ended November 30, 1999.

    Sales from Digital Origin to Media 100 of $105 in 1998 have been eliminated from the 1998 pro forma condensed combined statement of operations.

2. MERGER COSTS AND RELATED EXPENSES

    In connection with the merger, the companies estimate that they will incur approximately $1.2 million for direct merger costs, consisting primarily of legal, investment banking, accounting and printing fees. Direct merger costs will be charged to operations in the period in which the merger is consummated. This estimate is preliminary and is subject to change. The Company also expects to incur costs for severance arrangements, integration costs and other restructuring activities. All of such costs will be charged to operations in the period in which such costs are incurred. The unaudited pro forma condensed combined balance sheet gives effect to the direct merger costs as if they were incurred on November 30, 1999; the unaudited pro forma condensed combined statements of operations do not reflect such costs since they are non-recurring.

3. UNAUDITED PRO FORMA NET INCOME (LOSS) PER SHARE

    The unaudited pro forma earnings per calculations are based on the combined basic and diluted weighted average number of shares outstanding for Media 100 and Digital Origin based on the exchange ratio of 0.5347 of a share of Media 100 common stock for each share of Digital Origin common stock.

4. CONFORMING ADJUSTMENTS

    No adjustments have been made to conform the accounting policies of the combined companies. The nature and extent of such adjustments, if any, will be based upon further study and analysis and are not expected to be significant.

5. OPERATING LOSS

    Operating loss includes charges of $8,100 in 1997 related to Digital Origin's transition out of hardware-based product lines.

6. INTEREST AND OTHER INCOME, NET

    Interest and other income reported by Media 100 relates primarily to interest income. Interest and other income reported by Digital Origin is as follows:

                                                                 YEAR ENDED SEPTEMBER 30,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Gains on dispositions of businesses, licenses and other
  assets....................................................  $ 6,945    $  1,615   $     --
Gains on dispositions of equity securities..................       --      10,537     30,779
Interest expense............................................      (55)       (459)    (2,777)
Other.......................................................      159         201       (179)
                                                              -------    --------   --------
                                                              $ 7,049    $ 11,894   $ 27,823
                                                              =======    ========   ========

           COMPARISON OF RIGHTS OF HOLDERS OF MEDIA 100 COMMON STOCK
                   AND HOLDERS OF DIGITAL ORIGIN COMMON STOCK


    Media 100 is incorporated in the State of Delaware and Digital Origin is incorporated in the State of California. Following the effective time of the merger, Digital Origin will continue to be governed by the California Corporations Code and Media 100 will continue to be governed by the Delaware General Corporation Law. Shareholders of Digital Origin, however, will hold Media 100 common stock rather than Digital Origin common stock. Therefore, the rights of those shareholders will be governed by Delaware law, and the provisions of the Media 100 Restated Certificate of Incorporation and the Media 100 By-Laws, rather than California law and the provisions of the Digital Origin Articles of Incorporation and the Digital Origin Bylaws. The following is a summary comparison of certain provisions of California law and Delaware law and the respective charters and bylaws of Media 100 and Digital Origin. This summary is not complete and you should therefore read the full text of the states' corporate statutes and the charters and bylaws of Media 100 and Digital Origin. For information as to how these documents may be obtained, see "Where You Can Find More Information" on page 97.


CAPITALIZATION

COMMON STOCK

    Digital Origin and Media 100 each have one class of common stock outstanding. Holders of Digital Origin and Media 100 common stock are entitled to one vote for each share they hold.

PREFERRED STOCK

    Digital Origin and Media 100 each have authorized preferred stock. However, there are no issued and outstanding shares of Digital Origin or Media 100 preferred stock.

DIVIDENDS AND REPURCHASES OF SHARES

    DIGITAL ORIGIN. California law permits a corporation, unless otherwise restricted by its articles of incorporation, to make distributions (including dividends and repurchases or redemption of shares) to its shareholders if either of the following factors are satisfied on a consolidated basis:

    - the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution, or

    - immediately after giving effect to the distribution (1) the corporation's assets, not including goodwill, capitalized research and development expenses and deferred charges, would be at least equal to 1 1/4 times its liabilities, not including deferred taxes, deferred income and other deferred credits, and (2) the corporation's current assets would be at least equal to its current liabilities or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years.

    The Digital Origin Articles of Incorporation do not otherwise restrict the ability of the Digital Origin board of directors to make distributions to its shareholders. In addition, California law generally provides that a corporation may redeem or repurchase its shares.

    MEDIA 100. Delaware law retains the concepts of par value, capital and surplus. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. However, if the amount of capital of the corporation following the declaration and payment of the dividend is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors may not declare and pay out a dividend from the corporation's net profits. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

POWER TO CALL SPECIAL MEETING OF SHAREHOLDERS

    DIGITAL ORIGIN. Under California law, a special meeting of shareholders may be called by the board of directors, the Chairman of the Board, the president or the holders of shares entitled to cast not less than 10 percent of the votes at the meeting or such additional persons as may be provided in the articles of incorporation or bylaws. The Digital Origin bylaws provide that the annual meeting of shareholders may be called at any time by the Chairman of the Board, if any, or the president or any vice president, or the secretary or by any two or more directors.

    MEDIA 100. Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person as may be provided in the certificate of incorporation or bylaws. The Media 100 Restated Certificate of Incorporation and By-Laws do not grant stockholders the right to call a special meeting of the stockholders. The Media 100 By-Laws provide that special meetings of the stockholders may be called at any time by the Chief Executive Officer or the board of directors.

ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS

    DIGITAL ORIGIN. Under California law, unless otherwise provided in the articles of incorporation, any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing is signed by the holders of outstanding shares having at least the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

    MEDIA 100. Under Delaware law, unless otherwise provided in the certificate of incorporation, any action which may be taken at a meeting may be taken without a meeting and without prior notice if a consent in writing is signed by the holders of outstanding shares having at least the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Media 100 Restated Certificate of Incorporation, however, provides that at any time such corporation has a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent. Media 100 common stock is currently registered pursuant to the provisions of the Securities Exchange Act. Accordingly, Media 100 stockholders action must be taken at either an annual or special meeting of stockholders and after the merger, shareholders of Digital Origin, who then would be stockholders of Media 100, would no longer have the right to act by written consent.

INSPECTION OF SHAREHOLDER LIST

    DIGITAL ORIGIN.  California law allows any shareholder holding at least
5 percent of the outstanding voting shares of a corporation, or a shareholder holding at least 1 percent of the outstanding voting shares that has filed a
Schedule 14A, to inspect the shareholder list upon at least five business days' notice to the corporation.

    MEDIA 100. Delaware law allows any shareholder to inspect the shareholder list for a purpose reasonably related to that person's interest as a shareholder. Delaware law also provides for inspection rights as to a list of shareholders entitled to vote at a meeting within a ten day period preceding a stockholders' meeting for any purpose germane to the meeting.

CHARTER AMENDMENTS

    DIGITAL ORIGIN. California law generally provides that the articles of incorporation may be amended if approved by the board of directors and a majority of the outstanding shares.

    MEDIA 100. Under Delaware law, a corporation's certificate of incorporation may be amended by approval of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the certificate of incorporation. The Media 100 Restated Certificate of Incorporation provides that only holders of 75% or more of the outstanding shares of Media 100 capital stock entitled to vote generally in the election of directors may amend or rescind the Media 100 Restated Certificate of Incorporation's provisions with respect to business combinations involving Media 100 and certain related persons of Media 100, as described below under the heading "Shareholder Voting on Business Combinations-- SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS."

BYLAW AMENDMENTS

    DIGITAL ORIGIN. Under California law, except for bylaws relating to the number of directors on the board, bylaws may be adopted, amended or repealed by the board. Shareholders have the power to adopt, amend or repeal any bylaw. The Digital Origin bylaws authorize the holders of a majority of the outstanding shares of Digital Origin common stock to adopt, amend or repeal bylaws and the board of directors to do the same, subject to the shareholders right to adopt, amend or repeal the bylaws and except for bylaws relating to the number of directors.

    MEDIA 100. Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power upon the board of directors. The Media 100 Restated Certificate of Incorporation confers the power to adopt, amend or repeal the By-Laws upon the board of directors. The Media 100 By-Laws provide that a majority of the board of directors or a majority of the voting power of Media 100 stock outstanding and entitled to vote may adopt, amend or repeal bylaws.

SHAREHOLDER VOTING ON BUSINESS COMBINATIONS

STATUTORY MERGERS

    DIGITAL ORIGIN. California law generally requires that the holders of a majority of the outstanding voting shares of the acquiring and target corporations approve statutory mergers. However, shareholder approval is not required for certain business combination transactions where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

    MEDIA 100. Delaware law generally requires that the holders of a majority of the outstanding stock entitled to vote of the acquiring and target corporations approve a proposed statutory merger. However, Delaware law does not require a stockholder vote of the surviving corporation in a merger if:

    - the merger agreement does not amend the existing certificate of incorporation;

    - each share of the surviving corporation outstanding before the merger is equal to an identical outstanding or treasury share after the merger; and

    - the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger.

CLASS VOTING

    DIGITAL ORIGIN. With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding.

    MEDIA 100. Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation which adversely affects a specific class of shares, increases or decreases the number of authorized shares of a class of shares or increases or decreases the par value of the shares of a class of shares.

SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

    DIGITAL ORIGIN. In the last several years, a number of states, but not California, have adopted special laws designed to make certain kinds of two-step corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under section 1203 of the California Corporations Code, certain business combinations with certain interested shareholders are subject to conditions, including a requirement that a fairness opinion must be obtained and delivered to the corporation's shareholders. California law requires that holders of non-redeemable common stock receive non-redeemable common stock in a merger of the corporation with the holder of more than 50%, but less than 90%, of the capital stock or its affiliate unless all of the holders of the common stock consent to the transaction.

    MEDIA 100. Under section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a business combination with certain interested stockholders for three years following the date that person or entity became an interested stockholder.

    A Delaware corporation may elect not to be governed by section 203, and the Media 100 Restated Certificate of Incorporation contains a provision electing not to be governed by such section.

    The Media 100 Restated Certificate of Incorporation contains a provision that requires the affirmative vote of the holders of not less than 75% of the outstanding shares of voting stock of Media 100 for the approval or authorization of any business combination of Media 100 with any related person, as described below. However, the 75% voting requirement shall not be applicable if: (1) the board of directors approved a memorandum of understanding with the other person with respect to the transaction prior to the time the person became a related person, (2) the transaction is approved by the board of directors of Media 100 and a majority of the approving directors are continuing directors, or
(3) the business combination involves solely the corporation and a majority owned subsidiary of the corporation whose stock is not owned by the related person.

    Under the Media 100 Restated Certificate of Incorporation, a "related person" is essentially a person, corporation, partnership or other entity which, together with its affiliates and associates, is the beneficial owner of 5% or more of the outstanding shares of Media 100 common stock and any affiliate or associate of such related person.

SHAREHOLDER DERIVATIVE SUITS

    DIGITAL ORIGIN. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.

    MEDIA 100. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock was transferred to him or her by operation of law.

DISSENTERS' RIGHT OF APPRAISAL

    Under California law and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters' rights of appraisal under which such shareholder may receive cash in the amount of the fair market value of the shares held by the shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction. The fair market value of the shares is determined by either a court or an agreement between the corporation and the shareholder. The limitations on the availability of dissenters' rights under California law are different from those under Delaware law.

    DIGITAL ORIGIN. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have dissenters' rights unless the holders of at least 5% of the class of outstanding shares claim the right or unless the corporation or any law restricts the transfer of such shares. This 5% restriction does not apply to corporations like Digital Origin who do not have their shares listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System. For more specific information regarding the dissenters' right to appraisal available to shareholders of Digital Origin with respect to the merger, see "The Merger--Dissenters' Rights" on page 34.

    MEDIA 100. Under Delaware law, fair market value is determined exclusive of any element of value arising from the merger or consolidation, and appraisal rights are not available in following situations:

    - the sale, lease or exchange of all or substantially all of the assets of a corporation;

    - a merger or consolidation by a corporation whose shares are either listed on a national securities exchange or are held of record by more than 2,000 holders if those stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or

    - where no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

SIZE OF THE BOARD OF DIRECTORS

    DIGITAL ORIGIN. Under California law, although changes in the number of directors must generally be approved by a majority of the outstanding shares, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. The Digital Origin Bylaws provide that the authorized number of directors may be varied from time to time by resolution of the board of directors, provided that the authorized number may not be fewer than 4 nor more than 7.

    MEDIA 100. Delaware law permits the board of directors alone to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation. The Media 100 By-Laws provide that the size of Media 100's board of directors may be determined from time to time by vote of a majority of the directors then in office. It is currently intended that the size of the Media 100 board of directors will be set at five as of the effective time of the merger.

REMOVAL OF DIRECTORS

    DIGITAL ORIGIN. Under California law, any director or the entire board of directors may be removed, with or without cause, by a majority of the outstanding shares entitled to vote. However, without removing the entire board of directors, no individual director may be removed if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

    MEDIA 100. Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. The Media 100 Restated Certificate of Incorporation does not provide for a classified board of directors or cumulative voting.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

    DIGITAL ORIGIN. Under California law, unless otherwise provided in the articles of incorporation or bylaws, any vacancy, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, provided there is a quorum. If the number of directors in office is less than a quorum, a vacancy, except for a vacancy created by the removal of a director, may be filled by unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors then in office at a properly noticed board of directors meeting or by a sole remaining director. The board of directors may fill a vacancy created by the removal of a director only if the articles of incorporation or bylaws so provide. Digital Origin's Bylaws provide that only the shareholders may fill a vacancy on Digital Origin's board of directors caused by the removal of a director.

    California law further provides that the shareholders may elect a director to fill any vacancy not filled by the board of directors. If, after the filling of a vacancy by the board of directors, less than a majority of the board is comprised of directors elected to office by shareholders, any holder of five percent or more of the total number of outstanding shares having the right to vote for directors may call a special meeting of shareholders or the proper superior court, upon proper application by holders of five percent or more of the total number of outstanding shares having the right to vote for directors, may order a special meeting of shareholders for the purpose of electing the entire board of directors.

    MEDIA 100. Under Delaware law, vacancies may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws. The Media 100 Restated Certificate of Incorporation and By-Laws provide for the filling of board of directors vacancies by a majority of the directors in office even though less than a quorum.

DIRECTORS' COMMITTEES

    DIGITAL ORIGIN. The Digital Origin Bylaws contain provisions for the delegation of all the authority by Digital Origin's board of directors to a committee of members of the board of directors except the authority to authorize the following actions:

    - any action which also requires shareholders' approval or approval of the outstanding shares under California law;

    - the filling of vacancies on the board of directors or on any committee;

    - the fixing of compensation of the directors for serving on the board of directors or any committee;

    - the amendment or repeal of the Digital Origin Bylaws or the adoption of new bylaws;

    - the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or reparable;

    - a distribution to the shareholders of Digital Origin, except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the board of directors; and

    - the appointment of any other committees of the board of directors or the members of those committees.

    MEDIA 100. Under the Media 100 By-Laws, Media 100's board of directors may, by vote of a majority of the whole board of directors, delegate all powers normally held only by the board of directors, except those prohibited by law, or the Media 100 Restated Certificate of Incorporation or By-Laws, in its entirety to a committee comprised of one or more members of the Media 100 board of directors. Under the Delaware General Corporation Law, these committees may exercise any power normally held by the entire board of directors, but may not:

    - approve, adopt or recommend to stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or

    - adopt, amend or repeal any provision of the Media 100 By-Laws.

TRANSACTIONS INVOLVING OFFICERS OR DIRECTORS

    DIGITAL ORIGIN. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve loans or guarantees to or on behalf of officers whether or not such officers are directors if the board of directors determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The Digital Origin Bylaws permit loans to officers upon approval of Digital Origin's board of directors.

    Furthermore, under California law, if shareholder approval is sought for a transaction in which one or more of a corporation's directors has an interest, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors. However, interested directors may be counted for purposes of establishing a quorum.

    MEDIA 100. Under Delaware law, any corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation, including any officer or employee who is also a director of the corporation, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation.

    Furthermore, under Delaware law, contracts or transactions between a corporation and either any of its directors or a second corporation of which a director is also a director, are not void or voidable if either:

    - the material facts as to the transaction and as to the director's interest are fully disclosed, and either the disinterested directors or a majority of the disinterested stockholders approve the transaction in good faith; or

    - the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.

INDEMNIFICATION AND LIMITATION OF LIABILITY

    California law and Delaware law have similar provisions relating to indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states permit corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states with respect to indemnification and limitation of liability.

    DIGITAL ORIGIN. Under California law, these provisions may not eliminate or limit a director's liability for:

    - intentional misconduct or knowing and culpable violation of law;

    - acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director;

    - receipt of an improper personal benefit;

    - acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders;

    - acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders;

    - interested transactions between the corporation and a director in which a director has a material financial interest; or

    - liability for improper distributions, loans or guarantees.

    California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The Digital Origin Articles of Incorporation includes a provision providing that Digital Origin may indemnify its directors and officers to the maximum extent permissible under California law. Digital Origin has entered into separate indemnification agreements with each officer and director consistent with this authority.

    MEDIA 100. Under Delaware law, such provisions may not eliminate or limit director monetary liability for:

    - breaches of the director's duty of loyalty to the corporation or its stockholders;

    - acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

    - the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

    - transactions in which the director derived an improper personal benefit.

    Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the company or its directors from the necessity of complying with federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

    Delaware law generally permits indemnification of directors and officers of expenses, including attorneys' fees actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is found liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses to the extent the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise.

    Under Delaware law, expenses incurred by an officer or director in defending any action may be paid in advance if the director or officer undertakes to repay these amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. Limitations on indemnification may be imposed by a court based on principles of public policy. The Media 100 Restated Certificate of Incorporation eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law.

DISSOLUTION

    DIGITAL ORIGIN. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation.

    MEDIA 100. Under Delaware law, unless the board of directors approves the proposal to dissolve the corporation, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a super majority voting requirement in connection with dissolutions. The Media 100 Restated Certificate of Incorporation contains no such super majority voting requirement.

           STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND
                             DIRECTORS OF MEDIA 100

    The following table sets forth certain information regarding Media 100 common stock owned as of January 31, 2000 (except as noted below) by (i) each person (or group of affiliated persons) believed by Media 100 to be the beneficial owner of more than 5% of the outstanding Media 100 common stock,
(ii) each director of Media 100, (iii) the Chief Executive Officer and each of the other current or former executive officers whose total salary and bonus for fiscal year ended November 30, 1999 exceeded $100,000 and (iv) all current executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, Media 100 believes that each of the persons or entities named in this table has sole voting and investment power with respect to all the shares of common stock indicated.

                                                           NUMBER OF SHARES           PERCENT OF
DIRECTORS AND NAMED EXECUTIVE OFFICERS                   BENEFICIALLY OWNED(1)   OUTSTANDING SHARES(1)
--------------------------------------                   ---------------------   ---------------------
Maurice L. Castonguay (2)..............................          31,000                      *

Timothy C. de E. Collin (3)............................           8,048                      *

Anthony B. Dolph (4)...................................          32,000                      *

B. Robert Feingold (5).................................          36,875                      *

Chester J. Gapinski (6)................................          11,375                      *

John A. Molinari (7)...................................         232,603                   2.59

Roger W. Redmond (8)...................................           4,000                      *

Bruce I. Sachs (9).....................................          46,000                      *

Anthony M. Scotto......................................               0                      *

Paul J. Severino (10)..................................         100,340                   1.12

Steven D. Shea (11)....................................          37,228                      *

All current and former executive officers and directors
  as a group
  (11 persons in all) (12).............................         539,469                   6.01

5% STOCKHOLDERS

Dimensional Fund Advisors Inc. (13)....................         502,000                   5.59
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

Alfred A. Molinari, Jr. (14)...........................         862,611                   9.61
  c/o Data Translations, Inc.
  100 Locke Drive
  Marlboro, Massachusetts 01752

------------------------

*   Represents less than 1%.

(1) The number and percent of the outstanding shares of common stock treat as outstanding all shares issuable pursuant to options exercisable within sixty days of January 31, 2000 held by a particular beneficial owner that are included in the first column.

(2) Includes 6,000 shares subject to options exercisable within sixty days of January 31, 2000.

(3) Includes 7,125 shares subject to options exercisable within sixty days of January 31, 2000.

(4) Includes 32,000 shares subject to options exercisable within sixty days of January 31, 2000.

(5) Includes 36,875 shares subject to options exercisable within sixty days of January 31, 2000.

(6) Includes 11,375 shares subject to options exercisable within sixty days of January 31, 2000.

(7) Includes 111,991 shares subject to options exercisable within sixty days of January 31, 2000.

(8) Includes 4,000 shares subject to options exercisable within sixty days of January 31, 2000.

(9) Includes 6,000 shares subject to options exercisable within sixty days of January 31, 2000.

(10) Includes 20,000 shares subject to options exercisable within sixty days of January 31, 2000.

(11) Includes 22,725 shares subject to options exercisable within sixty days of January 31, 2000. Includes 2,494 shares owned by Tricia Shea and 175 shares subjected to options owned by Tricia Shea.

(12) Includes 214,091 shares subject to options exercisable within sixty days of January 31, 2000.

(13) As reported in, and based solely upon, a Schedule 13G as filed on February 4, 2000 with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. (the "Dimensional Schedule 13G"). According to the Dimensional Schedule 13G, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 502,000 shares of Media 100 common stock. All of such shares are held by four investment companies registered under the Investment Company Act of 1940, as amended, to which Dimensional furnishes investment advice and certain investment vehicles for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(14) Includes 122,124 shares subject to options exercisable within sixty days of January 31, 2000.

           STOCK OWNERSHIP BY PRINCIPAL SHAREHOLDERS, MANAGEMENT AND
                          DIRECTORS OF DIGITAL ORIGIN

    The following table sets forth certain information known to us with respect to beneficial ownership of Digital Origin's common stock as of February 29, 2000 (except as noted), for (i) each shareholder who we believe to be the beneficial owner of more than 5% of our common stock; (ii) our chief executive and chief financial officer, (iii) each of our directors, and (iv) all our current directors and executive officers as a group. Shares of common stock beneficially owned include securities that can be acquired by such person within 60 days of February 29, 2000 upon the exercise of stock options or warrants or upon conversion of convertible securities.


                                                               AMOUNT AND NATURE OF     PERCENT
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP(1)   OF CLASS
------------------------                                      -----------------------   --------
Mary Bobel, Chief Financial Officer (2).....................           26,400                *

Michael D. Boich, director (3)..............................           15,807                *

John Cirigliano, director (4)...............................           21,024                *

Ellenburg Group, shareholder (5)............................          404,990             6.87%

Mark Housley, Chairman and Chief Executive Officer (6)......          256,734             4.35%

Jack Kirby, director (7)....................................            9,739                *

Stephen Manousos, director (8)..............................           22,450                *

Henry Morgan, director (9)..................................           42,000                *

Carl Rosendahl, director (10)...............................            4,000                *

All current executive officers and directors as a group
  (eight persons in all) (11)...............................          398,154             6.75%


------------------------

*   Less than one percent.

(1) Percentage ownership is based on 5,895,340 shares outstanding as of February 29, 2000. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Represents shares subject to options exercisable within 60 days of February 29, 2000.

(3) Represents 15,180 shares held by Mr. Boich, and 627 shares subject to an option exercisable within 60 days of February 29, 2000.

(4) Includes 15,574 shares owned by affiliates of Mr. Cirigliano, and 5,450 shares subject to an option exercisable within 60 days of February 29, 2000.

(5) Includes 5,000 shares of common stock issuable upon exercise of warrants at an exercise price of $10.00 per share until October 13, 2000.
    Messrs. Ellenburg, Karno, Epple and Edwards are the beneficial owners of 182,500, 182,500, 23,994 and 15,996 respectively of our common stock, each filing a separate Schedule 13D on December 11, 1997 with the Securities and Exchange Commission. All such persons may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 because all of their acquisitions of these shares were made pursuant to an option to purchase granted by Mitsubishi Electronics America, Inc.
    Mr. Epple is also the beneficial owner of 4,000 shares of stock not purchased pursuant to such option and these shares are not included in the total amount of the Ellenburg Group. Mr. Ellenburg's address is 217 N. Missouri Avenue, Clearwater, FL 33755; Mr. Karno's address is 16255 Ventura Blvd. Suite 1200, Encino, CA 91436; Mr. Epple's address is 423 Cleveland Street, Clearwater, FL 33757; and Mr. Edwards' address is 217 North Missouri Avenue, Clearwater, FL 33755. Mr. Ellenburg shares voting and investment power with Ms. Tomczak. Information with respect to these holders is based on Schedules 13D filed December 11, 1997.


(6) Represents 3,734 shares held by Mr. Housley purchased through the Digital Origin Employee Stock Purchase Plan and 253,000 shares subject to options exercisable within 60 days of February 29, 2000.


(7) Represents shares subject to options exercisable within 60 days of February 29, 2000.

(8) Includes a portion of a warrant issued to Post Digital Software, Inc. on November 23, 1998, and 5,450 shares subject to an option exercisable within 60 days of February 29, 2000. Mr. Manousos is a principal in Post Digital Software, Inc.

(9) Represents shares subject to options exercisable within 60 days of February 29, 2000.

(10) Represents shares subject to options exercisable within 60 days of February 29, 2000.

(11) Includes the shares described in footnotes 2-4 and 6-10 above.

                          THE MEDIA 100 ANNUAL MEETING

GENERAL

    We are furnishing this document to holders of Media 100 common stock in connection with the solicitation of proxies by the Media 100 board of directors for use at the annual meeting of Media 100 stockholders and any adjournment or postponement of the meeting.

DATE, TIME AND PLACE

    We will hold the Media 100 annual meeting on May 5, 2000 at Media 100's principal executive offices, 290 Donald Lynch Boulevard, Marlborough, Massachusetts 01752 at 10:00 a.m., local time, subject to any adjournments or postponements.

MATTERS TO BE CONSIDERED AT THE MEETING

    The proposals listed below will be submitted to the Media 100 stockholders for their consideration and vote.

    THE MERGER-RELATED PROPOSAL

    At the Media 100 annual meeting, you will be asked to consider and vote upon the following merger-related proposal:

    - to approve the issuance of shares of Media 100 common stock to Digital Origin shareholders in the merger.

    We are submitting this proposal for the approval of Media 100 stockholders pursuant to the requirements of the National Association of Securities Dealers applicable to companies quoted on the Nasdaq National Market.

    OTHER PROPOSALS

    In addition, at the Media 100 annual meeting, the stockholders of Media 100 will consider and vote upon the following proposals:

    - to elect the following persons as directors: Maurice L. Castonguay, Mark Housley, John A. Molinari, Carl Rosendahl and Paul J. Severino;

    - to amend the Media 100 Certificate of Incorporation to increase the number of authorized shares of Media 100 common stock by 75,000,000 shares to 100,000,000 shares;

    - to increase the number of shares of Media 100 common stock available for issuance under the Key Employee Incentive Plan (1992) by 2,000,000 shares to 4,200,000 shares;

    - to ratify the appointment of Arthur Andersen LLP as Media 100's independent auditors for the fiscal year ending November 30, 2000; and

    - to transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

    As of the date hereof, Media 100 has no knowledge of any business other than that described in the notice for the annual meeting which will be presented for consideration at the annual meeting.

RECORD DATE; VOTES PER SHARE


    The Media 100 board of directors has fixed the close of business on April 3, 2000 as the record date for the determination of Media 100 stockholders entitled to notice of the annual meeting. On that date, the outstanding voting shares of capital stock of Media 100 consisted of 8,760,463 shares of common stock. Each share of Media 100 common stock outstanding on the record date is entitled to one vote on each matter to be voted upon at the annual meeting.

QUORUM

    The presence, in person or by proxy, at the annual meeting of the holders of a majority of the outstanding shares of Media 100 common stock is necessary to constitute a quorum for the transaction of business at the annual meeting.

    Abstentions and shares held by brokers that are represented at the annual meeting without specific instructions by shareholders on how to vote those shares will be counted as present for purposes of determining whether there is a quorum at the annual meeting.

VOTES REQUIRED AND METHOD OF TABULATION

    The affirmative vote of the holders of a majority of the shares of Media 100 common stock is required to amend the Media 100 Certificate of Incorporation. A plurality of the votes properly cast is required to elect each director nominee and a majority of the votes properly cast is required to approve all other matters proposed to be acted on at the annual meeting.

HOW SHARES WILL BE VOTED AT THE ANNUAL MEETING

    Shares of Media 100 common stock represented by a proxy properly executed and received before the vote at the Media 100 annual meeting will be voted at the meeting in the manner directed on the proxy card, unless the proxy is revoked in advance of the vote.

    Properly executed blank proxy cards will be voted in favor of the proposals described in the notice for the 2000 annual meeting to Media 100 stockholders. If any other business should properly come before such meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

    Abstentions and shares held by brokers that are represented at the annual meeting without specific instructions by shareholders on how to vote those shares will not be voted. Amendment of the Certificate of Incorporation will require the affirmative vote of a majority of our outstanding shares. Accordingly, if you do not instruct your broker to vote your shares, it will have the effect of a vote against the proposal to amend the Certificate of Incorporation. Should any person named as a director nominee be unable or unwilling to serve as director, the persons named in the form of proxy for the annual meeting intend to vote for such other person as the Media 100 board of directors may recommend.

HOW TO REVOKE A PROXY

    You may revoke your proxy at any time before it is voted by:

    - so notifying the Secretary of Media 100 in writing at the address of Media 100's principal executive offices not less than one hour before the time fixed for the beginning of the meeting;

    - signing and dating a new and different proxy card; or

    - voting your shares in person or by an appointed agent or representative at the meeting.

    You may not revoke your proxy by merely attending the Media 100 annual meeting.

SOLICITATION OF PROXIES

    Media 100 will bear the costs of soliciting proxies from the holders of Media 100 common stock. Proxies will initially be solicited by Media 100 by mail, but directors, officers and selected other employees of Media 100 may also solicit proxies by personal interview, telephone, telegraph or e-mail. Directors, executive officers and any other employees of Media 100 who solicit proxies will not be specially compensated for those services, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. Media 100 has retained CIC Express Service, Inc. to aid in the solicitation of proxies. CIC Express Service, Inc. will receive customary fees and expense reimbursement for its services. Media 100's transfer agent, Boston Equiserve, has agreed to assist Media 100 in connection with the tabulation of proxies.

ADJOURNMENT OF MEETING

    In the event that sufficient votes in favor of the election of the nominees for director listed in this joint proxy statement/prospectus (the "Nominees") or any other matter presented hereunder are not received by May 5, 2000, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Nominees and all such other matters. They will vote against any such adjournment those proxies withholding authority to vote on any Nominee and voting against or abstaining with respect to all other such matters. Media 100 will pay the costs of any additional solicitation and of any adjourned meetings.

            MATTERS TO BE CONSIDERED AT THE MEDIA 100 ANNUAL MEETING

ISSUANCE OF SHARES OF MEDIA 100 COMMON STOCK IN THE MERGER

    On December 22, 1999, the Media 100 board of directors unanimously adopted a resolution approving the issuance of shares of Media 100 common stock, in the merger, subject to completion of the merger. These shares will not be issued unless the merger is completed. This share issuance proposal is being submitted for approval by the stockholders of Media 100 pursuant to the requirements of the National Association of Securities Dealers applicable to companies with securities quoted on the Nasdaq National Market. These requirements provide that this share issuance must be approved by a majority of the total votes cast on this proposal at the Media 100 annual meeting.

    For a detailed description of the merger please see "The Merger" beginning on page 17.

    THE MEDIA 100 BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ISSUANCE OF MEDIA 100 COMMON STOCK IN THE MERGER.

ELECTION OF DIRECTORS

    NOMINEES. At the annual meeting it is intended that the nominees listed below be elected to the Media 100 board of directors to hold office until the next annual meeting and until their successors have been duly elected and qualified. Information regarding these nominees is set forth below. These nominees are currently directors of Media 100.

NAME                                                   AGE            POSITION WITH MEDIA 100
----                                                 --------         ---------------------------------------
John A. Molinari...................................     37            President and Chief Executive Officer
                                                                      and Director
Maurice L. Castonguay..............................     48            Director
Paul J. Severino...................................     53            Director

    In addition, it is intended that the nominees listed below also be elected to the Media 100 board of directors to hold office until the next annual meeting and until their successors have been duly elected and qualified, subject to the closing of the merger and with effect immediately after the merger. Information regarding these nominees is set forth below.

NAME                                                   AGE            POSITION WITH MEDIA 100
----                                                 --------         ---------------------------------------
Mark Housley.......................................     43            Director nominee
Carl Rosendahl.....................................     42            Director nominee

    Mr. Molinari has been a director since June 1995. He was President of Media 100 from November 1996 until October 1998 and resumed the title of President in June 1999 and has been Chief Executive Officer of Media 100 since
November 1996. He served as Vice President and General Manager of Media 100's multimedia group from 1990 to November 1996.


    Mr. Castonguay has been a director since February 1997. Since January 1999, he has been Chief Financial Officer and Vice President of Finance and Administration of Matrix One, Inc., a provider of internet business collaboration software. From August 1997 to October 1998, Mr. Castonguay was Chief Financial Officer, Treasurer and Vice President of Finance and Administration of Stratus Computer, Inc., a provider of fault tolerant computer systems. From March 1996 to August 1997, Mr. Castonguay served as Vice President of Finance and Chief Financial Officer of Gradient Technologies, Inc., a provider of distributed computing and security solutions for the enterprise and intranet markets. From 1990 to 1996, Mr. Castonguay served as Chief Financial Officer and Vice President of Finance of Xylogics, Inc., a supplier of remote access communications products.


    Mr. Severino has been a director since April 1985. He has been the Chairman of NetCentric Corporation, a provider of Internet protocol telephony applications, since August 1997 and served as Chief Executive Officer from June 1998 until April 1999. From August 1997 to June 1998, Mr. Severino served as NetCentric's Acting Chief Executive Officer. He is the founder and former Chairman of Bay Networks, Inc., a supplier of internetworking communication products, where he served as Chairman of the Board from October 1994 to October 1996, and as President and Chief Executive Officer from 1985 to
October 1994. Mr. Severino is also a director of Massachusetts Telecommunications Development Corporation.



    Mr. Housley has been President and Chief Operating Officer of Digital Origin since January 1997, CEO since August 1997 and Chairman since December 1997. From March 1995 until October 1996, Mr. Housley was founder and Vice President of Marketing of Spectrum Wireless, Inc., a manufacturer of wireless infrastructure products. From May 1992 until March 1995, Mr. Housley held various executive positions for Digital Origin and its predecessor SuperMac Technologies, Inc., including Vice President and General Manager of the SuperMac Technology, Inc.'s Color Publishing Division. From October 1990 until May 1992, Mr. Housley was a Vice President for Siemens AG in Santa Clara, California, a multinational manufacturer of electronic equipment, and was responsible for directing product marketing and planning.



    Mr. Rosendahl joined the Digital Origin board of directors in 1999.
Mr. Rosendahl is Chairman of Pacific Data Images, Inc. "PDI", a privately held Palo Alto company employing about 300 employees founded in 1980 by Mr. Rosendahl.


    BOARD OF DIRECTORS, MEETINGS, COMMITTEES AND COMPENSATION. During the fiscal year ended November 30, 1999, Media 100's board of directors held eleven meetings and acted by written consent on one additional occasion. Each of the directors attended at least 75% of the aggregate of the meetings of the Board and all committees of the Board on which he served which were held while he was a director. There are two committees of the board of directors: an audit committee and a compensation committee. There is no nominating committee.

    The audit committee reviews with management and Media 100's independent public accountants Media 100's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the public accountants upon the financial condition of Media 100 and its accounting controls and procedures, and such other matters as the committee deems appropriate. The audit committee is comprised of two members, Messrs. Castonguay and Redmond. During the fiscal year ended November 30, 1999, the audit committee met on two occasions. Following the annual meeting, the audit committee will be comprised of three members. The board of directors intends to name Messrs. Severino and Rosendahl as members of the audit committee to replace the vacancy created by Mr. Redmond's retirement as a director of Media 100 and to fill the additional seat being created.

    The compensation committee reviews salary policies and compensation of officers and other members of management and approves compensation plans. The compensation committee also administers Media 100's stock option and purchase plans. The compensation committee is currently comprised of two members, Messrs. Sachs and Severino. During the fiscal year ended November 30, 1999, the compensation committee met on nine occasions. Following the annual meeting, the board of directors intends to name Mr. Rosendahl as a member of the compensation committee to replace the vacancy created by Mr. Sachs' retirement as director of Media 100.

    During the fiscal year ended November 30, 1999, Media 100 compensated each director who is not also an employee of Media 100 $8,000 per year plus $1,000 per Board meeting attended and $500 per committee meeting attended for their services as a director. In addition, each non-employee director has been granted options to purchase Media 100 common stock under Media 100's Key Employee Incentive Plan (1992) and, in the case of Mr. Severino, also under Media 100's Key Employee Incentive Plan (1982).

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The members of the compensation committee during the fiscal year ended November 30, 1999 were Messrs. Sachs and Severino. Following the annual meeting, the Board intends to name Mr. Rosendahl to the compensation committee to replace the vacancy created by Mr. Sachs' retirement as a director of Media 100.

    THE MEDIA 100 BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

AMENDMENT TO THE MEDIA 100 CERTIFICATE OF INCORPORATION

    On March 3, 2000, the Media 100 board of directors unanimously adopted a resolution approving an increase in Media 100's authorized common stock by 75,000,000 shares to 100,000,000 shares.

    The Media 100 board of directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings and acquisition transactions, stock dividends or splits, employee benefit plans and other general corporate purposes. Having authorized shares of common stock available for issuance in the future will allow Media 100 to issue those shares without the expense and delay of calling and holding a special stockholder meeting.

    The additional authorized but unissued shares of Media 100 common stock could be issued at the discretion of the Media 100 board of directors in connection with acquisitions, efforts to raise additional capital for Media 100 and other corporate purposes without any further action by the stockholders, except as required by applicable law or the rules of any national securities exchange or quotation system, such as the Nasdaq National Market, on which the shares of Media 100 are at the time listed or quoted. The Media 100 board of directors has no present plan or intention to issue any shares of Media 100 common stock authorized by this proposal, other than in connection with its stock option plans.

    The additional shares of common stock for which authorization is sought would be identical to the shares of common stock currently authorized. Although the Media 100 board of directors will authorize the issuance of additional common stock based on its judgment as to the best interests of Media 100 and its stockholders, issuance of common stock could have a dilutive effect on the earnings per share, book value per share, and on the equity and voting power of existing holders of Media 100 common stock.


    As of April 3, 2000, the total amount of authorized shares of Media 100 common stock was 25,000,000 shares, and 8,760,463 shares of Media 100 common stock were issued and outstanding.


    THE MEDIA 100 BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF MEDIA 100 COMMON STOCK.

INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE KEY EMPLOYEE
  INCENTIVE PLAN (1992) (THE "1992 PLAN")


    REQUIREMENTS. This proposal to increase the number of shares authorized for issuance under the 1992 Plan is being submitted for approval of the stockholders of Media 100 pursuant to the requirements of the National Association of Securities Dealers applicable to companies with securities quoted on the Nasdaq National Market. These requirements provide that this increase in the number of shares authorized for issuance under the 1992 Plan must be approved by a majority of the total votes cast on this proposal at the Media 100 annual meeting.


    THE 1992 PLAN. The 1992 Plan provides for the grant of incentive stock options, non-incentive stock options and stock appreciation rights to key employees, advisers, consultants and directors of Media 100 or any of its participating subsidiaries.

    In 1996, the Media 100 stockholders approved an increase in the number of shares authorized for issuance under the 1992 Plan from 1,000,000 to 2,000,000. In 1999, the Media 100 stockholders approved an increase in the number of shares authorized for issuance under the 1992 Plan from 2,000,000 to 2,200,000. As of January 31, 2000, 54,092 shares of Media 100 common stock remain available for future grants under the 1992 Plan. Media 100's stock option program is the principal incentive tool used to motivate key employees to create long-term value for stockholders. Providing key employees with an opportunity to participate in an increase in stock value encourages equity ownership by management, which, in turn, more closely aligns management's interests with the interests of all stockholders. The board of directors believes that the shares currently available for grant under the 1992 Plan are not sufficient for the stock option program. As a result, the board of directors has approved, and submitted to the stockholders for approval, an increase of 2,000,000 in the number of shares that may be purchased under the 1992 Plan for a total of 4,200,000 shares, subject to adjustment as described below. The board of directors recommends a vote in favor of this increase.

    The 1992 Plan is administered by the compensation committee. The compensation committee is responsible for the day-to-day administration of the 1992 Plan, including the selection of participants in the 1992 Plan, determination of the terms and provisions of awards granted under the 1992 Plan (subject to certain limitations set forth in the 1992 Plan), interpretation of the provisions of the 1992 Plan and resolution of disputes thereunder, which determinations are conclusive.

    The exercise price for all options granted under the 1992 Plan (other than options granted to non-employee directors) is determined by the compensation committee and, in the case of incentive options, may not be less than 100% (110% in the case of incentive stock options granted to persons owning or treated as owning more than 10% of the total combined voting power of all classes of Media 100 capital stock) of the fair market value of the common stock on the date of grant. Unless otherwise specified by the compensation committee, each option vests as to 20% of the shares on the first anniversary of the date of grant and an additional 20% on each anniversary thereafter, which vesting schedule may be accelerated in certain circumstances. No option may be exercised later than 10 years (five years in the case on incentive options granted to any 10% beneficial owners) after the date of grant.

    Stock appreciation rights ("SARs") may be granted in tandem or independent of options. SARs entitle recipients to receive upon exercise, with respect to each share of common stock to which the SAR relates, payment in cash or shares of common stock (as determined by the board of directors) equal to the difference between the fair market value of the common stock on the date the SAR is exercised, as may be adjusted by the compensation committee, and the fair market value on the date the SAR was granted. The compensation committee may adjust the fair market value of the common stock on the date of exercise to account for dividends on the common stock, and in such limited circumstances as it may specify following a change in control of Media 100, by reference to a specified value for the common stock during the period immediately preceding the change in control, as the compensation committee determines.

    The rights of a 1992 Plan participant in an award granted under the 1992 Plan are exercisable during his lifetime only by him and may not be sold, pledged, assigned, or otherwise transferred other than by will or the laws of descent and distribution. Nothing in the 1992 Plan is to be construed so as to give a participant the right to be retained in the service of Media 100. In the event of the death of a participant, all options held by the participant may be exercised by the participant's executor or administrator for a period of one year (or as extended by the compensation committee) following the participant's death for all or any of the shares which the participant was entitled to purchase immediately prior to his or her death.

    In the event of the termination of a participant's (other than a non-employee director's) employment or service with Media 100 for any reason other than death, all awards held by the participant shall immediately terminate unless the compensation committee determines that such awards as were exercisable immediately prior to termination shall remain exercisable for a period of time after termination. Employment shall not be considered terminated in the case of any bona fide leave of absence approved by the board of directors for purposes of the 1992 Plan so long as reemployment is guaranteed by statute or contract or in the case of a transfer of employment between Media 100 and one of its subsidiaries or between subsidiaries or between Media 100 and a corporation issuing or assuming an option in a merger, reorganization, acquisition or other transaction to which Section 424(a) of the Internal Revenue Code applies.

    The 1992 Plan currently provides for the grant of non-incentive options covering 10,000 shares of Media 100 common stock to each non-employee director of the Company serving on April 8, 1992 and for the grant of non-incentive options covering 10,000 shares of common stock to each non-employee director initially elected to the board of directors after April 8, 1992 on the date such director is elected. All such options shall be exercisable with respect to 20% of the shares on the first anniversary of the date of grant and an additional 20% on each subsequent anniversary and shall expire not later than 10 years from the date of grant. All unexpired options granted to a non-employee director that are exercisable on the date such director ceases to be a director for any reason other than death (which shall terminate immediately) shall remain exercisable for a period of six months following such termination, but shall terminate immediately if the director was removed for cause or resigned under circumstances which in the opinion of the board of directors casts such discredit on Media 100 or him so as to justify termination of his options.

    In the event there is a change in the outstanding stock of Media 100 due to a stock dividend, stock split, combination of shares, recapitalization, merger in which Media 100 is the surviving corporation or other capital change, the aggregate number of shares available under the 1992 Plan and under the outstanding options, the option price, and other relevant provisions, will be appropriately adjusted. In the event of a consolidation or merger in which Media 100 is not the surviving corporation or which results in the acquisition of all Media 100's outstanding stock by a single entity, or in the event of the sale of substantially all of Media 100's assets, all outstanding awards shall terminate (including the options to non-employee directors to the extent the compensation committee determines it may do so in accordance with applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934), provided that the board of directors shall either make all such outstanding awards exercisable immediately prior to consummation of such merger, consolidation or sale of assets or arrange to have the surviving or acquiring entity grant replacement awards having equivalent terms and provisions.

    The compensation committee has the power to amend the 1992 Plan or amend any outstanding award for the purpose of satisfying the requirements of Section 422 of the Code or of any changes in applicable laws or regulations, to comply with any applicable laws and requirements of foreign jurisdictions or for any other lawful purpose as long as such amendment will not adversely affect the rights of any participant (without their consent) under any awards previously granted. The 1992 Plan provides for additional indemnification by Media 100 of members of the Board against liabilities arising in respect of actions taken by the Board in administering the 1992 Plan.

    FEDERAL TAX EFFECTS. THE FOLLOWING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF STOCK OPTIONS GRANTED UNDER THE 1992 PLAN IS BASED UPON THE PROVISIONS OF THE INTERNAL REVENUE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE IRS. IT IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE 1992 PLAN OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT. IN ADDITION, THERE MAY BE FOREIGN, STATE OR LOCAL TAX CONSEQUENCES THAT ARE NOT DISCUSSED HEREIN.

    The grant of an option does not produce taxable income to the participant or a deduction for Media 100. Upon the exercise of an option not qualifying as an "incentive stock option" under the Internal Revenue Code, the participant will recognize ordinary income (subject to withholding where the option was awarded in connection with employment) equal to the excess of the fair market value of the shares acquired upon exercise over the exercise price. Media 100 will be entitled to a corresponding deduction. Media 100 will not be entitled to a deduction with respect to any gain or loss recognized upon a subsequent disposition of the shares. The exercise of an option that qualifies as an incentive stock option does not produce ordinary taxable income to the participant, nor is Media 100 entitled to a deduction upon exercise. However, exercise of an incentive stock option results in additional alternative minimum taxable income equal to the excess of the fair market value of the shares acquired upon exercise over the exercise price, which may result in an alternative minimum tax liability for the participant. If shares acquired upon exercise of an incentive stock option are not disposed of within two years from the date of grant of the incentive stock option or within one year after exercise, any gain or loss recognized upon a subsequent sale or exchange of the shares will be a long-term capital gain or loss. Media 100 will not be entitled to a deduction in this case. However, a participant who disposes of such shares within either the one-year or two-year periods (a "disqualifying disposition") will recognize ordinary income in the year of the disqualifying disposition (and Media 100 will be entitled to a deduction) equal in general to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any gain or loss upon disposition of the shares will be taxed as short- or long-term capital gain or loss (assuming the common stock is a capital asset to the holder). For purposes of applying the foregoing rules, an incentive stock option will be treated as a nonqualified option to the extent that it, together with other incentive stock options granted to the participant after 1986 under any plan of Media 100 or its subsidiaries, first becomes exercisable in any calendar year for stock having a fair market value (determined as of the time of grant of the option) in excess of $100,000. Also, an incentive stock option will be treated as a nonqualified option if it is exercised more than three months following termination of employment (with exceptions in the case of termination by reason of death or disability).


    As of January 31, 2000, approximately 276 key employees and directors were eligible to participate in the 1992 Plan. As of January 31, 2000, 1,686,387 shares were subject to outstanding options granted under the 1992 Plan and no shares were subject to SARs granted under the 1992 Plan. As of April 3, 2000, the last reported sale price of the common stock on the Nasdaq National Market was $27.00.

    STOCK OPTIONS GRANTED UNDER THE 1992 PLAN SINCE ITS INCEPTION. Since its inception, and through January 31, 2000, the following persons have received stock options pursuant to the 1992 Plan:

NAME AND PRINCIPAL POSITION                                   NUMBER OF OPTIONS(1)
---------------------------                                   --------------------
John A. Molinari, President and Chief Executive Officer and
  Director (2)..............................................          481,404
Maurice L. Castonguay, Director.............................           10,000
Timothy C. de E. Collin, Vice President of Worldwide Sales
  and Marketing.............................................           60,000
Anthony B. Dolph, Vice President of Business Development....          100,000
B. Robert Feingold, Former President, Chief Operating
  Officer, and Director.....................................          150,000
Chester J. Gapinski, Vice President of Engineering..........           65,000
Roger W. Redmond, Director..................................           10,000
Bruce I. Sachs, Director....................................           10,000
Anthony M. Scotto, Former Vice President of Product
  Development...............................................          115,000
Paul J. Severino, Director..................................           20,000
Steven Shea, Vice President of Finance, Treasurer and
  Secretary.................................................           73,000
All Current Executive Officers as a Group...................        1,044,404
All Current Directors who are not Executive Officers as a
  Group.....................................................           50,000
All Employees who are not Executive Officers as a Group.....        3,281,970

------------------------

(1) Such number represents the total number of options granted to the person or group in question under the 1992 Plan, without taking into account those options which have been exercised, terminated or expired. See the compensation committee report on executive compensation. The dollar value of options is equal to the difference between the exercise price of the options granted and the fair market value of the Media 100 common stock at the date of exercise. Accordingly, such dollar value is not readily ascertainable.

(2) Mr. Molinari has received five percent or greater of all options granted under the 1992 Plan.

    THE MEDIA 100 BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE IN THE NUMBER OF MEDIA 100 SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 1992 PLAN.

RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITOR

    The Media 100 board of directors has selected Arthur Andersen LLP to continue to serve as independent auditor of Media 100 for the fiscal year ending November 30, 2000, subject to ratification by Media 100's stockholders.

    Arthur Andersen LLP has served as Media 100's independent auditor since 1980 and has no direct financial interest or material indirect financial interest in Media 100. Media 100 expects that representatives of Arthur Andersen LLP will be present at the Media 100 annual meeting and will have the opportunity, at its discretion, to make a statement and to respond to appropriate stockholder questions.

    Arthur Andersen LLP's audit services for the fiscal year ended November 30, 1999 included: auditing Media 100's annual financial statements; preparing Media 100's federal and state income tax return; consulting with Media 100's audit committee; and engaging in routine consultations on financial accounting and reporting matters.

    The audit committee authorized all services performed by Arthur Andersen LLP on behalf of Media 100. In addition, the audit committee reviews the scope of services to be provided by Arthur Andersen LLP annually and considers the effect, if any, that performance of any non-audit services might have on audit independence.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MEDIA 100'S STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITOR.

                          MEDIA 100 EXECUTIVE OFFICERS

    The executive officers of Media 100 as of January 31, 2000 are as follows:

NAME                                                AGE                    POSITION WITH THE COMPANY
----                                        --------------------   ------------------------------------------
John A. Molinari..........................                    37   President and Chief Executive Officer and
                                                                   Director
Timothy C. de E. Collin...................                    37   Vice President of Worldwide Sales and
                                                                   Marketing
Anthony B. Dolph..........................                    41   Vice President of Business Development
Chester J. Gapinski.......................                    46   Vice President of Engineering
Steven D. Shea............................                    33   Vice President of Finance, Treasurer and
                                                                   Secretary


    Mr. Molinari was President from November 1996 until October 1998 and resumed the title of President in June 1999 and has been Chief Executive Officer since November 1996. From 1990 to November 1996, Mr. Molinari served as Vice President and General Manager of the Company's multimedia group. See "The Media 100 Annual Meeting--Election of Directors" on page 70.



    Mr. Collin was appointed Vice President of Worldwide Sales and Marketing in October 1999. Mr. Collin joined the company in October 1996 as the Managing Director of Media 100's U.K. subsidiary. Mr. Collin was promoted to Director of European Operations in December 1998. Prior to that, he worked for Digital Origin, Inc. (formerly Radius, Inc.) in their U.K. subsidiary.



    Mr. Dolph has been Vice President, Business Development since January 1998. He served as Vice President of Marketing from October 1997 to January 1998, as Vice President of Strategic Planning from November 1996 to October 1997, and as director of marketing for Media 100's multimedia group from June 1994 to November 1996. Prior to joining Media 100, he was employed by Progress Software Corporation, a supplier of computer application technology for the client/server market, where he was Director, Corporate Communications from 1992 to June 1994.


    Mr. Gapinski was appointed Vice President of Engineering in July 1999.
Mr. Gapinski joined Media 100 in June 1997 as the Director of Engineering. Prior to that, he was Business Unit General Manager at GenRad Inc., a leading supplier of test and measurement systems. Prior to that, Mr. Gapinski held director-level positions in engineering, program management and strategic business development.


    Mr. Shea was appointed Vice President of Finance in October 1998, Corporate Secretary in June 1998 and Treasurer in April 1998. Prior to that he was Corporate Controller since December 1996. Mr. Shea joined the company in April of 1995. Prior to that he held various positions in finance and accounting at Bay Networks and Digital Equipment Corporation.

                        MEDIA 100 EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by Media 100 and its subsidiaries to or on behalf of the Chief Executive Officer and each of the other executive officers whose salary and bonus for the fiscal year ended November 30, 1999 exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                          AWARDS(1)
                                                                         ------------
                                             ANNUAL COMPENSATION          SECURITIES
                                             -------------------          UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(2)
---------------------------            --------   ---------   --------   ------------   ------------------
John A. Molinari (3).................    1999     $200,000    $100,000            0          $   288
  President and Chief Executive          1998      200,000      30,000      202,250              288
  Officer                                1997      200,000           0       20,000              336

Timothy C. de E. Collin (4)..........    1999      194,423      27,488       38,000           21,316
  Vice President of Worldwide
  Sales and Marketing

Anthony B. Dolph (5).................    1999      145,000      36,250            0            3,160
  Vice President of Marketing            1998      135,000      20,250       50,000            1,012
                                         1997      125,250      25,750       30,000              210

B. Robert Feingold (6)...............    1999      200,000           0            0            3,663
  Former President, Chief Operating      1998       26,154      50,000      150,000               65
  Officer and Director

Chester J. Gapinski (7)..............    1999      132,873      22,662       25,000            2,820
  Vice President of Engineering

Anthony M. Scotto (8)................    1999      175,386       6,526            0            1,811
  Former Vice President of Product       1998      170,000      30,334       75,000              806
  Development                            1997      155,000      29,063            0            1,259

Steven D. Shea (9)...................    1999      125,000      62,500       20,000            2,834
  Vice President of Finance,
  Treasurer and Secretary

------------------------


(1) Media 100 has not issued stock appreciation rights or granted restricted stock awards. In addition, Media 100 does not maintain a "long-term incentive plan," as that term is defined in applicable rules. See "The Compensation Committee Report on Executive Compensation" on page 80.


(2) The amounts reported represent (i) the dollar value of premiums paid by Media 100 on term life insurance for the benefit of the Named Executive Officers and (ii) contributions to a defined contribution plan with respect to Mr. Dolph in 1999 and 1998, Mr. Feingold in 1999, Mr. Shea in 1999,
    Mr. Gapinski in 1999, and Mr. Scotto in 1999, 1998 and 1997. The amounts reported for Mr. Collin represent payments for car allowance, pension and insurance.

(3) Mr. Molinari was appointed Chief Executive Officer effective November 30, 1996. Mr. Molinari served as President from November 1996 until
    October 1998 and resumed the title of President in June 1999. From 1990 to November 1996, he was Vice President and General Manager of Media 100's multimedia group.

(4) Mr. Collin commenced employment in October 1996 and was appointed an executive officer effective October 1999 when he was promoted to Vice President of Worldwide Sales and Marketing.

(5) Mr. Dolph was appointed an executive officer of Media 100 effective November 30, 1996.

(6) Mr. Feingold commenced employment on October 12, 1998, as President, Chief Operating Officer and Director. Mr. Feingold terminated his employment on January 15, 2000 and received a severance payment of $200,000 at that time.

(7) Mr. Gapinski was appointed an executive officer of Media 100 effective July 1999.

(8) Mr. Scotto commenced employment with Media 100 on June 24, 1996, and was appointed an executive officer of Media 100 effective November 30, 1996. Mr. Scotto terminated his employment in October 1999 and received a severance payment of $66,938 at that time.

(9) Mr. Shea was appointed Vice President of Finance in October 1998, Corporate Secretary in June 1998 and Treasurer in April 1998.

STOCK OPTIONS

    The following table provides information concerning the grant of stock options under the Key Employee Incentive Plan (1992) to the Named Executive
Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL
                                                                                              REALIZABLE VALUE
                                                     INDIVIDUAL GRANTS                            AT ASSUME
                                    ----------------------------------------------------       ANNUAL RATES OF
                                                  % OF TOTAL                                     STOCK PRICE
                                    NUMBER OF      OPTIONS                                    APPRECIATION FOR
                                    SECURITIES     GRANTED                                     OPTION TERM (1)
                                    UNDERLYING   TO EMPLOYEES   EXERCISE OR                -----------------------
                                     OPTIONS      IN FISCAL     BASE PRICE    EXPIRATION       5%          10%
NAME                                GRANTED(#)       YEAR        ($/SHARE)       DATE         ($)          ($)
----                                ----------   ------------   -----------   ----------   ----------   ----------
Timothy C. de E. Collin...........     5,000         0.76         5.1250        1/08/09        16,115       40,840
                                       5,000         0.76         6.1250        6/16/09        19,260       48,808
                                      28,000         4.28         6.3130        9/15/09       111,166      281,716

Chester J. Gapinski...............    25,000         3.82         5.5630        7/14/09        87,464      221,649

Steven D. Shea....................    10,000         1.53         5.1250        1/08/09        32,231       81,679
                                      10,000         1.53         5.5630        7/14/09        34,985       88,660

------------------------

(1) The amounts shown reflect options granted pursuant to the Stock Option Repricing Program in 1998.

OPTION EXERCISES AND HOLDINGS

    The following table provides information, with respect to the Named Executive Officers, concerning the unexercised options held as of the end of the fiscal year:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                 SHARES                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                ACQUIRED                   UNDERLYING UNEXERCISED              IN-THE-MONEY
                                   ON                       OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(1)
                                EXERCISE      VALUE      ---------------------------   ----------------------------
NAME                              (#)      REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                            --------   -----------   -----------   -------------   ------------   -------------
Anthony B. Dolph..............        0             0        29,750         20,250          314,160        213,840

Timothy C. de E. Collin.......        0             0         5,125         44,875           53,887        390,199

B. Robert Feingold............        0             0        37,501        112,499          440,637      1,321,863

Chester J. Gapinski...........        0             0         9,313         40,687           99,487        392,838

John A. Molinari..............        0             0       101,256        100,994        1,086,571      1,115,189

Anthony M. Scotto.............   35,125       193,335             0              0                0              0

Steven D. Shea................        0             0        16,744         39,756          181,692        399,868


------------------------

(1) Market value of underlying securities at November 30, 1999, minus the exercise price of "in-the-money" options. These amounts take into account options granted pursuant to the Stock Option Repricing Program in 1998.

       MEDIA 100 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for reviewing the compensation of the executive officers of Media 100. The committee also grants stock options under Media 100's stock option plans and administers Media 100's employee stock purchase plan.

    COMPENSATION PHILOSOPHY. Media 100 operates in a highly competitive and rapidly evolving high technology business. The committee seeks to establish compensation policies that provide management with a performance incentive to align the interests of senior management with stockholder interests. The program includes three principal components: salary, annual bonus incentives, and stock option awards. The committee considers the past performance and anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

    SALARY. The salaries of the executive officers (including the Chief Executive Officer) are reviewed annually by the committee in light of survey information developed by an independent compensation and benefits consultant. The committee considers the median compensation levels for comparable positions at other technology companies, but does not, as a matter of policy, fix compensation of all executive officers as a percentage of such median levels. Accordingly, compensation levels for an executive officer may be set by the committee above or below such median levels, based on the committee's subjective assessment of other factors, including the scope of an individual's responsibilities, his or her prior level of experience and competition for executives with the skills required by Media 100. Based on the above considerations, the base salaries of the executive officers were increased during fiscal 1999 between 0% and 17% over the levels in effect at the end of fiscal 1998.

    ANNUAL BONUS INCENTIVES. The committee annually reviews and approves an executive incentive plan which provides executive officers (including the Chief Executive Officer) with the opportunity to earn specified percentages of their base salary based upon targeted financial goals and, in certain instances, on the achievement of individual objectives and a subjective assessment of the executive's performance. For the last fiscal year, the financial targets approved by the committee included goals for revenue and net income, and the percentage of the target incentive tied to each financial goal varied among the executive officers depending on the scope of an individual's responsibilities and the significance of an individual's anticipated contribution to the overall objectives of Media 100. The committee approved the range of the target incentives for the executive officers at 25% to 50% of base compensation, based on the above considerations. Incentive payments totaling $255,426 under the fiscal 1999 plan were made with respect to the targeted financial goals.

    STOCK OPTION AWARDS. Stock option awards are designed to align the interests of the executive officers with the long-term interests of the stockholders. The committee awards stock options generally at fair market value on the date of grant, and such awards are subject to vesting periods which are intended to encourage the executive officers to remain with the Company. The timing and amount of stock option awards given to the executive officers in fiscal 1999 were based in each case on the committee's subjective judgment of the particular circumstances of the individual.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Molinari's salary, annual incentive opportunity and stock option award for fiscal 1999 were determined by the committee in accordance with the philosophy described above. Mr. Molinari's base salary was fixed at $200,000. Mr. Molinari's annual bonus incentive opportunity represented 50% of his base salary at target, and was based upon Media 100's achievement of certain targeted revenue and net income goals. An incentive payment of $100,000 was made to Mr. Molinari for fiscal 1999. In 1999, Mr. Molinari was not awarded any stock option grants.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows public companies a tax deduction for compensation paid in excess of $1,000,000 in any year to each of the company's chief executive officer or any of the company's four other highest paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are satisfied. As was the case in fiscal 1999, the committee anticipates that in fiscal 2000 all compensation to executive officers will be fully deductible under Section 162(m). The committee therefore has not yet found it necessary to enact a policy with respect to qualifying compensation paid to executive officers for deductibility.

                                          COMPENSATION COMMITTEE

                                          Bruce I. Sachs
                                          Paul J. Severino

                          MEDIA 100 PERFORMANCE GRAPH

                                     [GRAPHIC]

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Media 100 common stock against the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market (U.S.) Index") and the CRSP Index for Nasdaq Electronic Component Stocks (the "Nasdaq Electronic Component Index") for the five fiscal year period ending November 30, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                1994       1995       1996       1997       1998       1999
                                                              --------   --------   --------   --------   --------   --------
NASDAQ STOCK MARKET (U.S.) INDEX............................  $100.00    $142.53    $174.58    $217.48    $266.60    $447.56
NASDAQ ELECTRONIC COMPONENT INDEX...........................  $100.00    $184.40    $286.70    $336.87    $417.66    $798.30
MEDIA 100 INC. (MDEA).......................................  $100.00    $125.00    $325.00    $189.58    $ 82.18    $ 76.55

    The above graph compares the performance of the Company with that of the Nasdaq Stock Market (U.S.) Index, which is an index comprising all domestic shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market, and the Nasdaq Electronic Component Index, which is an industry index. Both of these indices are prepared by the Center of Research in Securities Prices at the University of Chicago, and weigh investment on the basis of market capitalization.

    The comparison of total return of investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested at the close of the market on November 30, 1994 in each of the Nasdaq Stock Market (U.S.) Index, the Nasdaq Electronic Component Index and Media 100.

       MEDIA 100 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended November 30, 1999 all filing requirements applicable to its officers, directors and such 10% beneficial owners were complied with, except that Mr. Collin failed to file a Form 3 within the required time period to reflect one transaction relating to the grant of stock options to Mr. Collin in connection with his promotion to Vice President of Worldwide Sales and Marketing.

                        MEDIA 100 STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 2001 annual meeting of stockholders must be received at Media 100's principal executive offices located at 290 Donald Lynch Boulevard,

Marlborough, Massachusetts 01752 not later than December 9, 2000, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Assuming Media 100 holds the 2001 annual meeting of stockholders within 30 days of the anniversary date of the 2000 annual meeting, stockholders must provide Media 100 with notice at least 60 days in advance of the 2001 annual meeting of other matters the stockholders of Media 100 otherwise desire to introduce at the 2001 annual meeting of stockholders.

                       THE DIGITAL ORIGIN ANNUAL MEETING

GENERAL


    The accompanying proxy is solicited on behalf of the Digital Origin board of directors for use at the Annual Meeting of Shareholders to be held at Digital Origin's offices at 460 East Middlefield Road, Mountain View, California 94043 on May 5, 2000, at 10:00 a.m. pacific time. Only holders of record of our common stock on the record date of March 17, 2000, will be entitled to vote at the meeting. On the record date, there were 5,896,741 shares of common stock outstanding and entitled to vote at the meeting. A majority, or 2,948,372 of these shares represented in person or by proxy will constitute a quorum for the transaction of business at the meeting. This joint proxy statement/ prospectus was first mailed to shareholders on April 5, 2000.


    Holders of our common stock are entitled to one vote for each share held as of the record date. Any person signing a proxy in the form accompanying this joint proxy statement/prospectus has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked by (i) a writing delivered to Digital Origin stating that the proxy is revoked, (ii) a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or (iii) attendance at the meeting and voting in person. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES.

DATE, TIME AND PLACE

    The Annual Meeting of Shareholders to be held at Digital Origin's offices at 460 East Middlefield Road, Mountain View, California 94043 on May 5, 2000 at 10:00 a.m. Pacific Time.

MATTERS TO BE CONSIDERED AT THE MEETING

    - To approve the merger agreement dated December 28, 1999 with Media 100, resulting in Digital Origin becoming a wholly owned subsidiary of Media 100 Inc.

    - To elect seven directors to hold office until the next annual meeting and until their respective successors have been elected and qualified or until their earlier resignation or removal. The Board of Directors intends to nominate the following individuals for election: Michael D. Boich; John Cirigliano, Mark Housley; John C. Kirby, Stephen Manousos, Henry V. Morgan and Carl Rosendahl, all currently serving as directors.

    - To authorize an additional 450,000 shares of common stock for issuance under the 1995 Digital Origin Stock Option Plan if the merger is not concluded.

    - To authorize an additional 50,000 shares of common stock for issuance under the 1990 Digital Origin Employee Stock Purchase Plan if the merger is not concluded.

    - To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

    - To transact such other business as may properly come before the meeting.

RECORD DATE; VOTES PER SHARE

    Only holders of record of our common stock on the record date of March 17, 2000 will be entitled to vote at the meeting. Holders of our common stock are entitled to one vote for each share held as of the record date.

QUORUM


    On the record date, there were 5,896,741 shares of common stock outstanding and entitled to vote at the meeting. A majority, or 2,948,372 of these shares represented in person or by proxy will constitute a quorum for the transaction of business at the meeting.


VOTES REQUIRED AND METHOD OF TABULATION


    Approval of the merger will require the affirmative vote of a majority of our outstanding shares (2,948,372 shares voting in favor).


HOW SHARES WILL BE VOTED AT THE ANNUAL MEETING


    Shares of Digital Origin common stock represented by a proxy properly executed and received before the vote at the annual meeting will be voted at the meeting in the manner directed on the proxy card, unless the proxy is revoked prior to the vote. Properly executed blank proxy cards will be voted in favor of the proposals described in the notice for the annual meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide. Abstentions and broker non-votes will be disregarded except in determining whether a quorum is present. Approval of the merger will require the affirmative vote of a majority of our outstanding shares (2,948,372 shares voting in favor). Accordingly, if you do not instruct your broker to vote your shares, your shares will not be voted and it will be equivalent to voting against the merger. Election of directors requires the affirmative vote of a plurality of the shares of common stock represented in person or by proxy and voting at the meeting. Approval of the remaining matters to be considered at the meeting require the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting. As of the record date, the directors and executive officers of Digital Origin held 34,488 shares of common stock or .6% of the outstanding shares. In the event that sufficient votes in favor of the proposals are not received by the date of the meeting, the proxy holder may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting.


HOW TO REVOKE A PROXY

    Any person signing a proxy in the form accompanying this joint proxy statement/prospectus has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked by
(i) a writing delivered to Digital Origin stating that the proxy is revoked,
(ii) a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or (iii) attendance at the meeting and voting in person. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES.

SOLICITATION OF PROXIES

    The expenses of soliciting proxies from Digital Origin shareholders will be paid by Media 100. Following the original mailing of this joint proxy statement/prospectus, the officers and directors of Digital Origin and its agents may also solicit proxies by mail, telephone, facsimile or in person. Digital Origin has retained Skinner & Co., a proxy solicitation firm, and will pay Skinner & Co. a fee of approximately $3,500, plus expenses estimated at $3,500. In addition, we will request brokers, custodians, nominees and other record holders of our common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In these cases, Media 100 will reimburse the record holders for their reasonable expenses.

OTHER BUSINESS

    The Board does not presently intend to present matters other than as described herein for action by the shareholders at the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form accompanying this joint proxy statement/prospectus, will be voted in the respect thereof in accordance with the judgment of the persons voting such proxies.

ADJOURNMENT

    In the event that sufficient votes in favor of any other matter are not received by the meeting date, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment if necessary in their discretion. The costs of any additional solicitation and of any adjourned meetings will be borne in the same manner as the solicitation for the initial meeting.

         MATTERS TO BE CONSIDERED AT THE DIGITAL ORIGIN ANNUAL MEETING

APPROVAL OF MERGER


    The board of directors of Digital Origin has unanimously approved the merger of Digital Origin with Media 100 pursuant to the merger agreement, subject to shareholder approval. The terms of the merger agreement and certain risk factors associated with the merger are described above on pages 38 and 14, respectively. The approval of a majority of the outstanding shares as of the record date is required for the approval of the merger. Accordingly, if you do not vote your shares or instruct your broker to vote your shares, your votes will not be counted and it will be equivalent to voting against the merger. The Board's decision to enter into and recommend approval of the Merger resulted from careful consideration of a range of strategic alternatives conducive to maximizing shareholder value, including other possible business combinations and continued independent operations. The merger was considered superior to these alternatives for several reasons described on page 19. Negative factors were also considered. See "Digital Origin's Reasons for the Merger" on page 19.



THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER.


ELECTION OF DIRECTORS

    In case the merger is not concluded or until it is, it is necessary to elect a board of seven directors to hold office until the next annual meeting of shareholders or any earlier resignation or removal. Shares represented by a proxy returned to Digital Origin will be voted for the election of the nominees identified below unless the proxy is marked in such a manner as to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Digital Origin is not aware of any nominee who will be unable to serve as a director. Directors are elected by the affirmative vote of a plurality of the shares of common stock represented in person or by proxy and voting at the meeting. All nominees currently serve on the Board of Directors (the "Board").

DIRECTORS/NOMINEES

    The names of the nominees, and certain information about them (including their respective terms of service), are set forth below:

DIRECTOR NAME OF NOMINEE                         AGE                     PRIDIRECTORCSINCEION
------------------------                       --------   --------------------------------------------------
Michael D. Boich (2).........................     45      CEO of Eazel, Inc.                            1986
John Cirigliano..............................     57      President of CLB Associates                   1999
Mark Housley.................................     43      Chairman, President and Chief Executive
                                                          Officer of the Company                        1997
John C. ("Jack") Kirby (1)...................     55      President of W.R. Carpenter North
                                                          America; Executive Vice President of
                                                          KH Consulting Group                          1997
Stephen Manousos (2).........................     49      Vice President Worldwide Sales and
                                                          Merchant Services of Catalog City, Inc.       1999
Henry V. ("Hank") Morgan (1).................     60      Chief Financial Officer and Senior Vice
                                                          President of Redcreek
                                                          Communications, Inc.                          1998
Carl Rosendahl...............................     42      Chairman, Pacific Data Images, Inc.           1999

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

    MR. BOICH has been a director since Digital Origin's inception in May 1986 and was the Chairman of the Board of Directors from April 1991 until March 1994. Mr. Boich founded Eazel, Inc., an open source software and web based solutions developer, in August 1999. Mr. Boich was President and Chief Executive Officer of Rendition, Inc., a developer of graphics chips, from March 1994 until its sale in 1998. Mr. Boich served as our President and Chief Executive Officer from inception until April 1991 and again assumed these positions from September 1992 through February 1993. From July 1985 to April 1986, Mr. Boich worked as an independent data communications consultant. From March 1982 to July 1985, Mr. Boich was employed by Apple, where he was part of the original Macintosh development team and was responsible for applications software acquisitions and promoting third-party software development for the Macintosh.

    MR. CIRIGLIANO joined the Board of Directors in 1999. As president and founder of the privately held consulting firm of CLB Associates, he has advised or invested in dozens of emerging companies in a range of industries including manufacturing, marketing, communications, software and hardware since 1986. Such work has focused on operating or strategic initiatives and implementations designed to significantly improve client company operations and enhance equity values. In such capacity, Mr. Cirigliano advised Digital Origin from 1995 until 1998. Prior to his association with CLB Associates, Mr. Cirigliano was a managing director with Merrill Lynch Capital Markets for ten years, where he headed the team that developed a highly successful zero coupon convertible product. Mr. Cirigliano also co-founded Copaquen Associates, a privately-held computer software development and advisory firm, and Corporate Property Investors, a large, privately held real estate investment trust now part of Simon DeBartolo. From 1991 to 1997, he was a Director of Ajax Electric Corp., a leading domestic distributor of electric motors and served as a Senior Advisor to "The Red Herring" magazine as well as on the Advisory Board of Outward Bound U.S.A. and The Endowment Trust. Mr. Cirigliano received his BA from Columbia University and his JD from New York Law School.

    MR. HOUSLEY has been President and Chief Operating Officer since
January 1997, CEO since August 1997 and Chairman since December 1997. From March 1995 until October 1996, Mr. Housley was founder and Vice President of marketing of Spectrum Wireless, Inc., a manufacturer of wireless infrastructure products. From May 1992 until March 1995, Mr. Housley held various positions of responsibility for Digital Origin and its predecessor SuperMac
Technologies, Inc., including Vice President and General Manager of the Color Publishing Division. From October 1990 until May 1992, Mr. Housley was a Vice President for Siemens AG in Santa Clara, a multinational manufacturer of electronic equipment, directing product marketing and planning.

    MR. KIRBY joined the Board of Directors in 1998 and has been a principal and Executive Vice President of KH Consulting Group since 1986. Mr. Kirby is responsible for this firm's reorganization and financial restructuring practice. In this capacity, Mr. Kirby has represented various debtors, secured parties, trade creditors and corporate buyers and frequently assumes a management role in the client. Mr. Kirby also currently serves as President of W.R. Carpenter North America, a diversified holding company with interests in the manufacturing and distribution of heavy mechanized equipment. From early 1995, Mr. Kirby was President and CEO of Cabrillo Crane & Rigging, Inc., a wholly owned subsidiary of Wells Fargo Bank, until its sale in late 1997. From 1992 until 1994, Mr. Kirby was Vice President and CFO of Everex Systems, Inc.

    MR. MANOUSOS joined the Board of Directors in February 1999. He joined Catalog City, Inc., a privately held catalog shopping portal on the Internet, as Vice President of Sales and Merchant Services in August 1999. Mr. Manousos co-founded and has served as Chief Executive Officer and Director of Post Digital since May 1981. Post Digital is an electronic prepress and digital printing company. From April 1991 until June 1996, Mr. Manousos co-founded and served as Vice President of Sales and Marketing, and later Vice President of Sales at Fractal Design Corporation, and was a member of its Board of Directors until the company was acquired by MetaTools in May 1997. While at Fractal, Mr. Manousos managed the sales and marketing teams and was responsible for the company's product packaging. Prior to Fractal, Mr. Manousos spent 17 years in newspaper editing and writing, including a stint as an editor on the national desk of the Los Angeles Times.

    MR. MORGAN joined the company in February 1997 as Chief Financial Officer and Senior Vice President, Finance and Administration. He resigned from these positions in September 1998 in order to assume his current duties at Redcreek Communications, Inc., an Internet start up company. He remained Secretary to Digital Origin and was appointed to the Board of Directors in October 1998. During 1995 and 1996, Mr. Morgan was Executive Vice President and Chief Financial Officer of Connect, Inc. of Mountain View, California, an Internet-based interactive commerce applications software company. From 1989 through 1994, Mr. Morgan was Executive Vice President and Chief Financial Officer of Logitech International, S.A., a computer mouse manufacturer.

    MR. ROSENDAHL joined the Board of Directors in 1999 after the resignation of Charles W. Berger. Mr. Rosendahl is Chairman of Pacific Data Images, Inc. "PDI", a privately held Palo Alto company employing about 300 employees founded in 1980 by Mr. Rosendahl to combine interests in filmmaking and computer graphics. PDI is an award winning producer of high-end animation and visual effects for the feature film, commercial and entertainment industries. PDI has a co-production pact with DreamWorks SKG to create original, computer animated feature films, including the movie ANTZ for which Mr. Rosendahl was Executive Producer.
Mr. Rosendahl and DreamWorks recently announced DreamWorks' intent to acquire Mr. Rosendahl's interest in PDI. The Academy of Motion Picture Arts and Sciences recognized PDI and its founders in 1998 with a Technical Achievement Award for the concept and architecture of PDI's proprietary animation system.
Mr. Rosendahl holds a BSEE from Stanford University (1979), has taught a graduate level course entitled "Computer Animation and Visual Effects for Film and Television" at USC Film School in 1993 and 1994 and is a member of ACM SIGGRAPH and the governing board of directors of the Visual Effects Society.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

    Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing a similar function.

    Messrs. Kirby and Morgan are currently the members of the Audit Committee. The Audit Committee meets with Digital Origin's independent auditors concerning the scope of their annual audit, the findings of the auditors with respect to Digital Origin's accounting systems and controls, and other matters relating to the preparation of Digital Origin's audited financial statements.

    Messrs. Boich and Manousos are currently the members of the Compensation Committee. The Compensation Committee considers all matters of executive compensation and makes recommendations to the Board regarding the compensation of Digital Origin's executive officers and the establishment of employee benefit plans generally. The Compensation Committee also administers Digital Origin's stock option plans and makes stock option awards to executive officers.

    During the year ended September 30, 1999, the Board met six times, the Audit Committee met once, and the Compensation Committee met twice. None of the nominees for director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Board of Directors on which he served (held during the period that he served).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee has one former officer of Digital Origin as a member. Mr. Boich was President and Chief Executive Officer of Digital Origin from May 1986 until April 1991 and from September 1992 through February 1993.

COMPENSATION OF DIRECTORS

    Board members are reimbursed for expenses incurred in attending board or committee meetings. Except as described below, they are not otherwise compensated for attending board or committee meetings.

    The 1994 Directors Stock Option Plan (the "1994 Directors Plan") was adopted by the Board on December 14, 1994 and approved by the shareholders on February 15, 1995. A total of 19,000 shares of Digital Origin's Common Stock have been reserved for issuance under the 1994 Directors Plan (consisting of 10,000 shares allocated to the 1994 Directors Plan at the time of its adoption by the Board plus 9,000 shares that were authorized for issuance, but not issued or subject to outstanding options, under the 1990 Directors' Stock Option Plan (the "Prior Directors Plan") as of September 30, 1998). In addition, shares of common stock issuable upon exercise of outstanding stock options granted under the Prior Directors Plan that expire or become unexercisable for any reason after September 30, 1998 will be available for issuance under the 1994 Directors Plan. A total of 1,000 options are outstanding under the Prior Directors Plan. Although options granted prior to termination of the Prior Directors Plan remain outstanding in accordance with their terms, no further options may be granted under the Prior Directors Plan.

    The 1994 Directors Plan provides for the automatic grant of 1,000 nonqualified stock options ("NQSOs") to non-employee members of the Board upon appointment to the Board and annual grants of 250 NQSOs on each anniversary of a director's initial grant under either the Prior Directors Plan or the 1994 Directors Plan, provided the Director continues to serve on the Board at such time. In addition, each director who received a grant to purchase 125 shares under the Prior Directors Plan after August 30, 1994 and before February 15, 1995 was eligible to receive a one time grant under the

1994 Directors Plan to purchase 125 shares of Digital Origin's Common Stock. Options granted under the 1994 Directors Plan vest on the anniversary date of the grant at the rate of 25% per year.

    During fiscal 1999, Messrs. Boich and Kirby each received an option to purchase 250 shares of common stock, from the 1994 Directors Plan. During fiscal 1999, Messrs. Cirigliano, Manousos and Rosendahl each received grants of 1000 shares from the 1994 Directors Plan. Moreover, each of these three also received grants of 10,000 shares from Digital Origin's1995 Stock Option Plan. All director stock options were granted with an exercise price equal to the market price of Digital Origin's common stock on the date of grant. All options granted have a term of ten years.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

    The provisions of Section 317 of the California Corporations Code,
Article V of Digital Origin's Articles of Incorporation and Article VI of Digital Origin's Bylaws provide for indemnification to the fullest extent permitted by law for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any person is or was a director, officer or employee. In addition, Article IV of Digital Origin's Articles of Incorporation provides that the liability of Digital Origin's directors shall be eliminated to the fullest extent permissible under the California Law. Digital Origin has entered into Indemnity Agreements with each of Digital Origin's current directors to give such directors additional contractual assurances regarding the scope of the indemnification and liability limitations set forth in the Articles of Incorporation and Bylaws. Digital Origin currently carries a director and officer liability insurance policy with a per claim and annual aggregate coverage limit of $7.5 million.

AUTHORIZATION TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 1995 STOCK
  OPTION PLAN

    The Board of Directors has approved and recommends to the shareholders that they approve an increase in the aggregate number of shares of common stock that may be issued under this Option Plan by 450,000 shares if the merger is not concluded. The Board of Directors believes that the Option Plan has played, and will continue to play, a major role in enabling Digital Origin to attract and/or retain certain officers, directors and other key employees. Options granted to such individuals through the Option Plan provide personnel with long-term incentives that are consistent with Digital Origin's compensation policy of providing compensation that is closely related to Digital Origin's performance. As of December 31, 1999, 101,582 shares had been issued on exercise of stock options granted under the Option Plan, 814,633 shares were subject to outstanding option grants and 5,769 options were available for future grant under the Option Plan. To allow Digital Origin to continue to obtain the benefit of incentives available under the Option Plan, the Board of Directors has adopted and recommended for submission to the shareholders for their adoption a proposal to increase the number of shares that may be issued upon the exercise of options granted under the Option Plan. The Board of Directors considers the Option Plan typical of comparable plans commonly utilized by technology companies in the Silicon Valley area, and the Option Plan is described in greater detail below. This authorization requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Meeting. Abstentions will be counted toward the number of shares represented and voted at the Meeting. Broker non-votes will be disregarded.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AUTHORIZATION TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 1995 STOCK OPTION PLAN.

DESCRIPTION OF THE 1995 STOCK OPTION PLAN

    HISTORY. The Stock Option Plan was adopted by Digital Origin's Board on December 20, 1995; amended on December 18, 1996, December 8, 1997 and December 16, 1998 by the Board; and in each case was ratified by Digital Origin's shareholders at the following annual meeting.

    PURPOSE. The purpose of the Option Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Digital Origin by offering them an opportunity to participate in Digital Origin's future performance.

    PLAN ADMINISTRATION. The Option Plan is administered by the Compensation Committee of the Board of Directors References herein to the "Board" mean the Compensation Committee appointed by the Board unless clearly indicated to the contrary.

    Except as otherwise limited by the Option Plan, the Board determines the optionees, the number of shares subject to each option, the exercise prices, the exercise periods, the vesting schedules and the dates of grants. The Board has delegated to Digital Origin's Chief Executive Officer the authority to grant options to all eligible persons other than executive officers. Each option granted pursuant to the Option Plan is evidenced by a Stock Option Grant (the "Grant") issued by Digital Origin and a Stock Option Exercise Notice (the "Exercise Notice") completed at the time of option exercise.

    The Board has the authority to construe and interpret any provision of the Option Plan, and such interpretations are binding on Digital Origin and the employees. The Board does not receive any compensation for administering the Option Plan.

    ELIGIBILITY. All officers, directors, employees, independent contractors, advisors and consultants of Digital Origin or any parent, subsidiary or affiliate of Digital Origin are eligible to receive option grants under the Option Plan (provided that, in the case of independent contractors, advisors and consultants, such persons render bona fide services to Digital Origin). As of December 31, 1999, there were approximately 60 persons eligible to receive awards of stock options under the Option Plan and 51 persons held outstanding grants.

    TYPE OF OPTION.  Both incentive stock options ("ISOs"), as defined in
Section 422 of the Internal Revenue Code (the "Code"), and non-qualified stock options ("NQSOs") may be granted under the Option Plan. The Option Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NQSOs granted under the Option Plan.

TERMS OF THE OPTIONS.

    - VESTING. Options under the Option Plan generally become exercisable or vest on a monthly basis over a fifty-month period.

    - EXPIRATION DATE. Options granted under the Option Plan may be exercisable, subject to vesting, for up to ten years after the option grant date, except that an ISO granted to a person owning ten percent or more of the total combined voting power of all classes of stock of Digital Origin or of any parent or subsidiary of Digital Origin (a "Ten Percent Shareholder") must be exercised within five years of the option grant date.

    - EXERCISE PRICE. Each Grant states the exercise price of the option. The exercise price of an option granted under the Option Plan must be equal to the fair market value per share of Digital

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
      Origin's Common Stock on the date of grant, except that NQSOs may be granted with an exercise price equal to or greater than 85% of the fair market value of Digital Origin's Common Stock on the date of grant. The exercise price of an option granted to a Ten Percent Shareholder must be at least equal to 110% of the fair market value per share on the date of the grant. The Board determines such fair market value on the date of grant based upon the closing price of Digital Origin's Common Stock on the Nasdaq National Market on the date of grant.

    - OPTION EXERCISE AND PAYMENT ALTERNATIVES. To exercise an option, the optionee must deliver to Digital Origin an executed Exercise Notice and full payment for the shares being purchased. Payment may be made: (i) in cash; (ii) by surrender of fully paid shares of Digital Origin's Common Stock; (iii) where permitted by applicable law and approved by the Board, by tender of a full recourse promissory note having such terms as determined by the Board; (iv) by waiver of compensation due or accrued to an optionee for services rendered; (v) by cancellation of indebtedness of Digital Origin to the optionee; (vi) through a "same day sale";
      (vii) through a "margin commitment"; or (viii) through any combination of the foregoing where approved by the Board.

    - NONTRANSFERABILITY OF OPTIONS. Options granted under the Option Plan may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, options may be exercised only by the optionee or his or her legal representative.

    - TERMINATION OF EMPLOYMENT. If an optionee's employment or other association with Digital Origin is terminated for any reason other than death or disability, any outstanding option, to the extent that it was exercisable on the date of such termination, may be exercised by the optionee within thirty days after such termination, but in no event later than the expiration of the option. If an optionee's association with Digital Origin is terminated because of the optionee's death or disability within the meaning of Section 22(e)(3) of the Code, any outstanding option, to the extent that it was exercisable on the date of such termination, may be exercised by the optionee, (or optionee's legal representative or authorized assignee) within twelve months after such termination, but in no event later than the expiration of the option. Neither the Option Plan nor any Grant impose any obligation on Digital Origin to continue an optionee's employment or other association with Digital Origin.

    - MODIFICATION AND ADJUSTMENT OF OPTIONS. If the number of outstanding shares of Common Stock of Digital Origin is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of Digital Origin without consideration, the number of shares of Common Stock available for option grants under the Option Plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the Board or shareholders of Digital Origin.

    - CHANGE IN CONTROL. In the event of a transaction in which Digital Origin is not the surviving corporation (or a merger in which Digital Origin is the surviving corporation but after which the shareholders of Digital Origin immediately prior to the merger cease to own their shares in Digital Origin) and the successor corporation does not assume the options or substitute equivalent options, the outstanding options under the Option Plan will expire upon the consummation of such event at such times and on such conditions as the Board determines.

    - AMENDMENTS AND TERMINATION. The Board may amend or terminate the Option Plan at any time and in any respect, including modifying the form of the Grant or the Exercise Notice, except that no amendment of the Option Plan may adversely affect any outstanding option or unexercised portion thereof without the optionee's written consent. The Option Plan will continue in effect until December 2005, subject to earlier termination by the Board of Directors.

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FEDERAL INCOME TAX INFORMATION

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS OF THE FEDERAL INCOME TAX CONSEQUENCES TO DIGITAL ORIGIN AND PARTICIPANTS UNDER THE OPTION PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE OPTION PLAN.

    - INCENTIVE STOCK OPTIONS. A participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the participant is subject to the alternative minimum tax ("AMT"). If the participant holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

    - DISQUALIFYING DISPOSITIONS. If the participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending on the amount of time the ISO Shares were held by the participant.

    - ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing the income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

    - NONSTATUTORY STOCK OPTIONS. A participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the participant's exercise price. In the case of stock subject to a substantial risk of forfeiture, if the optionee makes an 83(b) election, the included amount must be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount must be treated as ordinary income by the participant and may be subject to withholding by Digital Origin (either by payment in cash or withholding out of the participant's salary). Upon resale of the shares by

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
      the participant, any subsequent appreciation or depreciation in the value of shares will be treated as capital gain or loss.

    - MAXIMUM TAX RATES. The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 20%. For this purpose, in order to receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

    - TAX TREATMENT OF DIGITAL ORIGIN. Digital Origin generally will be entitled to a deduction in connection with the exercise of a NQSO by a participant to the extent that the participant recognizes ordinary income. Digital Origin will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

    - ERISA. The Option Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

AUTHORIZATION TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 1999 EMPLOYEE
  STOCK
  PURCHASE PLAN

    The Board of Directors has approved and recommends to the shareholders that they approve the reservation for issuance of 50,000 additional shares of common stock under this Plan if the merger is not concluded. The Board of Directors believes that the Plan will continue to play, a major role in enabling Digital Origin to attract and/or retain certain officers, directors and other key employees. Shares purchased through the Plan will provide personnel with long-term incentives that are consistent with Digital Origin's compensation policy of providing compensation that is closely related to the performance of Digital Origin. As of December 31, 1999, 30,832 shares had been issued under the Plan and 122,568 shares were available for future issuance under the Plan. To allow Digital Origin to continue to obtain the benefit of incentives available under the Plan, the Board of Directors recommends that the shareholders approve this increase in the number of shares issuable under the Plan. The Board of Directors considers the Plan typical of comparable plans commonly utilized by technology companies in the Silicon Valley area, and the Plan is described in greater detail below.

    This authorization requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Meeting. Abstentions will be counted toward the number of shares represented and voted at the Meeting. Broker non-votes will be disregarded.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AUTHORIZATION TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

DESCRIPTION OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

    HISTORY. The 1999 Purchase Plan was adopted by the board of directors as of December 16, 1998 and 137,500 shares of common stock were reserved for issuance under it, after approval by the shareholders at the 1999 annual meeting. The 1999 Purchase Plan has a term of ten years and superseded a prior plan at the beginning of the first offering period under the 1999 Purchase Plan. 15,900 shares previously reserved for issuance under the prior plan and not issued upon such termination were reserved for issuance under the 1999 Purchase Plan.

    PURPOSE. The purpose of the 1999 Purchase Plan is to provide employees of Digital Origin, or any parent or subsidiary thereof, with a convenient means to acquire equity in Digital Origin at a reduced price through payroll deductions, and to provide an incentive for continued employment. The 1999 Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986.

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
    ADMINISTRATION. The 1999 Purchase Plan may be administered by the board of directors or by a committee appointed by the board of directors. References to the "Committee" in this description of the 1999 Purchase Plan means either such committee or the board of directors, unless clearly indicated otherwise.

    The Committee has the authority to construe and interpret any provision of the 1999 Purchase Plan and such interpretations are binding on Digital Origin and its employees. Members of the board of directors do not receive any compensation for administering the 1999 Purchase Plan.

    ELIGIBILITY. All employees of Digital Origin, or any designated parent or subsidiary thereof, are eligible to participate in the 1999 Purchase Plan except the following:

    - employees who are not employed by Digital Origin on the day before the beginning of an offering period (as described below);

    - employees who are customarily employed for less than 20 hours per week;

    - employees who are customarily employed for less than 5 months in a calendar year;

    - employees who own or hold options to purchase or who, as a result of participation in the 1999 Purchase Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock in Digital Origin pursuant to
      Section 425(d) of the Code; and

    - independent contractors unless federal tax withholding is required in connection with payments to such contractors

TERMS OF THE 1999 PURCHASE PLAN

    - OFFERING AND PURCHASE PERIODS Offering periods, except for the initial offering period which will begin on a date determined by the Committee, will be twelve months in duration beginning March 1 and September 1 of each year and ending on February 28 or 29 and August 31 of each following year. Each offering period will be comprised of two six month purchase periods. Stock is purchased on the last day of each purchase period. The Board may change the timing and duration of an offering or purchase without shareholder approval.

    - PAYROLL DEDUCTIONS. Employees will participate in the 1999 Purchase Plan during each offering period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the employee's base salary or wages, bonuses, overtime and commissions, unreduced by the amount by which the employee's salary is reduced pursuant to Sections 125 or 401(k) of the Internal Revenue Code of 1986. These payroll deductions are made during the entire purchase period and on the last day of the purchase period are applied to purchase stock at a reduced price. Once enrolled, a participating employee will automatically participate in each succeeding offering period unless such employee withdraws from the 1999 Purchase Plan. The employee may increase or lower the rate of payroll deductions for the current offering period and prior to any upcoming offering period, but not more than one decrease and one increase may be made effective during any offering period.

    - PURCHASE PRICE. The purchase price of shares that may be acquired in any purchase period under the 1999 Purchase Plan is 85% of the lesser of
      (i) the closing price of the shares on the Nasdaq SmallCap Market on the day prior to the first day of the offering period or (ii) the closing price of the shares on the last day of the purchase period.

    - PURCHASE OF STOCK. The number of whole shares an employee may purchase in any purchase period will be determined by dividing the total amount of payroll deductions withheld from the employee's salary during the purchase period by the price for each share determined as described above. The purchase will take place automatically on the last day of the purchase period. No employee will be able to purchase more than

    -- 200% of the number of shares determined by using 85% of the fair market value of a share of Digital Origin's Common Stock on the first day of the offering period as the denominator in the formula described above or

    --  the maximum number of shares set by the Committee.

    Any cash balance remaining in an employee's account following the purchase will be refunded to the employee as soon as practicable; however, any cash balance representing a fractional share may be applied to the purchase of additional shares in the next period.

    - WITHDRAWAL. An employee may withdraw from any offering period. No further payroll deductions for the purchase of shares will be made for succeeding offering periods unless the employee enrolls in a new offering period.

    - TERMINATION OF EMPLOYMENT. Termination of an employee's employment for any reason, including retirement or death, cancels his or her participation in the 1999 Purchase Plan immediately. In such event, the payroll deductions credited to the employee's account will be returned to such employee or, in case of death, to the employee's legal representative.

    - ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of certain corporate transactions, such as a merger, the successor or surviving corporation may assume the 1999 Purchase Plan with respect to any open offering period or the Committee may determine in its sole discretion to terminate the 1999 Purchase Plan or authorize a shortened purchase period. In the event of changes in Digital Origin's capitalization, such as a stock split, the number of shares that are reserved for issuance under the 1999 Purchase Plan will be appropriately adjusted.

    FEDERAL INCOME TAX INFORMATION. The 1999 Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986.

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO DIGITAL ORIGIN AND EMPLOYEES OF PARTICIPATION IN THE 1999 PURCHASE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 1999 PURCHASE PLAN.

    - TAX TREATMENT OF THE PARTICIPATING EMPLOYEE. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the 1999 Purchase Plan or upon the purchase of shares. All tax consequences are deferred until the employee sells the shares, disposes of shares by gift or dies.

    - If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable offering period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of (i) 15% of the fair market value of the shares at the beginning of the offering period or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

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
    - If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) within either the one-year or the two-year holding periods described above (a "disqualifying disposition"), the employee realizes ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be used annually against ordinary income.

    - TAX TREATMENT OF DIGITAL ORIGIN. Digital Origin will be entitled to a deduction in connection with the disposition of shares acquired under the 1999 Purchase Plan only to the extent that the employee recognizes ordinary income on a disqualifying disposition. In order to enable Digital Origin to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, participating employees are required to notify Digital Origin in writing of the date and terms of any disposition of shares purchased under the 1999 Purchase Plan.

    ERISA. The 1999 Purchase Plan is not subject to any of the provision of the Employee Retirement Income Security Act of 1974.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP as independent auditors to perform the audit of Digital Origin's financial statements for the 2000 fiscal year and the shareholders are being asked to ratify such appointment. Ernst & Young LLP has audited Digital Origin's financial statements since inception. Representatives of Ernst & Young LLP will be present at the meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to questions. This ratification requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                      DIGITAL ORIGIN STOCKHOLDER PROPOSALS

    In the event that the merger is not concluded, proposals of shareholders intended to be included in Digital Origin's proxy statement and form of proxy relating to the company's 2001 Annual Meeting of Shareholders must be received by September 12, 2000.

                                    EXPERTS

    The audited consolidated financial statements of Media 100 Inc. incorporated by reference in this registration statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

    The consolidated financial statements of Digital Origin at September 30, 1999 and 1998, and for each of the three years in the period ended
September 30, 1999, incorporated by reference in this joint proxy statement/prospectus, have been audited by Ernst & Young LLP, independent auditors, as indicated in their report appearing therein, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the Media 100 common stock to be issued by Media 100 pursuant to the merger will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP. Certain tax matters will be passed upon for Digital Origin by Fenwick & West LLP and certain tax matters will be passed upon for Media 100 by Skadden, Arps, Slate, Meagher & Flom LLP.

                      WHERE YOU CAN FIND MORE INFORMATION

    Media 100 and Digital Origin file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by either company at the Securities and Exchange Commission's Public Reference Rooms at:

Judiciary Plaza                Citicorp Center                Seven World Trade Center
Room 1024                      500 West Madison Street        13(th) floor
450 Fifth Street, N.W.         Suite 1400                     New York, New York 10048
Washington, D.C. 20549         Chicago, Illinois 60661

    Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The companies' filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The Media 100 common stock is quoted on the Nasdaq National Market. Digital Origin common stock is quoted on the Nasdaq SmallCap Market. Reports, proxy statements and other information relating to Media 100 can be inspected at the offices of the Nasdaq National Market 1735 K Street, N.W., Washington, D.C. 20006 and reports, proxy statements and other information relating to Digital Origin can be inspected at the offices of the Nasdaq SmallCap Market at 9801 Washingtonian Boulevard, 5(th) Floor, Gaithersburg, Maryland 20878. You may also visit Media 100 at http://www.media100.com or Digital Origin at http:// www.digitalorigin.com. Information contained on our respective web sites do not constitute a part of this joint proxy statement/prospectus.

    Media 100 filed a registration statement on Form S-4 under the Securities Act to register with the Securities and Exchange Commission the Media 100 common stock to be issued to Digital Origin shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Media 100 in addition to being a proxy statement for

Media 100 and Digital Origin for their respective annual meetings of shareholders. As allowed by the Securities and Exchange Commission's rules, this joint proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. This joint proxy statement/prospectus summarizes some of the documents that are exhibits to the registration statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

    The Securities and Exchange Commission allows Media 100 and Digital Origin to "incorporate by reference" information into this joint proxy statement/prospectus. This means that we may disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this joint proxy statement/prospectus, except for any information modified or superseded by information in (or incorporated by reference in) this joint proxy statement/prospectus. This joint proxy statement/ prospectus incorporates by reference the documents set forth below that have been previously filed with the Securities and Exchange Commission. The documents contain important information about our companies and their finances.

MEDIA 100 COMMISSION FILINGS (FILE NO. 0-14779)


    The following documents, which have been filed by Media 100, are incorporated by reference into this joint proxy statement/prospectus:


    - Media 100's Annual Report on Form 10-K for the fiscal year ended November 30, 1999 (filed on February 25, 2000); and


    - The description of Media 100's common stock set forth in Media 100's Registration Statement on Amendment No. 1 to Form S-1 dated November 13, 1995, including any amendment or reports filed for the purpose of updating such description.


DIGITAL ORIGIN COMMISSION FILINGS (FILE NO. 0-18690)


    The following documents, which have been filed by Digital Origin, are incorporated by reference into this joint proxy statement/prospectus:


    - Digital Origin's Annual Report on Form 10-K/A for the fiscal year ended September 30, 1999 (filed on January 31, 2000); and

    - Digital Origin's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999 (filed on February 14, 2000).

    Media 100 and Digital Origin are also incorporating by reference additional documents that either company may file with the Commission between the date of this joint proxy statement/prospectus and the date of Media 100's and Digital Origin's annual meetings to be held in connection with the merger. Statements contained in documents incorporated by reference may be modified or superseded by later statements in this joint proxy statement/prospectus or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

    Media 100 and Digital Origin have each supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to either of them.

    Media 100 or Digital Origin will provide, without charge, a copy of any or all of their documents incorporated by reference in this joint proxy statement/prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:

FOR MEDIA 100 DOCUMENTS:                            FOR DIGITAL ORIGIN DOCUMENTS:
Shandwick                                           Digital Origin, Inc.
387 Park Avenue South                               460 E. Middlefield Road
New York, New York 10016                            Mountain View, California 94043
Attention: Evan Smith, CFA or Jennifer Hendrickson  Attention: Joan Wilson
Telephone: (212) 591-9854/(212) 591-9820            Telephone: (650) 404-6300


    If you would like to request documents from either company, please do so by April 21, 2000 to receive them before the respective shareholder meetings.


    You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any time after the date of this joint proxy statement/prospectus, and neither the mailing of this joint proxy statement/prospectus to Media 100 stockholders or Digital Origin shareholders nor the issuance of Media 100 common stock in the merger should create any implication to the contrary.

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
                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                MEDIA 100 INC.,

                          DERRINGER ACQUISITION CORP.

                                      AND

                              DIGITAL ORIGIN, INC.

                         DATED AS OF DECEMBER 28, 1999

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                               TABLE OF CONTENTS

                                          ARTICLE I

THE MERGER..........................................................................     A-6
SECTION 1.1             The Merger..................................................     A-6
SECTION 1.2             Consummation of the Merger..................................     A-6
SECTION 1.3             Articles of Incorporation of the Surviving Corporation......     A-6
SECTION 1.4             By-Laws of the Surviving Corporation........................     A-6
SECTION 1.5             Directors and Officers of the Surviving Corporation.........     A-6
SECTION 1.6             Closing.....................................................     A-6

                                          ARTICLE II

CONVERSION AND EXCHANGE OF SECURITIES...............................................     A-7
SECTION 2.1             Conversion of Capital Stock.................................     A-7
SECTION 2.2             Exchange of Certificates....................................     A-8

                                         ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................    A-10
SECTION 3.1             Organization and Qualification; Subsidiaries................    A-10
SECTION 3.2             Articles of Incorporation and By-Laws.......................    A-11
SECTION 3.3             Capitalization..............................................    A-11
SECTION 3.4             Authority Relative to this Agreement........................    A-12
SECTION 3.5             No Conflict; Required Filings and Consents..................    A-12
SECTION 3.6             SEC Filings; Financial Statements...........................    A-13
SECTION 3.7             Absence of Certain Changes or Events........................    A-13
SECTION 3.8             No Undisclosed Liabilities..................................    A-14
SECTION 3.9             Absence of Litigation.......................................    A-14
SECTION 3.10            Agreements, Contracts and Commitments.......................    A-14
SECTION 3.11            Compliance; Permits.........................................    A-14
SECTION 3.12            Employee Benefit Plans, Options and Employment Agreements...    A-15
SECTION 3.13            Labor Matters...............................................    A-16
SECTION 3.14            Properties; Encumbrances....................................    A-16
SECTION 3.15            Taxes.......................................................    A-16
SECTION 3.16            Environmental Matters.......................................    A-18
SECTION 3.17            Intellectual Property.......................................    A-19
SECTION 3.18            Insurance...................................................    A-19
SECTION 3.19            Restrictions on Business Activities.........................    A-20
SECTION 3.20            Registration Statement; Proxy Statement/Prospectus..........    A-20
SECTION 3.21            Interested Party Transactions...............................    A-20
SECTION 3.22            Change in Control Payments..................................    A-20
SECTION 3.23            Year 2000 Compliance........................................    A-20
SECTION 3.24            Pooling; Tax Matters........................................    A-22
SECTION 3.25            No Existing Discussions.....................................    A-22
SECTION 3.26            Opinion of Financial Advisor................................    A-22
SECTION 3.27            Brokers.....................................................    A-22
SECTION 3.28            Affiliates..................................................    A-22
SECTION 3.29            Proprietary Information and Inventions Agreements...........    A-22
SECTION 3.30            Absence of Certain Payments.................................    A-22
SECTION 3.31            Full Disclosure.............................................    A-22

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
                                          ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................    A-23
SECTION 4.1             Organization and Qualification..............................    A-23
SECTION 4.2             Certificate of Incorporation and By-Laws....................    A-23
SECTION 4.3             Capitalization..............................................    A-24
SECTION 4.4             Authority Relative to this Agreement........................    A-24
SECTION 4.5             No Conflict, Required Filings and Consents..................    A-25
SECTION 4.6             SEC Filings; Financial Statements...........................    A-25
SECTION 4.7             Absence of Certain Changes or Events........................    A-26
SECTION 4.8             No Undisclosed Liabilities..................................    A-26
SECTION 4.9             Compliance..................................................    A-26
SECTION 4.10            Absence of Litigation.......................................    A-26
SECTION 4.11            Employee Benefit Plans, Options and Employment Agreements...    A-26
SECTION 4.12            Labor Matters...............................................    A-28
SECTION 4.13            Properties; Encumbrances....................................    A-28
SECTION 4.14            Taxes.......................................................    A-28
SECTION 4.15            Environmental Matters.......................................    A-29
SECTION 4.16            Intellectual Property.......................................    A-29
SECTION 4.17            Registration Statement; Proxy Statement/Prospectus..........    A-30
SECTION 4.18            Year 2000 Compliance........................................    A-31
SECTION 4.19            Brokers.....................................................    A-32
SECTION 4.20            Ownership of Merger Sub; No Prior Activities................    A-32
SECTION 4.21            Pooling; Tax Matters........................................    A-32

                                          ARTICLE V

CONDUCT OF BUSINESS.................................................................    A-32
SECTION 5.1             Conduct of Business by the Company Pending the Merger.......    A-32
SECTION 5.2             Conduct of Business by Parent Pending the Merger............    A-34
SECTION 5.3             Advice of Changes...........................................    A-34
SECTION 5.4             Cooperation.................................................    A-34

                                          ARTICLE VI

ADDITIONAL AGREEMENTS...............................................................    A-35
SECTION 6.1             Access to Information; Confidentiality......................    A-35
SECTION 6.2             No Solicitation.............................................    A-35
SECTION 6.3             Proxy Statement/Prospectus; Registration Statement..........    A-37
SECTION 6.4             Shareholders' and Stockholders' Meetings....................    A-37
SECTION 6.5             Legal Conditions to Merger..................................    A-38
SECTION 6.6             Agreements with Respect to Affiliates.......................    A-38
SECTION 6.7             Tax-Free Reorganization.....................................    A-39
SECTION 6.8             Pooling Accounting..........................................    A-39
SECTION 6.9             Letters of Accountants......................................    A-39
SECTION 6.10            Public Announcements........................................    A-39
SECTION 6.11            Listing of Parent Shares....................................    A-39
SECTION 6.12            Options.....................................................    A-39
SECTION 6.13            Consents....................................................    A-40
SECTION 6.14            Indemnification and Insurance...............................    A-40
SECTION 6.15            Additional Agreements; Best Efforts.........................    A-40

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
                                         ARTICLE VII

CONDITIONS TO THE MERGER............................................................    A-41
SECTION 7.1             Conditions to Obligation of Each Party to Effect the
                        Merger......................................................    A-41
SECTION 7.2             Additional Conditions to Obligations of Parent and Merger
                        Sub.........................................................    A-42
SECTION 7.3             Additional Conditions to Obligation of the Company..........    A-42

                                         ARTICLE VIII

TERMINATION.........................................................................    A-43
SECTION 8.1             Termination.................................................    A-43
SECTION 8.2             Effect of Termination.......................................    A-44
SECTION 8.3             Fees and Expenses...........................................    A-44

                                          ARTICLE IX

GENERAL PROVISIONS..................................................................    A-45
SECTION 9.1             Nonsurvival of Representations; Warranties and Agreements...    A-45
SECTION 9.2             Notices.....................................................    A-45
SECTION 9.3             Certain Definitions.........................................    A-46
SECTION 9.4             Amendment...................................................    A-46
SECTION 9.5             Extension; Waiver...........................................    A-46
SECTION 9.6             Headings....................................................    A-47
SECTION 9.7             Severability................................................    A-47
SECTION 9.8             Entire Agreement, No Third Party Beneficiaries..............    A-47
SECTION 9.9             Assignment..................................................    A-47
SECTION 9.10            Interpretation..............................................    A-47
SECTION 9.11            Failure or Indulgence Not Waiver; Remedies Cumulative.......    A-47
SECTION 9.12            Governing Law...............................................    A-47
SECTION 9.13            Counterparts................................................    A-47

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                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of December 28, 1999 (this "Agreement"), by and among Media 100 Inc., a Delaware corporation ("Parent"), Derringer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Digital Origin, Inc., a California corporation (the "Company").

    WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders or shareholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors have approved the merger of Merger Sub with and into the Company (the "Merger") in accordance with the terms of this Agreement and the applicable provisions of the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL");

    WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code; and

    WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

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                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with sections 1100 et seq. of the CGCL, Merger Sub shall be merged with and into the Company at the Effective Time of the Merger. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Merger Sub in accordance with the CGCL and DGCL.

    SECTION 1.2 CONSUMMATION OF THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger between Merger Sub and the Company together with the related officers' certificates required by section 1103 of the CGCL, in the form attached to this Agreement as Exhibit A (the "Merger Agreement"), the parties hereto shall file the Merger Agreement with the Secretary of State of the State of California, whereupon Merger Sub shall be merged with and into the Company pursuant to sections 1100 et seq. of the CGCL. The parties hereto shall make all other filings, recordings or publications required by the CGCL and DGCL in connection with the Merger. The Merger shall become effective at the time specified in the Merger Agreement (the "Effective Time").

    SECTION 1.3 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. At and after the Effective Time, the Articles of Incorporation attached as Annex I to the Merger Agreement, shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the CGCL.

    SECTION 1.4 BY-LAWS OF THE SURVIVING CORPORATION. At and after the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation, until amended in accordance with the CGCL.

    SECTION 1.5  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

    (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-laws of the Surviving Corporation or as otherwise provided by law. In furtherance thereof, the Company shall secure, at the Effective Time, such resignations of its incumbent directors as are necessary to enable the designees of Parent to be elected or appointed to the Board of Directors of the Company.

    (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-laws of the Surviving Corporation or as otherwise provided by law.

    SECTION 1.6 CLOSING. Subject to satisfaction of the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., E.S.T., at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts on a date to be specified by Parent and the Company which shall be no later than the second business day after satisfaction or waiver of each of the conditions set forth in Article VII or on such other date and at such other time and place as Parent and the Company shall agree. The date on which the Closing shall occur is referred to herein as the "Closing Date."

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                                   ARTICLE II
                     CONVERSION AND EXCHANGE OF SECURITIES

    SECTION 2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the common stock, no par value, of the Company (the "Company Common Stock") or capital stock of Merger Sub:

    (a) COMPANY COMMON STOCK. Subject to this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.5347, (the "Exchange Ratio") of a share of common stock, par value $.01 per share, of Parent (the "Parent Common Stock"), payable upon the surrender of the certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") that are to be converted, pursuant to this Section 2.1(a), into the right to receive shares of Parent Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except (i) dissenters' rights, if any, as described in Section 2.1.(c), or (ii) the right to receive the shares of Parent Common Stock pursuant to this Section 2.1(a), any dividends or other distributions payable pursuant to Section 2.2(c) and any cash in lieu of fractional shares payable pursuant to Section 2.2(d), all to be issued or paid in consideration therefor upon the surrender of such Certificates in accordance with
Section 2.2(b), without interest (collectively, the "Merger Consideration"). Notwithstanding the foregoing, the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend, reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

    (b) COMPANY WARRANTS. The (i) warrant to purchase up to 60,000 shares of Company Common Stock at $10.00 per share dated September 13, 1996 issued by the Company to IBM Credit Corporation, (ii) warrant to purchase up to 5,000 shares of Company Common Stock at $10.00 per share dated October 13, 1996 issued by the Company to Mitsubishi Electronics America, Inc., and (iii) warrant to purchase up to 50,000 shares of Company Common Stock at $1.50 per share dated
November 23, 1998 issued by the Company to Post Digital Software, Inc. (collectively, the "Company Warrants"), in each case to the extent issued and outstanding immediately prior to the Effective Time, shall be converted into the right to purchase Parent Common Stock in accordance with their respective terms.

    (c) APPRAISAL RIGHTS. Holders of all shares of the outstanding capital stock of the Company for which dissenters' rights, if any, shall have been perfected under section 1300 et seq. of the CGCL (the "Dissenting Shares") shall have those rights, but only those rights, of holders of "dissenting shares" under section 1300 et seq. of the CGCL. The Company shall give Parent prompt notice of any demand, purported demand or other communication received by the Company with respect to any Dissenting Shares or shares claimed to be Dissenting Shares and Parent shall have the right to participate in all negotiations and proceedings with respect to such shares.

    (d) CAPITAL STOCK OF MERGER SUB. Each common share, par value $.01 per share, of Merger Sub ("Merger Sub Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable common share, par value $.01 per share, of the Surviving Corporation.

    (e) STOCK OPTIONS. Options to purchase shares of Company Common Stock
(i) granted under (x) the Company's 1994 Directors' Stock Option Plan, the Company's 1990 Directors' Stock Option Plan, the Company's 1995 Stock Option Plan, the 1988 SuperMac Option Plan or the Company's 1986 Stock Option Plan (collectively, the "Company Stock Option Plans"), or (y) the Company's 1999

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Employee Stock Purchase Plan (the "Company ESPP") or (ii) granted to James
Given, Charles Berger, Mark Housley, Brady Bruce, Mary Bobel, Cary Capece, Tom Fristoe, Henry Morgan and Michael Glass (the "Other Company Options") shall be treated in the manner set forth in Section 6.12.

    SECTION 2.2  EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Prior to the Closing Date, Parent shall designate a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with or for the account of the Exchange Agent stock certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding shares of Company Common Stock, which shares of Parent Common Stock shall be deemed to have been issued at the Effective Time.

    (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may specify that are not inconsistent with the terms of this Agreement) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with Section 2.1(a) in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c) and (iii) any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d), after giving effect to any tax withholdings, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company as of the Effective Time, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate evidencing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.2(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent only (i) the right to exercise dissenters rights, if any, as described in Section 2.1(c), or (ii) the right to receive upon surrender the Merger Consideration.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED PARENT SHARES. No dividends or other distributions with respect to shares of Parent Common Stock for which the record date is after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock they are entitled to receive until the holder of such Certificate surrenders such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to Parent all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of Company Common Stock who have not theretofore complied with this Article II shall look thereafter only to Parent for the shares of Parent Common Stock, any dividends or distributions thereon, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article II.

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    (d) No Fractional Shares.

        (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II; no dividend, stock split or other change in the capital structure of Parent shall relate to any fractional security; and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.

        (ii) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
    Section 2.2(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will, on behalf of former shareholders of the Company, sell the Excess Shares at then-prevailing prices on the Nasdaq National Market (the "NASDAQ").

        (iii) The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust (the "Common Shares Trust"). Parent shall be entitled to any interest earned on such proceeds until such proceeds have been distributed to the former holders of Company Common Stock. The Surviving Corporation will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each former holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled. For purposes of this Section 2.2(d), shares of Company Common Stock of any former holder represented by two or more Certificates shall be aggregated and in no event shall any holder be paid an amount of cash in respect of more than one share of Parent Common Stock.

        (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to the former holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent will hold such cash amounts for the benefit of, and pay such cash amounts to, such former holders of Company Common Stock subject to and in accordance with the terms of Section 2.2(b).

    (e) NO LIABILITY. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law following the passage of time specified therein.

    (f) WITHHOLDING RIGHTS. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the

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shares of Parent Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

    (g) CLOSING OF SHARE TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to such time. If, after such time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

    (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof the Merger Consideration as provided in this Article II; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form satisfactory to Parent, or a bond in such sum as Parent may direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct, except as set forth in the Company Disclosure Schedule, dated as of the date hereof, prepared by the Company and delivered to Parent in connection herewith (the "Company Disclosure Schedule"). The Company Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this
Article III and shall qualify only the corresponding Section in this
Article III.

    SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not be expected to have a Company Material Adverse Effect. A true, complete and correct list of all of the Company's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary's outstanding capital stock owned by the Company or another Subsidiary, is set forth in Section 3.1 of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company and comprising less than one percent of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership), (ii) such party or any Subsidiary of such party owns in excess of a majority of the outstanding equity or voting securities or (iii) at least a majority of the board of

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directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly appointed or controlled by such party or by any one or more of its Subsidiaries. The term "Company Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other changes, effects or circumstances that have occurred or reasonably could be expected to occur prior to the date of determination of the occurrence of the Company Material Adverse Effect, (i) is materially adverse to the business, prospects, assets (including intangible assets), condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) could materially delay or prevent the consummation of the transactions contemplated hereby. Changes in economic or market conditions affecting the software industry generally, changes in the Company's stock price, failure to meet the Company's revenue projections for the second quarter of fiscal year 2000 (except as set forth below) or any loss of a supplier, customer or employee resulting from the Merger or its announcement to the extent so resulting will be deemed not to constitute a Company Material Adverse Effect; revenue of 25% or more below the amount set forth in Section 3.1 of the Company Disclosure Schedule for the second quarter of fiscal year 2000 will be deemed to constitute a Company Material Adverse Effect.

    SECTION 3.2 ARTICLES OF INCORPORATION AND BY-LAWS. hTe Company has heretofore furnished to Parent a true, complete and correct copy of its Articles of Incorporation, as amended to date (the "Company Charter"), and By-Laws, as amended to date (the "Company By-Laws"), and the charter and by-laws (or equivalent organizational documents), as amended to date, of each of its Subsidiaries (the "Subsidiary Documents"). Such Company Charter, Company By-Laws and Subsidiary Documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of the Company Charter, Company By-Laws or Subsidiary Documents, as the case may be.

    SECTION 3.3  CAPITALIZATION.

    (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, and 2,000,000 shares of preferred stock, no par value per share (the "Company Preferred Stock"). As of December 13, 1999:
(i) 5,611,048 shares of Company Common Stock are issued and outstanding, 836,250 shares of Company Common Stock are reserved for issuance upon exercise of options granted pursuant to the Company Stock Option Plans, 122,568 (as of commencement of the current purchase period ending on February 29, 2000) shares of Company Common Stock are reserved for issuance upon exercise of options granted under the Company ESPP, 415,785 shares of Company Common Stock are reserved for issuance upon exercise of the Other Company Options, 115,000 shares of Company Common Stock are reserved for issuance upon exercise of the Company Warrants, and no shares of Company Common Stock are issued and held in the treasury of the Company; and (ii) no shares of Company Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the CGCL, the Company Charter or the Company By-Laws or any agreement to which the Company is a party or is otherwise bound. No material change in such capitalization has occurred since December 13, 1999. All of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens"). There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries.

    (b) Except as described in Section 3.3(a) of this Agreement, there are no equity securities of any class of the Company or any of its Subsidiaries or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as described in Section 3.3(a) of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of capital stock of the Company or any of its Subsidiaries. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

    SECTION 3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject only to the approval of the Company's shareholders described below, the Company has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it (the "Company Merger Documents") at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Company Merger Documents and the consummation of the transactions contemplated by the Company Merger Documents have been duly and validly authorized by all necessary corporate action on the part of the Company, subject only to the approval of this Agreement and the Merger by the Company's shareholders (the "Company Voting Proposal") under the CGCL and the Company Charter by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and when executed and delivered by the Company each of the other Company Merger Documents will constitute, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company has determined that it is advisable and in the best interests of the Company's shareholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has recommended that the Company's shareholders approve the Company Voting Proposal.

    SECTION 3.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of the Company Merger Documents does not, and the performance of the Company Merger Documents by the Company will not,
(i) conflict with or violate the Company Charter or Company By-Laws,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected; other than such conflicts, breaches, defaults, impairments or other effects under (iii) of this
Section 3.5(a) that have not had and could not reasonably be expected to have a Company Material Adverse Effect.

    (b) The execution and delivery of this Agreement or any instrument required hereby to be executed and delivered by the Company at the Closing does not, and the performance of this Agreement by the Company or its Subsidiaries will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a "Governmental Entity"), except (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the filing of the Proxy Statement/Prospectus with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iv) the filing and recordation of the Merger Agreement or other documents as required by the CGCL.

    SECTION 3.6  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) The Company has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by the Company with the SEC, since September 30, 1998 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries are required to file any forms, reports, schedules, statements or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes), contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Closing, complied, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles ("GAAP") (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of the Company as of September 30, 1999 is referred to herein as the "Company Balance Sheet."

    SECTION 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Balance Sheet, the Company has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or could reasonably be expected to have a Company Material Adverse Effect; (ii) any amendments to or changes in the Company Charter or Company By-Laws; (iii) any damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Company Material Adverse Effect; (iv) any change by the Company in its accounting methods, principles or practices; (v) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;
(vi) any sale of a material amount of assets (tangible or intangible) of the Company; or (vii) any other action or event that would have required the consent of Parent pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

    SECTION 3.8 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately reflected in the Company Balance Sheet, (b) incurred in the ordinary course of business consistent with past practice and not required under GAAP to be reflected in the Company Balance Sheet, (c) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice or (d) incurred in connection with this Agreement.

    SECTION 3.9 ABSENCE OF LITIGATION. There are no claims, actions, suits, proceedings or investigations (i) pending against the Company or any of its Subsidiaries or any properties or assets of the Company or of any of its Subsidiaries or (ii) to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, in each case, which claims, actions, suits, proceedings or investigations could reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.10  AGREEMENTS, CONTRACTS AND COMMITMENTS.

    (a) Section 3.10(a) of the Company Disclosure Schedule sets forth a list of
(i) all agreements, contracts or other instruments containing non-competition or similar restrictive provisions with respect to the Company or any of its Subsidiaries and (ii) all agreements, contracts or other instruments which, as of the date hereof, the Company is required to file as "material contracts" with the SEC pursuant to the requirements of the Exchange Act.

    (b) (i) Neither the Company nor any of its Subsidiaries has breached (without cure), is in default under, or has received written notice of any breach of or default under, any agreements, contracts or other instruments required to be disclosed in Section 3.10(a) of the Company Disclosure Schedule (each, a "Material Contract"), (ii) to the Company's knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder, (iii) each Material Contract is in full force and effect and
(iv) each Material Contract is a legal, valid and binding obligation of the Company or its Subsidiary and, to the knowledge of the Company or any of its Subsidiaries, each of the other parties thereto, enforceable in accordance with its terms, except that the enforcement thereof may be limited by
(A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

    SECTION 3.11  COMPLIANCE; PERMITS.

    (a) Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of (and has not received any notices of violation with respect to), any (i) law, rule or regulation, or (ii) order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, and the Company is not aware of any such conflict, default or violation thereunder (other than any conflicts, defaults or violations under (i) of this Section 3.11(a) that have not had and could not reasonably be expected to have a Company Material Adverse Effect).

    (b) The Company and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from any arbitrator, court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, government that are material to the operation of the business of the Company and its Subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"). The Company Permits are in full force and effect, have not been violated and no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any Company Permit.

    SECTION 3.12  EMPLOYEE BENEFIT PLANS, OPTIONS AND EMPLOYMENT AGREEMENTS.

    (a) Section 3.12(a) of the Company Disclosure Schedule contains a true and complete list of (i) each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));
(iii) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) each employment, termination or severance agreement; and (v) each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of
Section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any of its Subsidiaries (collectively, the "Company Plans"). No Company Plan is subject to Section 302 or Title IV of ERISA or
Section 412 of the Code. Neither the Company, any of its Subsidiaries nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Company Plan that would affect any employee or former employee of the Company or any of its Subsidiaries.

    (b) With respect to each Company Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents: (i) a copy of the Company Plan and any amendments thereto (or if the Company Plan is not a written Company Plan, a description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent Summary Company Plan Description required under ERISA with respect thereto; (iv) if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the IRS with respect to each Company Plan intended to qualify under Section 401 of the Code.

    (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

    (d) All contributions required to be made with respect to any Company Plan on or prior to the Effective Time have been timely made or are reflected on the Company Balance Sheet.

    (e) Neither the Company nor any of its Subsidiaries, any Company Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any of its Subsidiaries, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

    (f) Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. There are no pending, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

    (g) Each Company Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Company Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

    (h) No Company Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any Company Plan providing health or medical benefits in respect of any active or former employee of the Company or any of its Subsidiaries.

    (i) No amounts payable under the Company Plans have failed, or as a result of the transactions contemplated hereby will fail, to be deductible for federal income tax purposes by virtue of Sections 162(m) or 280G of the Code.

    (j) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

    SECTION 3.13 LABOR MATTERS. (a) There are no controversies pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, consultants or independent contractors; (b) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and
(c) neither the Company nor any of its Subsidiaries has any knowledge of any labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Company or any of its Subsidiaries.

    SECTION 3.14 PROPERTIES; ENCUMBRANCES. The Company and each of its Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in, all the tangible properties and assets which it purports to own or lease (real, personal and mixed), including, without limitation, all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto.

    SECTION 3.15  TAXES.

    (a) The Company and each of its Subsidiaries have timely filed with the appropriate taxing authorities all Tax Returns required to be filed by them (giving effect to valid extensions) and all such Tax Returns are true, correct and complete in all material respects. Each group of corporations with which the Company or any of its Subsidiaries has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (an "Affiliated Group") has timely filed all income and other material

Tax Returns that it was required to file (giving effect to valid extensions) with respect to any period in which the Company or any of its Subsidiaries was a member of such Affiliated Group (each such Tax Return, an "Affiliated Return") and all such Affiliated Returns are true, correct and complete in all material respects. All material Taxes due and owing by the Company and its Subsidiaries have been timely paid or adequately reserved for. There are no Tax Liens on any assets of the Company or any Subsidiary thereof other than liens relating to current Taxes not yet due and payable. Neither the Company, any of its Subsidiaries nor any member of any Affiliated Group has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney has been granted with respect to any matter relating to Taxes of the Company or any of its Subsidiaries which is currently in force.

    (b) Neither the Company nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

    (c) The Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to Taxes required to be withheld or collected, including, without limitation, Taxes required to be withheld pursuant to Sections 1441 and 1442 of the Code and Taxes required to be withheld from employee wages. The Company has delivered to Parent true, correct and complete copies of all (i) income and other material Tax Returns filed by the Company and each of its Subsidiaries and (ii) Affiliated Returns, in each case since the date of September 28, 1996. None of the Company, any of its Subsidiaries or any member of any Affiliated Group has received any notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of the Company, any of its Subsidiaries or any Affiliated Group, and no audits or other administrative proceedings or court proceedings with respect to any Taxes or Tax Return of the Company, any of its Subsidiaries or any Affiliated Group are in progress. No taxing authority has asserted that the Company, any of its Subsidiaries or any Affiliated Group was required to file any Tax Return that was not filed. Neither the Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax indemnity, sharing, allocation, or similar contract or arrangement. Neither the Company nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which only the Company and its Subsidiaries are or were members. Neither the Company nor any of its Subsidiaries has agreed to, or is required to, make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise.

    (d) The statute of limitations for the assessment of Taxes has expired for all Tax Returns of the Company and its Subsidiaries and any Affiliated Group, or those Tax Returns have been audited and closed by the appropriate taxing authorities. The Company has delivered to Parent true, correct and complete copies of each of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a taxing authority relating to Taxes of, or with respect to, the Company or any of its Subsidiaries and (ii) any closing agreements entered into by the Company or any of its Subsidiaries with any taxing authority.

    (e) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including without limitation (i) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and
(ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, declarations, schedules, certificates, information statements and other similar documents with respect to Taxes (including any supporting information) required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined or unitary tax returns, claims for refund, amended returns, or declarations of estimated Tax.

    SECTION 3.16  ENVIRONMENTAL MATTERS.

    (a) The Company and its Subsidiaries are in full compliance with all applicable Environmental Laws; neither the Company nor any of its Subsidiaries has received any communication whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries are not in such full compliance; and, to the Company's best knowledge, there are no circumstances that may prevent, interfere with, such full compliance in the future.

    (b) There is no Environmental Claim pending or threatened against the Company or any of its Subsidiaries or, to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

    (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release, emission, discharge or disposal of any Hazardous Materials, that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

    (d) The Company and its Subsidiaries have delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any audits, reports, studies, analyses, tests or monitoring possessed or initiated by the Company or its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or its Subsidiaries or regarding the Company's or its Subsidiaries' compliance with applicable Environmental Laws.

    (e) "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by the Company or any of its Subsidiaries or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

    (f) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

    (g) "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, all substances defined as Hazardous Substances, Hazardous Wastes, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.
Section 300.5, or defined as such by, or otherwise regulated under, any Environmental Law.

    (h) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

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    SECTION 3.17  INTELLECTUAL PROPERTY.

    (a) The Company or its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use (free and clear of all liens and encumbrances), all trademarks, service marks, trade names, copyrights, Internet domain names, mask works, including any registrations or applications for registration thereof, patents and patent applications, and trade secrets, including technology, know-how, processes, schematics, computer software programs or applications, and all other tangible or intangible proprietary information or material, that is used in the business of the Company and its Subsidiaries as currently conducted (the "Company Intellectual Property Rights"). Set forth in Section 3.17(a) of the Company Disclosure Schedule is a list of all Company-owned patents and patent applications, registered and unregistered trademarks and service marks, and copyright and mask work registrations.

    (b) Either the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to (free and clear of any Liens), or is the exclusive or non-exclusive licensee of, the Company Intellectual Property Rights, and, in the case of Company Intellectual Property Rights owned by the Company or any of its Subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof and the material covered thereby. No claims have been asserted or, to the Company's knowledge, are threatened by any person
(i) to the effect that the manufacture, sale, licensing or use of any of the products or services of the Company or any of its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of its Subsidiaries infringes any intellectual property rights of any third party, (ii) against the use by the Company or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how used in the business of the Company and its Subsidiaries as currently conducted or as presently proposed to be conducted, or (iii) challenging the ownership or use by the Company or any of its Subsidiaries or the validity of any of the Company Intellectual Property Rights. All patents and trademark, service mark, copyright and mask work registrations held by the Company and its Subsidiaries and used in the business of the Company or its Subsidiaries as currently conducted or as presently proposed to be conducted are valid, subsisting, in full force and effect, and have not lapsed, expired or been cancelled or abandoned. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. No Company Intellectual Property Right or product or service of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use, sale or licensing thereof by the Company or any of its Subsidiaries. No current or former partner, director, officer or employee of the Company or any of its Subsidiaries will, after giving effect to the transactions contemplated hereby, own or retain any rights in or to any of the Company Intellectual Property. Neither the Company nor any of its Subsidiaries has entered into any agreement under which the Company or its Subsidiaries is restricted from using or licensing any Company Intellectual Property Right in any manner anywhere in the world, or selling or otherwise distributing any of its products or services.

    (c) Neither the Company nor any Subsidiary is, or as a result of the execution or delivery of this Agreement or the performance of its obligations hereunder will be in violation of any license, sublicense, agreement or instrument to which the Company or such Subsidiary is a party or otherwise bound, nor will the consummation of the transactions contemplated hereby result in any material loss or impairment of the Company or any Subsidiary's ownership of or right to use any of the Company Intellectual Property, nor require the consent of any Governmental Entity or third party with respect to any of the Company Intellectual Property.

    SECTION 3.18 INSURANCE. To the Company's best knowledge, after reasonable inquiry, all fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets and are in character and amount and with such deductibles and retained amounts as generally carried by persons engaged in similar businesses and subject to the same or similar perils or hazards.

    SECTION 3.19 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no agreement, judgement, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or could be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company.

    SECTION 3.20 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion or incorporation by reference in the proxy statement/prospectus (as amended or supplemented, the "Proxy Statement/ Prospectus") to be sent to the shareholders of the Company in connection with the meeting of the shareholders of the Company to consider the Company Voting Proposal (the "Company Shareholders Meeting"), and stockholders of Parent in connection with the meeting of the stockholders of Parent to consider the issuance of the Parent Common Stock in the Merger (the "Parent Stockholders Meeting"), shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders of the Company and stockholders of Parent or at the time of the Company Shareholders Meeting and the time of the Parent Stockholders Meeting contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting and the Parent Stockholders Meeting which has become false or misleading. If at any time prior to the later of the Company Shareholders Meeting and the Parent Stockholders Meeting any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in the Registration Statement or the Proxy Statement/Prospectus.

    SECTION 3.21 INTERESTED PARTY TRANSACTIONS. Since the date of the Company's proxy statement dated January 19, 1999, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    SECTION 3.22 CHANGE IN CONTROL PAYMENTS. Neither the Company nor any of its Subsidiaries have any agreements, other than as previously disclosed in
Section 3.12 of the Company Disclosure Schedule, to which they are parties, or to which they are subject, pursuant to which payments may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company.

    SECTION 3.23  YEAR 2000 COMPLIANCE.

    (a) All of (i) the internal systems used in the business or operations of the Company and its Subsidiaries, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems and
(ii) the software, hardware, firmware and other technology that constitute part of the products and services manufactured, marketed, licensed or sold by the Company or any of its Subsidiaries to third parties are Year 2000 Compliant.

    (b) To the Company's knowledge, all third-party systems used in connection with the business, products, services or operations of the Company or any of its Subsidiaries, including without limitation any system belonging to any of the Company's or its Subsidiaries' vendors, co-venturers, service providers or customers are Year 2000 Compliant. The Company and its Subsidiaries have received satisfactory written assurances and warranties from all of their respective vendors, co-venturers, service providers and customers that are material to the ongoing operation of the business of the Company and its Subsidiaries that past and future products, software, equipment, components or systems provided by such parties are (or in the case of future products, will be) Year 2000 Compliant.

    (c) The Company has conducted "year 2000" audits with respect to (i) each of the internal systems used in the business, products, services and operations of the Company and its Subsidiaries, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems and (ii) all of the software, applications, hardware, firmware and other technology which constitute part of the products and services manufactured, marketed, performed or sold by the Company or any of its Subsidiaries or licensed by the Company or any of its Subsidiaries to third parties. The Company has obtained "year 2000" certifications with respect to all material third-party systems used in connection with the business or operations of the Company and its Subsidiaries, including without limitation systems belonging to the vendors, co-venturers, service providers and customers of the Company of any or its Subsidiaries. The Company has made available to Parent true, complete and correct copies of all "year 2000" audits, certifications, reports and other similar documents that have been prepared or performed by or on behalf of the Company or any third party with respect to the systems, business, operations, products or services of the Company or any of its Subsidiaries.

    (d) Neither the Company nor any of its Subsidiaries has provided any representation, warranty or guarantee for any product sold or licensed, or service provided, by the Company or its Subsidiaries to the effect that such product or service (i) complies with or accounts for the fact of the year change from December 31, 1999 to January 1, 2000, (ii) will not be adversely affected with respect to functionality, interoperability, connectivity, performance, reliability or volume capacity (including without limitation the processing storage, recall and reporting of data) by the passage of any date, including without limitation the year change from December 31, 1999 to January 1, 2000 or
(iii) is otherwise Year 2000 Compliant.

    (e) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system, product, service or item:

        (i) will accurately receive, record, store, provide, recognize, recall and process all date and time data from, during, into and between the years 1999, 2000 and 2001, and all years pertinent thereafter;

        (ii) will accurately perform all date-dependent calculations and operations (including without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the years 1999, 2000 and 2001, and all pertinent years thereafter; and

        (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (A) the change of years from 1999 to 2000 or from 2000 to 2001, (B) date data, including date data which represents or references different centuries, different dates during 1999, 2000 and 2001, or more than one century or (C) the occurrence of any particular date;

in each case without human intervention, provided, in each case, that all software, applications, hardware and other systems used in conjunction with such system or item that are not owned or licensed by the Company or its Subsidiaries correctly exchange date data with or provide data to such system or item.

    SECTION 3.24 POOLING; TAX MATTERS. Neither the Company nor any of its affiliates has taken or agreed to take any action or failed to take any action, or has any reason to believe that any conditions exist, that would prevent
(a) Parent from accounting for the business combination to be effected by the Merger as a pooling of interests or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

    SECTION 3.25 NO EXISTING DISCUSSIONS. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.2(b)) or any other substantially similar proposal.

    SECTION 3.26 OPINION OF FINANCIAL ADVISOR. The financial advisor of the Company, First Security Van Kasper, has delivered to the Company an opinion dated the date of this Agreement to the effect that as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company. The Company has provided a complete and correct copy of such opinion to Parent.

    SECTION 3.27 BROKERS. No broker, finder or investment banker (other than First Security Van Kasper, whose brokerage, finder's or other fee will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and First Security Van Kasper pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

    SECTION 3.28 AFFILIATES. Section 3.28 of the Company Disclosure Schedule contains a true, complete and correct list of all persons who, as of the date hereof, to the best knowledge of the Company, may be deemed to be affiliates of the Company excluding all its Subsidiaries but including all directors and executive officers of the Company.

    SECTION 3.29 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each current and former employee and officer of the Company has executed an Agreement Regarding Confidential Information and Inventions, or an Employee Proprietary Information Agreement or similar such agreement, in substantially the form previously provided or made available to Parent. The Company is not aware that any of the current or former employees of the Company is in violation thereof.

    SECTION 3.30 ABSENCE OF CERTAIN PAYMENTS. Neither the Company, nor, to the Company's knowledge, any of its affiliates or any of their respective officers, directors, employees or agents or other people acting on behalf of any of them have: (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any Governmental Entity and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. Neither the Company, nor, to the Company's knowledge, any of its affiliates or any of their respective directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

    SECTION 3.31 FULL DISCLOSURE. To the Company's best knowledge, after reasonable inquiry, no representation or warranty by the Company in this Agreement and no statement contained in any schedule or certificate furnished or to be furnished by the Company to Parent, or any of its representatives pursuant to the provisions hereof taken as a whole, contains as of the date hereof any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

    Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth in the Parent Disclosure Schedule, dated as of the date hereof, prepared by Parent and delivered to the Company in connection herewith (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this
Article IV and shall qualify only the corresponding Section in this Article IV.

    SECTION 4.1 ORGANIZATION AND QUALIFICATION. Parent and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Parent and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Parent Material Adverse Effect. A true, complete and correct list of all of Parent's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary's outstanding capital stock owned by Parent or another Subsidiary, is set forth in Section 4.1 of the Parent Disclosure Schedule. Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Parent and comprising less than one percent of the outstanding stock of such company. The term "Parent Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred or could reasonably be expected to occur prior to the date of determination of the occurrence of the Parent Material Adverse Effect, (i) is materially adverse to the business, prospects, assets (including intangible assets), condition (financial or otherwise) or results of operations of Parent and its Subsidiaries taken as a whole or (ii) could materially delay or prevent the consummation of the transactions contemplated hereby. Changes in economic or market conditions affecting the computer peripherals or computer software industries generally, changes in Parent's stock price, failure to meet Parent's revenue projections for the first quarter of fiscal year 2000 (except as set forth below) or any loss of a supplier, customer or employee resulting from the Merger or its announcement to the extent so resulting will be deemed not to constitute a Parent Material Adverse Effect; revenue for the first quarter of fiscal year 2000 of 25% or more below the amount set forth in Section 4.1 of the Parent Disclosure Schedule will be deemed to constitute a Parent Material Adverse Effect.

    SECTION 4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. Parent has heretofore furnished to the Company a true, complete and correct copy of its Certificate of Incorporation, as amended to date (the "Parent Charter"), and By-Laws, as amended to date (the "Parent By-Laws"). Such Parent Charter and Parent By-Laws are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter or Parent By-Laws.

    SECTION 4.3  CAPITALIZATION.

    (a) The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Parent Preferred Stock"). As of November 30, 1999: (i) 8,485,714 shares of Parent Common Stock are issued and outstanding, 1,826,309 shares of Parent Common Stock are reserved for issuance upon exercise of options granted pursuant to Parent's 1982 Key Employee Incentive Plan, 1986 Employee Stock Purchase Plan and 1992 Key Employee Incentive Plan; and no shares of Parent Common Stock are issued and held in the treasury of Parent; and (ii) no shares of Parent Preferred Stock are issued and outstanding. All outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Parent Charter or Parent By-Laws or any agreement to which Parent is a party or is otherwise bound. No material change in such capitalization has occurred since November 30, 1999. All of the outstanding shares of capital stock of each of Parent's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Parent free and clear of all Liens. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of Parent or any of its Subsidiaries.

    (b) Except as described in Section 4.3(a) of this Agreement, there are no equity securities of any class of Parent or any of its Subsidiaries or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as described in Section 4.3(a) of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries is bound, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement. To Parent's knowledge, there are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of capital stock of Parent or any of its Subsidiaries There are no obligations, contingent or otherwise, of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

    (c) All of the shares of Parent Common Stock to be issued in the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

    (d) The authorized capital stock of Merger Sub consists of 100 Merger Sub Common Shares, all of which are issued and outstanding and fully paid and nonassessable.

    SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject only to the approval of Parent's stockholders described below, each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it (the "Parent Merger Documents") at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Parent Merger Documents and the consummation of the transactions contemplated by the Parent Merger Documents have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the approval of the holders of Parent Common Stock of the issuance of the Parent Common Stock in the Merger at a meeting where a quorum is present by a majority of the votes properly cast (the "Parent Voting Proposal"). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes, and when executed and delivered by Parent and Merger Sub, as applicable, each of the other Parent Merger Documents will constitute, assuming the due authorization, execution and delivery by the Company, the legal and binding obligation of each of Parent and Merger Sub, as applicable, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). The Board of Directors of Parent has determined that it is advisable and in the best interests of Parent's stockholders for Parent to issue the shares to the Company's shareholders on the terms and subject to the conditions of this Agreement, and has recommended that Parent's stockholders approve the Parent Voting Proposal.

    SECTION 4.5  NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of the Parent Merger Documents by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Parent Charter, the Parent By-Laws, the Certificate of Incorporation of Merger Sub or the By-Laws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair Parent's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties is bound or affected; other than such conflicts, breaches, defaults, impairments or other effects under (iii) of this Section 4.5(a) that have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

    (b) The execution and delivery of this Agreement or any instrument required hereby to be executed and delivered by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, and the filing of the Proxy Statement/Prospectus with the SEC under the Exchange Act, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iv) the filing and recordation of the Merger Agreement or other documents as required by the CGCL and the DGCL.

    SECTION 4.6  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Parent has timely filed all forms, reports, schedules, statements and other documents required to be filed by Parent with the SEC since November 30, 1998 (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries are required to file any forms, reports, schedules, statements or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes), contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this

Agreement until the Closing, complied, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    SECTION 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the unaudited balance sheet of Parent as of November 30, 1999 (the "Parent Balance Sheet"), a copy of which has been previously supplied to the Company by Parent, and except as disclosed in the Parent SEC Reports, Parent has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or could reasonably be expected to have a Parent Material Adverse Effect; (ii) any amendments to or changes in the Parent Charter or Parent By-Laws; (iii) any damage to, destruction or loss of any asset of Parent or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Parent Material Adverse Effect; (iv) any change by Parent in its accounting methods, principles or practices; (v) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or (vi) any sale of a material amount of assets (tangible or intangible) of Parent other than in the ordinary course of business and consistent with past practice.

    SECTION 4.8 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Reports or in the Parent Balance Sheet, to Parent's knowledge, neither Parent nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately reflected in the Parent Balance Sheet, (b) incurred in the ordinary course of business consistent with past practice and not required under GAAP to be reflected in the Parent Balance Sheet, (c) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice or (d) incurred in connection with this Agreement.

    SECTION 4.9 COMPLIANCE. To Parent's knowledge, neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of (and has not received any notices of violation with respect to), any (i) law, rule or regulation, or (ii) order, judgment or decree applicable to Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, and Parent is not aware of any such conflict, default or violation thereunder (other than any conflicts, defaults or violations under (i) of this Section 4.9 that have not had and could not reasonably be expected to have a Parent Material Adverse Effect).

    SECTION 4.10 ABSENCE OF LITIGATION. Except as disclosed in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations
(i) pending against Parent or any of its Subsidiaries or any properties or assets of Parent or of any of its Subsidiaries or (ii) to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, or any properties or assets of Parent or of any of its Subsidiaries, in each case, which claims, actions, suits, proceedings or investigations could reasonably be expected to have a Parent Material Adverse Effect.

    SECTION 4.11  EMPLOYEE BENEFIT PLANS, OPTIONS AND EMPLOYMENT AGREEMENTS.

    (a) Section 4.11(a) of the Parent Disclosure Schedule contains a true and complete list of (i) each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA);
(iii) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) each

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employment, termination or severance agreement; and (v) each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Parent or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), that together with Parent would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which Parent or a Parent ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of Parent or any of its Subsidiaries (collectively, the "Parent Plans"). No Parent Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither Parent, any of its Subsidiaries nor any Parent ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Parent Plan that would affect any employee or former employee of Parent or any of its Subsidiaries.

    (b) With respect to each Parent Plan, Parent has heretofore delivered or made available to the Company true and complete copies of each of the following documents: (i) a copy of the Parent Plan and any amendments thereto (or if the Parent Plan is not a written Parent Plan, a description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent Summary Parent Plan Description required under ERISA with respect thereto; (iv) if the Parent Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the IRS with respect to each Parent Plan intended to qualify under
Section 401 of the Code.

    (c) No liability under Title IV or Section 302 of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of Parent incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

    (d) All contributions required to be made with respect to any Parent Plan on or prior to the Effective Time have been timely made or are reflected on the Parent Balance Sheet.

    (e) Neither Parent nor any of its Subsidiaries, any Parent Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Parent or any of its Subsidiaries, any Parent Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Parent Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

    (f) Each Parent Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. There are no pending, threatened or anticipated claims by or on behalf of any Parent Plan, by any employee or beneficiary covered under any such Parent Plan, or otherwise involving any such Parent Plan (other than routine claims for benefits).

    (g) Each Parent Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Parent Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

    (h) No Parent Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Parent or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent Parent or any of its Subsidiaries from amending or terminating any Parent Plan providing health or medical benefits in respect of any active or former employee of Parent or any of its Subsidiaries.

    (i) No amounts payable under the Parent Plans have failed, or as a result of the transactions contemplated hereby will fail, to be deductible for federal income tax purposes by virtue of Sections 162(m) or 280G of the Code.

    (j) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Parent or any Parent ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

    SECTION 4.12 LABOR MATTERS. (a) There are no controversies pending or, to the knowledge of Parent or any of its Subsidiaries, threatened, between Parent or any of its Subsidiaries and any of their respective employees, consultants or independent contractors; (b) neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its Subsidiaries, nor does Parent or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (c) neither Parent nor any of its Subsidiaries has any knowledge of any labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, Parent or any of its Subsidiaries.

    SECTION 4.13 PROPERTIES; ENCUMBRANCES. Parent and each of its Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in, all the tangible properties and assets which it purports to own or lease (real, personal and mixed), including, without limitation, all the properties and assets reflected in the Parent Balance Sheet (except for personal property sold since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Parent Balance Sheet are free and clear of all Liens, except for Liens reflected on the Parent Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto.

    SECTION 4.14  TAXES.

    (a) Parent and each of its Subsidiaries have timely filed with the appropriate taxing authorities all Tax Returns required to be filed by them (giving effect to valid extensions) and all such Tax Returns are true, correct and complete in all material respects. Each group of corporations with which Parent or any of its Subsidiaries has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (an "Parent Affiliated Group") has timely filed all income and other material Tax Returns that it was required to file (giving effect to valid extensions) with respect to any period in which Parent or any of its Subsidiaries was a member of such Parent Affiliated Group (each such Tax Return, a "Parent Affiliated Return") and all such Parent Affiliated Returns are true, correct and complete in all material respects. All material Taxes due and owing by Parent and its Subsidiaries have been timely paid or adequately reserved for. There are no Tax Liens on any assets of Parent or any Subsidiary thereof other than liens relating to current Taxes not yet due and payable. Neither Parent, any of its Subsidiaries nor any member of any Affiliated Group has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney has been granted with respect to any matter relating to Taxes of Parent or any of its Subsidiaries which is currently in force.

    (b) Neither Parent nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

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    (c) Parent and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to Taxes required to be withheld or collected, including, without limitation, Taxes required to be withheld pursuant to Sections 1441 and 1442 of the Code and Taxes required to be withheld from employee wages. None of Parent, any of its Subsidiaries or any member of any Parent Affiliated Group has received any notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of Parent, any of its Subsidiaries or any Parent Affiliated Group, and no audits or other administrative proceedings or court proceedings with respect to any Taxes or Tax Return of Parent, any of its Subsidiaries or any Parent Affiliated Group are in progress. No taxing authority has asserted that Parent, any of its Subsidiaries or any Parent Affiliated Group was required to file any Tax Return that was not filed. Neither Parent nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is a party to or bound by any Tax indemnity, sharing, allocation, or similar contract or arrangement. Neither Parent nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which only Parent and its Subsidiaries are or were members. Neither Parent nor any of its Subsidiaries has agreed to, or is required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

    (d) The statute of limitations for the assessment of Taxes has expired for all Tax Returns of Parent and its Subsidiaries and any Parent Affiliated Group, or those Tax Returns have been audited and closed by the appropriate taxing authorities.

    SECTION 4.15  ENVIRONMENTAL MATTERS.

    (a) Parent and its Subsidiaries are in full compliance with all applicable Environmental Laws; neither Parent nor any of its Subsidiaries has received any communication whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that Parent or any of its Subsidiaries are not in such full compliance; and, to Parent's best knowledge, there are no circumstances that may prevent, interfere with, such full compliance in the future.

    (b) There is no Environmental Claim pending or threatened against Parent or any of its Subsidiaries or, to Parent's knowledge, against any person or entity whose liability for any Environmental Claim Parent or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

    (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release, emission, discharge or disposal of any Hazardous Materials, that could form the basis of any Environmental Claim against Parent or any of its Subsidiaries or, to Parent's knowledge, against any person or entity whose liability for any Environmental Claim Parent or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

    (4) Parent and its Subsidiaries have delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any audits, reports, studies, analyses, tests or monitoring possessed or initiated by Parent or its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Parent or its Subsidiaries or regarding Parent's or its Subsidiaries' compliance with applicable Environmental Laws.

    SECTION 4.16  INTELLECTUAL PROPERTY.

    (a) To Parent's knowledge, Parent or its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use (free and clear of all liens and encumbrances), all trademarks, service marks, trade names, copyrights, Internet domain names, mask works, including any registrations or

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
applications for registration thereof, patents and patent applications, and trade secrets, including technology, know-how, processes, schematics, computer software programs or applications, and all other tangible or intangible proprietary information or material, that is used in the business of Parent and its Subsidiaries as currently conducted (the "Parent Intellectual Property Rights").

    (b) To Parent's knowledge, either Parent or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to (free and clear of any Liens), or is the exclusive or non-exclusive licensee of, the Parent Intellectual Property Rights, and, in the case of Parent Intellectual Property Rights owned by Parent or any of its Subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof and the material covered thereby. No claims have been asserted or, to Parent's knowledge, are threatened by any person (i) to the effect that the manufacture, sale, licensing or use of any of the products or services of Parent or any of its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by Parent or any of its Subsidiaries infringes any intellectual property rights of any third party, (ii) against the use by Parent or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how used in the business of Parent and its Subsidiaries as currently conducted or as presently proposed to be conducted, or (iii) challenging the ownership or use by Parent or any of its Subsidiaries or the validity of any of the Parent Intellectual Property Rights. To Parent's knowledge, all patents and trademark, service mark, copyright and mask work registrations held by Parent and its Subsidiaries and used in the business of Parent or its Subsidiaries as currently conducted or as presently proposed to be conducted are valid, subsisting, in full force and effect, and have not lapsed, expired or been canceled or abandoned. To Parent's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent or any of its Subsidiaries. To Parent's knowledge, no Parent Intellectual Property Right or product or service of Parent or any of its Subsidiaries is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use, sale or licensing thereof by Parent or any of its Subsidiaries. To Parent's knowledge, no current or former partner, director, officer or employee of Parent or any of its Subsidiaries will, after giving effect to the transactions contemplated hereby, own or retain any rights in or to any of the Parent Intellectual Property. To Parent's knowledge, neither Parent nor any of its Subsidiaries has entered into any agreement under which Parent or its Subsidiaries is restricted from using or licensing any Parent Intellectual Property Right in any manner anywhere in the world, or selling or otherwise distributing any of its products or services.

    (c) To Parent's knowledge, neither Parent nor any Subsidiary is, or as a result of the execution or delivery of this Agreement or the performance of its obligations hereunder will be in violation of any license, sublicense, agreement or instrument to which Parent or such Subsidiary is a party or otherwise bound, nor will the consummation of the transactions contemplated hereby result in any material loss or impairment of Parent or any Subsidiary's ownership of or right to use any of the Parent Intellectual Property, nor require the consent of any Governmental Entity or third party with respect to any of the Parent Intellectual Property.

    SECTION 4.17 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus to be sent to the stockholders of Parent and the shareholders of the Company in connection with the Parent Stockholders Meeting and the Company Shareholders Meeting, shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent or shareholders of the Company or at the time of the Parent Stockholders Meeting or the

Company Shareholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders Meeting or the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Parent Stockholders Meeting or the Company Shareholders Meeting any event relating to Parent or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/ Prospectus, Parent shall promptly inform the Company. The Registration Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

    SECTION 4.18  YEAR 2000 COMPLIANCE.

    (a) All of (i) the internal systems used in the business or operations of Parent and its Subsidiaries, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems and (ii) the software, hardware, firmware and other technology that constitute part of the products and services manufactured, marketed, licensed or sold by Parent or any of its Subsidiaries to third parties are Year 2000 Compliant.

    (b) To Parent's knowledge, all third-party systems used in connection with the business, products, services or operations of Parent or any of its Subsidiaries, including without limitation any system belonging to any of Parent's or its Subsidiaries' vendors, co-venturers, service providers or customers are Year 2000 Compliant. Parent and its Subsidiaries have received satisfactory written assurances and warranties from all of their respective vendors, co-venturers, service providers and customers that are material to the ongoing operation of the business of Parent and its Subsidiaries that past and future products, software, equipment, components or systems provided by such parties are (or in the case of future products, will be) Year 2000 Compliant.

    (c) Parent has conducted "year 2000" audits with respect to (i) each of the internal systems used in the business, products, services and operations of Parent and its Subsidiaries, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems and (ii) all of the software, applications, hardware, firmware and other technology which constitute part of the products and services manufactured, marketed, performed or sold by Parent or any of its Subsidiaries or licensed by Parent or any of its Subsidiaries to third parties. Parent has obtained "year 2000" certifications with respect to all material third-party systems used in connection with the business or operations of Parent and its Subsidiaries, including without limitation systems belonging to the vendors, co-venturers, service providers and customers of Parent of any or its Subsidiaries. Parent has made available to the Company true, complete and correct copies of all "year 2000" audits, certifications, reports and other similar documents that have been prepared or performed by or on behalf of Parent or any third party with respect to the systems, business, operations, products or services of Parent or any of its Subsidiaries.

    (d) Neither Parent nor any of its Subsidiaries has provided any representation, warranty or guarantee for any product sold or licensed, or service provided, by Parent or its Subsidiaries to the effect that such product or service (i) complies with or accounts for the fact of the year change from December 31, 1999 to January 1, 2000, (ii) will not be adversely affected with respect to functionality, interoperability, connectivity, performance, reliability or volume capacity (including without limitation the processing storage, recall and reporting of data) by the passage of any date, including without limitation the year change from December 31, 1999 to January 1, 2000 or
(iii) is otherwise Year 2000 Compliant.

    SECTION 4.19 BROKERS. No broker, finder or investment banker (other than U.S. Bancorp Piper Jaffray Inc. whose brokerage, finder's or other fee will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    SECTION 4.20 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. As of the date hereof and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

    SECTION 4.21 POOLING; TAX MATTERS. Neither Parent nor any of its affiliates has taken or agreed to take any action or failed to take any action, or has any reason to believe that any conditions exist, that would prevent
(a) Parent from accounting for the business combination to be effected by the Merger as a pooling of interests or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

    SECTION 4.22 AFFILIATES. Section 4.22 of the Parent Disclosure Schedule contains a true, complete and correct list of all persons who, as of the date hereof, to the best knowledge of Parent, may be deemed to be affiliates of Parent excluding all its Subsidiaries but including all directors and executive officers of Parent.

                                   ARTICLE V
                              CONDUCT OF BUSINESS

    SECTION 5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing or in accordance with Section 6.2(b), the Company shall conduct its business and shall cause the businesses of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance in all material respects with all applicable laws and regulations; and the Company shall use commercially reasonable best efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, except (x) as set forth in Section 5.1 of the Company Disclosure Schedule, (y) as contemplated by this Agreement or (z) in accordance with Section 6.2(b), the Company shall not and shall not permit its Subsidiaries to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

    (a) amend or otherwise change the Company Charter, Company By-Laws or any Subsidiary Document;

    (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership

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interest (including, without limitation, any phantom interest) in the Company or any of its Subsidiaries, other than Company Common Stock pursuant to the exercise of (x) options currently outstanding, under the Company Stock Option Plans or the Company ESPP, in each case, in accordance with their current terms,
(y) the Other Company Options in accordance with their current terms or (z) the warrants in accordance with their current terms;

    (c) sell, pledge, dispose of or encumber any assets of the Company or any of its Subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

    (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing, other than Company Common Stock pursuant to the exercise of options currently outstanding, under the Company Stock Option Plans or the Company ESPP, in each case, in accordance with their current terms, (y) the Other Company Options in accordance with their current terms or (z) the warrants in accordance with their current terms;

    (e) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;
(ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances or capital contributions to or investments in any other person, except in the ordinary course of business and consistent with past practice; (iii) enter into or amend any material contract or agreement, or enter into, renew, amend or terminate any lease relating to real property; or (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000 for the Company and its Subsidiaries taken as a whole;

    (f) except as disclosed in Section 5.1(f) of the Company Disclosure Schedule, increase the compensation payable or to become payable to its directors, officers or employees (except such increases payable to non-officer employees made in the ordinary course of business consistent with past practice), grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, pay any bonuses to any officer of the Company, materially change any actuarial assumption or other assumption used to calculate funding obligations with respect to any pension or retirement plan, or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined;

    (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by GAAP;

    (h) make any Tax election or settle or compromise any Tax liability or agree to an extension of a statute of limitations or file any amended Tax Returns or claims for refund;

    (i) except for the settlement of existing lawsuits disclosed in
Section 5.1(i) of the Company Disclosure Schedule solely in exchange for the payment of not more than $50,000 per lawsuit (and $100,000 in the aggregate for all such lawsuits) in cash, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

    (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder, in each case, such that the conditions set forth in Sections 7.2(a) or 7.2(b), as the case may be, would not be satisfied.

    SECTION 5.2 CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. Parent covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the Company shall otherwise agree in writing, Parent shall conduct its business and shall cause the businesses of its Subsidiaries to be conducted only in the ordinary course of business and in compliance in all material respects with all applicable laws and regulations; and Parent shall use commercially reasonable best efforts to preserve substantially intact the business organization of Parent and its Subsidiaries, to keep available the services of the current officers, employees and consultants of Parent and its Subsidiaries and to preserve the present relationships of Parent and its Subsidiaries with customers, suppliers and other persons with which Parent or any of its Subsidiaries has significant business relations.

    SECTION 5.3 ADVICE OF CHANGES. Parent and the Company shall promptly advise the other party orally and in writing to the extent it has knowledge of
(i) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) the failure by it (and, in the case of Parent, by Merger
Sub) to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which could reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, on such party or the ability for the conditions set forth in Article VII to be satisfied; provided, however, that no such notification shall affect in any manner the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or any matter set forth in the Company Disclosure Schedule, the Parent Disclosure Schedule or the conditions to the obligations of the parties under this Agreement.

    SECTION 5.4 COOPERATION. Subject to compliance with applicable law, from the date hereof until the Effective Time, (a) representatives of the Company shall confer on a regular and frequent basis with one or more representatives of Parent to discuss operational matters that are material and the general status of ongoing operations and (b) each of Parent and the Company shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.1  ACCESS TO INFORMATION; CONFIDENTIALITY.

    (a) The Company shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to Parent and to Parent's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, the Company shall furnish promptly to Parent a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 6.1(a) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.

    (b) Parent shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the Company and to the Company's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, Parent shall furnish promptly to the Company a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this
Section 6.1(b) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.

    (c) Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information acquired in accordance with the terms of the Mutual Agreement of Confidentiality dated November 11, 1999 between Parent and the Company (the "Confidentiality Agreement"); provided, however, that the termination date of the Confidentiality Agreement is hereby extended to June 30, 2000.

    SECTION 6.2  NO SOLICITATION.

    (a) From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company and its Subsidiaries and affiliates shall not, directly or indirectly, through any officer, director, employee, advisor, financial advisor, representative or agent (and it shall cause such officers, directors, employees, advisors, financial advisors, representatives and agents not to, directly or indirectly), (i) solicit, initiate, facilitate or encourage any inquiries or proposals that constitute, or could be expected to lead to, an Acquisition Proposal or (ii) engage in negotiations or discussions concerning, or provide any non-public information with respect to the Company and its Subsidiaries to any person making or proposing to make, any Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time prior to the date of the Company Shareholders Meeting, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Acquisition Proposal, and subject to the Company's compliance with Section 6.2(c), (x) furnish information with respect to the Company and its Subsidiaries to any person making such Acquisition Proposal pursuant to a confidentiality agreement containing terms no less favorable to the Company than the Confidentiality Agreement and
(y) participate in discussions or negotiations regarding such Acquisition Proposal.

    (b) From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Company Voting Proposal, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or
(iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time prior to the date of the Company Shareholders Meeting, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may, in response to an unsolicited Superior Proposal, and subject to the Company's compliance with
Section 6.2(c), (x) take any action prohibited by clause (i) of this sentence or
(y) if prior to taking any action prohibited by clauses (ii) or (iii) of this sentence the Company terminates this Agreement pursuant to Section 8.1(g) and pays to Parent all amounts due Parent in connection with such termination pursuant to Sections 8.3(b) and (c) in accordance therewith, take any action prohibited by clauses (ii) or (iii) of this sentence. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation, including First Security Van Kasper) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed.

    (c) The Company, its Subsidiaries and affiliates (and their respective officers, directors, employees, advisors, financial advisors, representatives and agents) shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than Parent or its representatives) conducted heretofore with respect to any Acquisition Proposal. The Company shall notify Parent immediately after receipt by the Company (or its counsel, advisors or agents) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep Parent informed of all developments and the status of any Acquisition Proposal, any negotiations or discussions with respect to any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any person or entity that is considering making, or has made, an Acquisition Proposal. The Company shall give Parent five business days advance notice of its intention to exercise its rights under the proviso to (i) Section 6.2(a) specifying the material terms and conditions of the Acquisition Proposal with respect to which it intends to exercise such rights and identifying the person making such Acquisition Proposal, or (ii) Section 6.2(b) specifying the material terms and conditions of the Superior Proposal with respect to which it intends to exercise such rights and identifying the person making such Superior Proposal. The Company shall provide Parent with (i) copies of all documents received from any person or entity that is considering making or has made an Acquisition Proposal and
(ii) copies of all documents to be delivered or sent to any person or entity that is considering making or has made an Acquisition Proposal.

    (d) Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its shareholders a position with respect to a tender or exchange offer by a third party contemplated by Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, except as expressly provided in Sections 6.2(b) and 6.4, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, in a manner adverse to Parent, or propose publicly to withdraw or modify, in a manner adverse to Parent, its position with respect to the Company Voting Proposal or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

    SECTION 6.3  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

    (a) As promptly as practicable after execution of this Agreement, Parent and the Company shall in consultation with each other prepare, and shall file with the SEC, preliminary joint proxy materials which shall constitute the Proxy Statement/Prospectus. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, (i) Parent and the Company shall file with the SEC the Proxy Statement/Prospectus and (ii) Parent shall file with the SEC the Registration Statement. The Company and Parent shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

    (b) The Company shall use all reasonable efforts to mail the Proxy Statement/Prospectus to the shareholders of the Company and Parent shall use all reasonable efforts to mail the Proxy Statement/ Prospectus to the stockholders of Parent as soon as practicable after the Registration Statement is declared effective by the SEC.

    (c) The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may request pursuant to this Agreement in connection with the Registration Statement and the issuance of the shares of Parent Common Stock.

    (d) The Company and Parent shall make any necessary filing with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

    SECTION 6.4 SHAREHOLDERS' AND STOCKHOLDERS' MEETINGS. (a) The Company shall, subject to and in accordance with applicable law and the Company Charter and Company By-Laws, promptly and duly call, give notice of, convene and hold the Company Shareholders Meeting to be held as promptly as practicable following the date upon which the Registration Statement becomes effective for the purpose of voting on the Company Voting Proposal. The Company will, through its Board of Directors, recommend to its shareholders the approval of the Company Voting Proposal and the other transactions contemplated, which recommendation shall be included in the Proxy Statement/Prospectus, and will use its best efforts to solicit from its shareholders proxies in favor of the Company Voting Proposal; PROVIDED, HOWEVER, that the Board of Directors of the Company may withdraw or modify, in a manner adverse to Parent, such recommendation (i) if a Superior Proposal has been made and remains in effect, then if the Board of Directors of the Company is permitted to do so under Section 6.2(b) or (ii) if no Acquisition Proposal or Superior Proposal has been made, then if, at any time prior to the date of the Company Shareholders Meeting, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law.

    (b) At or prior to the Closing, the Company shall deliver to Parent a certificate of its Corporate Secretary setting forth the voting results from the Company Shareholders Meeting.

    (c) Parent shall, subject to and in accordance with applicable law and the Parent Charter and Parent By-Laws, promptly and duly call, give notice of, convene and hold the Parent Stockholders Meeting to be held as promptly as practicable following the date upon which the Registration Statement becomes effective for the purpose of voting on the Parent Voting Proposal. Parent will, through its Board of Directors, recommend to its stockholders the approval of the Parent Voting Proposal and will use its best efforts to solicit from its stockholders proxies in favor of the Parent Voting Proposal. In addition to a proposal that four of its five existing directors be reelected to it's Board of Directors, Parent will include in the Proxy Statement/Prospectus, a proposal that Mark Housley and Carl Rosendahl be elected to it's Board of Directors, effective as of the Effective Time. Management of Parent shall recommend to the Board of Directors of Parent that Parent include in the Proxy Statement/Prospectus a proposal to increase the number of shares reserved for issuance under the Parent's Stock Option Plan by an amount to be determined by the management of Parent to be prudent under the circumstances.

    (d) At or prior to the Closing, Parent shall deliver to the Company a certificate of its Corporate Secretary setting forth the voting results from the Parent Stockholders Meeting.

    SECTION 6.5  LEGAL CONDITIONS TO MERGER.  Each of Parent and, subject to
Section 6.2, the Company will use its commercially reasonable best efforts to comply promptly with all legal requirements which may be imposed with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of Parent and the Company will, and will cause its Subsidiaries to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Parent, the Company or any of their Subsidiaries in connection with the Merger or taking of any action contemplated thereby or by this Agreement.

    SECTION 6.6 AGREEMENTS WITH RESPECT TO AFFILIATES. (a) The Company will use its commercially reasonable best efforts to cause each person who is identified in Section 3.28 of the Company Disclosure Schedule and any other person who may be or become an "affiliate" of the Company as of the time of the Company Shareholders Meeting for purposes of (i) Rule 145 under the Securities Act ("Rule 145") or (ii) qualifying the merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to deliver to Parent, as soon as practicable but not later than thirty days preceding the Effective Time, a written agreement (a "Company Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and pooling of interests accounting treatment, substantially in the form of EXHIBIT B hereto. The Company shall provide prompt notice to Parent of any such other person who may be or become an "affiliate" of the Company as of the time of the Company Shareholders Meeting who is not identified in Section 3.28 of the Company Disclosure Schedule.

    (b) Parent will use its commercially reasonable best efforts to cause each person who is identified in Section 4.22 of the Parent Disclosure Schedule and any other person who may be or become an "affiliate" of Parent as of the time of the Parent Stockholders Meeting for purposes of qualifying the merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to deliver to the Company, as soon as practicable but not later than thirty days preceding the Effective Time, a written agreement (a "Parent Affiliate Agreement") in connection with restrictions on affiliates under pooling of interests accounting treatment, substantially in the form of EXHIBIT C hereto. Parent shall provide prompt notice to the Company of any such other person who may be or become an "affiliate" of Parent as of the time of the Parent Stockholders Meeting who is not identified in Section 4.22 of the Parent Disclosure Schedule.

    SECTION 6.7 TAX-FREE REORGANIZATION. Parent and the Company intend that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code. Parent and the Company shall each use its commercially reasonable best efforts to cause the Merger to so qualify. Neither Parent nor the Company shall knowingly take any action, or knowingly fail to take any action, that could jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    SECTION 6.8 POOLING ACCOUNTING. Parent and the Company shall each use its commercially reasonable best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests for accounting purposes. Neither Parent nor the Company shall knowingly take any action, or knowingly fail to take any action, that could jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. Each of Parent and the Company agrees to take such commercially reasonable action as may be required to negate the impact of any past actions which to its knowledge could jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

    SECTION 6.9 LETTERS OF ACCOUNTANTS. (a) Parent shall use its commercially reasonable best efforts to cause to be delivered to the Company (i) a copy of a letter of Arthur Andersen LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective, in form and substance satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time and (ii) the letter of Arthur Andersen LLP referred to in Section 7.1(h).

    (b) The Company shall use its commercially reasonable best efforts to cause to be delivered to Parent (i) a copy of a letter of Ernst & Young LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective, in form and substance satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time and (ii) the letter of Ernst & Young LLP referred to in Section 7.1(h).

    SECTION 6.10 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NASDAQ if it has used all reasonable efforts to consult with the other party prior thereto.

    SECTION 6.11 LISTING OF PARENT SHARES. Parent shall use its commercially reasonable best efforts to have authorized for listing on the NASDAQ, upon official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.

    SECTION 6.12 OPTIONS. As of the Effective Time, each option to acquire shares of Company Common Stock (each, a "Company Option") other than options issued pursuant to the Radius, Inc. Directors' Stock Option Plan (all of which accelerate and will be exercised or will expire pursuant to their existing terms as of the Effective Time) shall become and represent an option to purchase
(i) the number of shares of Parent Common Stock (a "Parent Option") determined by multiplying (x) the number of shares of Company Common Stock which would have been purchasable pursuant to such Company Option by (y) the Exchange Ratio (with the result rounded up to the nearest whole share) (ii) at an exercise price per share of Parent Common Stock equal to the exercise price per share of Company Common Stock subject to the Company Option divided by the Exchange Ratio (with the result rounded to the nearest whole cent); provided, however, that in the case of any Company Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code. After the Effective Time, (i) each Parent Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Option immediately prior to the Effective Time and (ii) Parent shall promptly file a Registration Statement on Form S-8 with respect to the shares of Parent Common Stock issuable with respect thereto and shall use its commercially reasonable best efforts to list such shares with the NASDAQ. Prior to the Effective Time, the Company shall take all necessary and appropriate action to effectuate the provisions of this Section 6.12.

    SECTION 6.13 CONSENTS. The Company shall use its commercially reasonable best efforts to obtain all necessary consents, waivers and approvals under any of the Company's material agreements, contracts, licenses or leases in connection with the Merger, including without limitation each of the consents listed in Section 3.5 of the Company Disclosure Schedule.

    SECTION 6.14 INDEMNIFICATION AND INSURANCE. (a) All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors, officers and employees of the Company and its Subsidiaries under the provisions existing on the date hereof in the Company Charter or Company By-Laws or in the indemnification agreements previously provided by the Company to Parent (collectively "Existing Indemnification Obligations") shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time. Parent shall cause the Existing Indemnification Obligations to be assumed (by operation of law or otherwise) by any successor to the Surviving Corporation by merger or sale of all or substantially all assets and shall guarantee the performance of the Existing Indemnification Obligation by the Surviving Corporation (or any such successor) with respect to claims thereunder related to the transactions contemplated by this Agreement.

    (b) For a period of five years after the Effective Time, Parent shall cause the Surviving Corporation (or any successor of the Surviving Corporation by merger or sale of all or substantially all assets) to maintain in effect the current policies of directors' and officers' and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to former officers and directors of the Company) only with respect to claims arising from facts or events which occurred at or before the Effective Time; PROVIDED, HOWEVER, that in no event shall the Surviving Corporation (or any such successor) be required to expend pursuant to this Section 6.14(b) more than an aggregate amount equal to 125% the current aggregate annual premiums paid by the Company for such insurance (the "Maximum Amount") (which premiums the Company represents and warrants to be $117,000 in the aggregate). If the amount of the aggregate annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation (or any such successor) during such five-year period shall maintain or procure as much coverage as possible for aggregate annual premiums not to exceed the Maximum Amount and shall promptly send a letter to the persons listed in
Section 6.14(b) of the Company Disclosure Schedule notifying them of such occurrence.

    SECTION 6.15 ADDITIONAL AGREEMENTS; BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    SECTION 7.1  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

    (b) SHAREHOLDER APPROVAL. The Company Voting Proposal shall have been approved and adopted by the requisite vote of the shareholders of the Company;

    (c) HSR ACT AND OTHER APPROVALS. The waiting period applicable to the consummation of the Merger under the HSR Act and under any other legal requirement (including without limitation any authorization, consent, order or approval, or dedication, filing or expiration of any waiting period) of any Governmental Entity shall have expired or been terminated, as the case may be, and any requirements of other jurisdictions applicable to the consummation of the Merger shall have been satisfied;

    (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

    (e) TAX OPINIONS. (i) Parent shall have received an opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Parent, dated as of the Effective Time, substantially to the effect that for U.S. federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) the Company shall have received an opinion of its counsel, Fenwick & West LLP, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that for U.S. federal income tax purposes the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code, and (iii) the issuance of the opinions described in clauses (i) and (ii) of this paragraph shall be conditioned upon the receipt by counsel for Parent and the Company of representation letters from each of Parent, Merger Sub and Company, in each case, in form and substance reasonably satisfactory to both of such counsel;

    (f) GOVERNMENTAL ACTIONS. There shall not be pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any Governmental Entity or administrative agency before any Governmental Entity, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any Governmental Entity, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent of all or a material portion of the business or assets of Parent, or seeking to compel Parent to dispose of or hold separate all or any portion of the business or assets of Parent (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement;

    (g) NASDAQ LISTING. The shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NASDAQ upon official notice of issuance;

    (h) OPINION OF ACCOUNTANTS. Parent shall have received (and delivered to the Company copies of) a letter from Arthur Andersen LLP, dated a date within two business days of the Proxy Statement/ Prospectus and within two business days of the Closing Date, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles. The Company shall have received (and delivered to Parent copies of) a letter from Ernst & Young LLP, dated a date within two business days of the Proxy Statement/Prospectus and within two business days of the Closing Date, stating that neither the Company nor any of its Subsidiaries has taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby, or any action taken or agreed to be taken by Parent or any of its Subsidiaries) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests transaction under generally accepted accounting principles; and

    (i) STOCKHOLDER APPROVAL. The Parent Voting Proposal shall have been approved and adopted by the requisite vote of the stockholders of Parent.

    SECTION 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (x) for changes contemplated by this Agreement and (y) where the failures to be true and correct (without regard to any materiality, Company Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and could not reasonably be expected to have, a Company Material Adverse Effect; and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect;

    (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Parent and Merger Sub shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect;

    (c) CONSENTS OBTAINED. All consents, waivers, approvals, authorizations and orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company; and

    (d) AFFILIATE AGREEMENTS. Parent shall have received from each person within the time frame specified in Section 6.6(a) who is identified in
Section 3.28 of the Company Disclosure Schedule or in any notice delivered by the Company to Parent pursuant to Section 6.6(a) as an "affiliate" of the Company, an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect.

    SECTION 7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (x) for changes contemplated by this Agreement, and, (y) where the failures to be true and correct (without regard to any materiality, Parent Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and could not reasonably be expected to have, a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of Parent to such effect;

    (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and the Company shall have received a certificate signed by the chief executive officer and the chief financial officer of Parent to such effect; and

    (c) AFFILIATE AGREEMENTS. The Company shall have received from each person within the time frame specified in Section 6.6(b) who is identified in
Section 4.22 of the Parent Disclosure Schedule or in any notice delivered by Parent to the Company pursuant to Section 6.6(b) as an "affiliate" of the Company, an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect.

                                  ARTICLE VIII

                                  TERMINATION

    SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

    (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

    (b) by either Parent or the Company if the Merger shall not have been consummated by June 30, 2000 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

    (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking to terminate pursuant to this Section 8.1(c) shall have complied with its obligations under Section 6.5 and used its reasonable best efforts to have any such order, decree, ruling or other action vacated or lifted);

    (d) by either Parent or the Company, if at the Company Shareholders Meeting (including any adjournment or postponement), the requisite vote of the shareholders of the Company in favor of the Company Voting Proposal shall not have been obtained;

    (e) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Sections 7.2(a) or 7.2(b) to not be satisfied and which breach shall not have been cured within 10 business days following receipt by the Company of written notice of such breach from Parent;

    (f) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Sections 7.3(a) or 7.3(b), to not be satisfied and which breach shall not have been cured within 10 business days following receipt by Parent of written notice of such breach from the Company;

    (g) by the Company at any time prior to the date of the Company Shareholders Meeting if, in response to an unsolicited Superior Proposal, and, subject to the Company's compliance with

Section 6.2(c), the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to terminate this Agreement in order to comply with its fiduciary duties to the Company's shareholders under applicable law; provided that any termination by the Company pursuant to this Section 8.1(g) shall not be effective unless and until the Company shall have paid to Parent all amounts due Parent in connection with such termination pursuant to Sections 8.3(b) and (c) in accordance therewith;

    (h) by Parent in the event of a breach of Section 6.2 or Section 6.4(a) or
(b);

    (i) by Parent or the Company if, at the Parent Stockholders Meeting (including any adjournment or postponement thereof), the Parent Voting Proposal shall not have been approved;

    (j) by Parent, if for any reason other than Parent's failure to perform its obligations under this Agreement the Company fails to call and hold the Company Shareholders Meeting by the date which is one business day prior to the Outside Date; or

    (k) by the Company, if for any reason other than the Company's failure to perform its obligations under this Agreement Parent fails to call and hold the Parent Stockholders Meeting by the date which is one business day prior to the Outside Date.

    SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers, stockholders or shareholders except (i) that the provisions of Sections 3.27, 4.19, 8.3, this Section 8.2 and Article IX shall survive termination and (ii) nothing herein shall relieve any party from liability for any breach hereof prior to such termination.

    SECTION 8.3  FEES AND EXPENSES.  (a) Except as set forth in this
Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent shall bear all fees and expenses, other than the Company's financial advisor's, accountant's and attorneys' fees and expenses, incurred in connection with preparing the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and filings under the HSR Act.

    (b) The Company shall reimburse Parent for all fees and expenses of Parent (or in the case of clause (i) of this Section 8.3(b), up to $750,000 of fees and expenses of Parent) actually incurred relating to the transactions contemplated by this Agreement prior to termination (including without limitation fees and expenses of Parent's counsel, accountants and financial advisors), upon the termination of this Agreement (i) by Parent or the Company pursuant to
Section 8.1(d) (if prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal), or (ii) by Parent pursuant to Sections 8.1(e), 8.1(h) or 8.1(j) or (iii) by the Company pursuant to Section 8.1(g).

    (c) The Company shall pay Parent a termination fee of $1,620,000 (and in the case of termination of this Agreement pursuant to Section 8.1(d), the Company shall also reimburse Parent for all fees and expenses of Parent actually incurred relating to the transactions contemplated by this Agreement prior to termination in excess of the amount previously reimbursed pursuant to 8.3(b)) on the date of the first to occur of the following events:

        (i) the entry by the Company into an agreement with respect to, or the consummation of, any Acquisition Proposal within six months of the termination of this Agreement pursuant to Sections 8.1(d), 8.1(e), 8.1(h) or 8.1(j) if prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal; or

        (ii) the termination of this Agreement by the Company pursuant to
    Section 8.1(g).

    (d) Parent shall reimburse the Company for all fees and expenses of the Company actually incurred relating to the transactions contemplated by this Agreement prior to termination (including without limitation fees and expenses of the Company's counsel, accountants and financial advisors), upon the termination of this Agreement (i) by Parent or the Company pursuant to
Section 8.1(i), or (ii) by the Company pursuant to Sections 8.1(f) or 8.1(k).

    (e) Parent and the Company each acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if Parent or the Company fails promptly to pay the amount due pursuant to this Section 8.3, and, in order to obtain such payment, the other party commences a suit which results in a judgment against Parent or the Company, as the case may be, for the fee set forth in this
Section 8.3, Parent or the Company, as the case may be, shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                               GENERAL PROVISIONS

    SECTION 9.1  NONSURVIVAL OF REPRESENTATIONS; WARRANTIES AND
AGREEMENTS. None of the representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I and II, Sections 6.12, 6.14 and 6.15, this Article IX and the Affiliate Agreements.

    SECTION 9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

           (a) If to Parent or Merger Sub:

               290 Donald Lynch Boulevard
               Marlborough, Massachusetts 01752-4748
               Attention: Steven Shea

               Telecopier No.: (508) 303-4620
               Telephone No.: (508) 303-4800

           With a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Beacon Street
               Boston, MA 02108
               Attn: David Brewster, Esq.

               Telecopier No.: (617) 573-4822
               Telephone No.: (617) 573-4825

           (b) If to the Company:

               460 E. Middlefield Road
               Mountain View, California 94043
               Attention: Mark Housley

               Telecopier No.: (650) 404-6205
               Telephone No.: (650) 404-6301

           With a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA 94306
               Attention: Gordon Davidson, Esq.

               Telecopier No.: (650) 494-1417
               Telephone No.: (650) 858-7237

    SECTION 9.3  CERTAIN DEFINITIONS.  For purposes of this Agreement, the term:

    (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

    (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares
(i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

    (c) "business day" means any day other than a Saturday or Sunday or any day on which banks in The Commonwealth of Massachusetts are required or authorized to be closed;

    (d) "control" including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

    (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

    SECTION 9.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Company Voting Proposal by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    SECTION 9.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

    SECTION 9.8 ENTIRE AGREEMENT, NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, other than the persons intended to benefit from the provisions of Section 6.14, who shall have the right to enforce such provisions directly.

    SECTION 9.9 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any wholly owned subsidiary thereof; PROVIDED, HOWEVER, that no such assignment pursuant to this Section 9.9 shall relieve Parent of its obligations hereunder.

    SECTION 9.10 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

    SECTION 9.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 9.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to the conflict of law provisions thereof, including that the Merger shall be effected in accordance with the applicable provisions of the CGCL. Each of the parties hereto agrees that any action or proceeding brought to enforce the rights or obligations of any party hereto under this Agreement will be commenced and maintained in any court of competent jurisdiction located in the State of California. Each of the parties hereto further agrees that process may be served upon it by certified mail, return receipt requested, addressed as more generally provided in Section 9.2, and consents to the exercise of jurisdiction of a court of the State of California over it and its properties with respect to any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby or the enforcement of any rights under this Agreement.

    SECTION 9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                       MEDIA 100 INC.

                                                       By:              /s/ STEVEN D. SHEA
                                                            -----------------------------------------
                                                                          Steven D. Shea
                                                                    VICE PRESIDENT OF FINANCE

                                                       DERRINGER ACQUISITION CORP.

                                                       By:              /s/ STEVEN D. SHEA
                                                            -----------------------------------------
                                                                          Steven D. Shea
                                                                     PRESIDENT AND SECRETARY

                                                       DIGITAL ORIGIN, INC.

                                                       By:               /s/ MARK HOUSLEY
                                                            -----------------------------------------
                                                                           Mark Housley
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             TABLE OF DEFINED TERMS

                                                                CROSS REFERENCE
TERMS                                                            IN AGREEMENT
-----                                                         -------------------
Acquisition Proposal........................................  Section 6.2(b)

Affiliate...................................................  Section 9.3(a)

Affiliated Group............................................  Section 3.15(a)

Affiliated Return...........................................  Section 3.15(a)

Agreement...................................................  Preamble

Beneficial Owner............................................  Section 9.3(b)

Business Day................................................  Section 9.3(c)

Certificates................................................  Section 2.1(a)

CGCL........................................................  Preamble

Closing.....................................................  Section 1.6

Closing Date................................................  Section 1.6

Code........................................................  Preamble

Common Shares Trust.........................................  Section 2.2(d)(ii)

Company.....................................................  Preamble

Company Affiliate Agreement.................................  Section 6.6(a)

Company Balance Sheet.......................................  Section 3.6(b)

Company By-Laws.............................................  Section 3.2

Company Charter.............................................  Section 3.2

Company Common Stock........................................  Section 2.1

Company Disclosure Schedule.................................  Article III

Company ESPP................................................  Section 2.1(e)

Company Intellectual Property Rights........................  Section 3.17(a)

Company Material Adverse Effect.............................  Section 3.1

Company Merger Documents....................................  Section 3.4

Company Option..............................................  Section 6.12

Company Permits.............................................  Section 3.11(b)

Company Plans...............................................  Section 3.12(a)

Company Preferred Stock.....................................  Section 3.3(a)

Company SEC Reports.........................................  Section 3.6(a)

Company Shareholders Meeting................................  Section 3.20

Company Stock Option Plans..................................  Section 2.1(e)

                                                                CROSS REFERENCE
TERMS                                                            IN AGREEMENT
-----                                                         -------------------
Company Voting Proposal.....................................  Section 3.4

Company Warrants............................................  Section 2.1(b)

Confidentiality Agreement...................................  Section 6.1(c)

Control.....................................................  Section 9.3(d)

DGCL........................................................  Preamble

Dissenting Shares...........................................  Section 2.1(c)

Effective Time..............................................  Section 1.2

Environmental Claim.........................................  Section 3.16(e)

Environmental Laws..........................................  Section 3.16(f)

ERISA.......................................................  Section 3.12(a)

ERISA Affiliate.............................................  Section 3.12(a)

Excess Shares...............................................  Section 2.2(a)(ii)

Exchange Act................................................  Section 3.5(b)

Exchange Agent..............................................  Section 2.2(a)

Exchange Ratio..............................................  Section 2.1(a)

Existing Indemnification Obligations........................  Section 6.14(a)

GAAP........................................................  Section 3.6(b)

Governmental Entity.........................................  Section 3.5(b)

Hazardous Materials.........................................  Section 3.16(g)

HSR Act.....................................................  Section 3.5(b)

Liens.......................................................  Section 3.3(a)

Material Contract...........................................  Section 3.10(b)

Maximum Amount..............................................  Section 6.14(b)

Merger......................................................  Preamble

Merger Agreement............................................  Section 1.2

Merger Consideration........................................  Section 2.1(a)

Merger Sub..................................................  Preamble

Merger Sub Common Shares....................................  Section 2.1(d)

NASDAQ......................................................  Section 2.2.(d)(ii)

Other Company Options.......................................  Section 2.1(e)

Outside Date................................................  Section 8.1(b)

Parent......................................................  Preamble

Parent Affiliate Agreement..................................  Section 6.6(b)

                                                                CROSS REFERENCE
TERMS                                                            IN AGREEMENT
-----                                                         -------------------
Parent Affiliated Group.....................................  Section 4.14(a)

Parent Affiliated Return....................................  Section 4.14(a)

Parent Balance Sheet........................................  Section 4.7

Parent By-Laws..............................................  Section 4.2

Parent Charter..............................................  Section 4.2

Parent Common Stock.........................................  Section 2.1(a)

Parent Disclosure Schedule..................................  Article IV

Parent ERISA Affiliate......................................  Section 4.11(a)

Parent Intellectual Property Rights.........................  Section 4.16(a)

Parent Material Adverse Effect..............................  Section 4.1

Parent Merger Documents.....................................  Section 4.4

Parent Option...............................................  Section 6.12

Parent Plans................................................  Section 4.11(a)

Parent Preferred Stock......................................  Section 4.3(a)

Parent SEC Reports..........................................  Section 4.6(a)

Parent Stockholders' Meeting................................  Section 3.20

Parent Voting Proposal......................................  Section 4.4

Person......................................................  Section 9.3(e)

Proxy Statement/Prospectus..................................  Section 3.20

Registration Statement......................................  Section 3.5(b)

Release.....................................................  Section 3.16(h)

Rule 145....................................................  Section 6.6(a)

SEC.........................................................  Section 3.5(b)

Securities Act..............................................  Section 3.5(b)

Subsidiary..................................................  Section 3.1

Subsidiary Documents........................................  Section 3.2

Superior Proposal...........................................  Section 6.2(b)

Surviving Corporation.......................................  Section 1.1

Tax Returns.................................................  Section 3.15(e)

Tax/Taxes...................................................  Section 3.15(e)

Year 2000 Compliant.........................................  Section 3.23(e)

                                                                      APPENDIX B

              FAIRNESS OPINION OF U.S. BANCORP PIPER JAFFRAY INC.

December 22, 1999

PERSONAL AND CONFIDENTIAL

Board of Directors
Media 100 Inc.
290 Donald Lynch Boulevard
Marlborough, Massachusetts 01752-4748

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to Media 100 Inc. ("Parent") of the consideration to be paid by Parent pursuant to an Agreement and Plan of Merger (the "Agreement") to be entered into among Parent, Seller Acquisition Corporation, a wholly owned subsidiary of Parent ("Merger Sub"), and Digital Origin, Inc. (the "Company"). The Agreement provides for the merger (the "Merger") of Merger Sub with and into the Company pursuant to which (i) each share of common stock of the Company will be converted into the right to receive .5347 shares of common stock of Parent, and
(ii) each option to purchase shares of common stock of the Company will be converted into an option to purchase shares of common stock of Parent on the terms set forth in the Agreement. The Merger and the transactions contemplated therein are collectively referred to as the "Transaction." The terms and conditions of the Transaction are more fully set forth in the Agreement.

    U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to Parent in connection with the Agreement and will receive a fee for providing this opinion. This opinion fee is not contingent upon the consummation of the Transaction. Parent has also agreed to indemnify us against certain liabilities in connection with our services. U.S. Bancorp Piper Jaffray makes a market in the common stock of Parent, has written research reports on Parent during the last 12 months, and acted as co-manager for the subsequent public offerings of common stock of Parent in December 1994 and November 1995. In the ordinary course of our business, we and our affiliates may actively trade securities of Parent and the Company for our own account or the account of our customers and, accordingly, we may at any time hold a long or short position in such securities.

    In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. We have reviewed the draft dated December 20, 1999 of the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by Parent and the Company, including information provided during discussions with the management of each company. In addition, we have compared certain financial data of Parent and the Company with various other companies whose securities are traded in public markets, reviewed prices and premiums paid in certain other business combinations and conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Parent and the Company or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of Parent's and the Company's management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning data, reflects the best currently available estimates and judgment of Parent's and the Company's management and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have assumed that Transaction will qualify as a reorganization under the United States Internal Revenue Code and will be accounted for as a pooling of interests. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that neither Parent nor the Company are party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business. In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the transaction will be obtained in a manner that will not change the purchase price for the Company. Parent has recently entered into an agreement to acquire the assets of Wired Inc. (the "Wired Acquisition"). In arriving at our opinion, with Parent's consent, our analysis has not considered the effect of the Wired Acquisition on Parent or the Transaction.

    In arriving at our opinion, we have not performed, with Parent's consent, a discounted cash flow analysis of potential future cash flows of the Company. In addition, in arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of the Company, and have not been furnished with any such appraisals or valuations. We express no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Parent, the Company or any of their respective affiliates is a party or may be subject and, at Parent's direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

    This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of common stock of Parent or the Company have traded or may trade at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

    This opinion is directed to the Board of Directors of Parent and is not intended to be and does not constitute a recommendation to any stockholder of Parent. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction. Except with respect to the use of this opinion in connection with the prospectus/proxy statement relating to the Merger, this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.

    Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the consideration to be paid by Parent in the Transaction pursuant to the Agreement is fair, from a financial point of view, to Parent as of the date hereof.

Sincerely,

/s/ U.S. Bancorp Piper Jaffray Inc.

U.S. BANCORP PIPER JAFFRAY INC.

                                                                      APPENDIX C

                 FAIRNESS OPINION OF FIRST SECURITY VAN KASPER

December 27, 1999

Board of Directors
Digital Origin, Inc.
460 East Middlefield Road
Mountain View, CA 94043

Gentlemen:

    You have requested that we render our opinion as to the fairness, from a financial point of view, to the shareholders of Digital Origin Inc., a California corporation ("Digital Origin"), of the exchange ratio in a proposed acquisition (the "Merger") of Digital Origin by Media 100, Inc., a Delaware corporation ("Media 100"), pursuant to the proposed form of Agreement and Plan of Merger provided to us, to be executed on December 28, 1999 (the "Agreement"). All capitalized terms not defined herein shall have the meanings set forth in the Agreement.

    Pursuant to the Agreement, Derringer Acquisition Corporation, a newly formed Delaware corporation which is a wholly-owned subsidiary of Media 100 ("Subsidiary"), is to be merged with and into Digital Origin, the separate corporate existence of Subsidiary will cease, and Digital Origin will continue as the surviving corporation. At the Effective Time, each issued and outstanding share of Digital Origin Common Stock will be converted into the right to receive the number of shares of Media 100 Common Stock determined by dividing
(A) 3,000,000 shares of Media 100 Common Stock by (B) the number of Digital Origin Shares of Common Stock, excluding treasury shares, issued and outstanding immediately prior to the Effective Time. In addition, at the Effective Time, all outstanding Digital Origin Options shall be converted into options to acquire Media 100 Common Stock based upon the foregoing exchange ratio.

    In connection with our opinion, among other things, we have: (i) held discussions with certain members of the management of Digital Origin concerning among other things, the financial and other information provided or reviewed by us, the past and current business operations, financial condition and future prospects of their respective companies; (ii) reviewed the most recent draft of the Agreement in the form provided to us by Digital Origin, which has been represented to us as the final version to be executed by the parties;
(iii) reviewed certain publicly available documents for Digital Origin and Media 100; (iv) reviewed internal financial projections prepared by their respective managements, including cost savings and other benefits that both managements expect result from the Merger, press releases and certain other information for Digital Origin and Media 100; (v) reviewed publicly available data and information for companies which we believe, based on operating, market and trading valuations, to be similar to Digital Origin and Media 100;
(vi) reviewed the historical stock prices for Digital Origin and Media 100 and other companies which we have determined to be comparable to Digital Origin and Media 100; (vii) reviewed the financial terms, to the extent publicly available, of other recent business combinations which we have deemed to be comparable, in whole or in part, to the Merger; and (viii) conducted such other financial analysis as we have determined, based upon our judgment as investment bankers, to be appropriate for purposes of this opinion.

    In our review we have assumed, with your permission, that the documents to be prepared, used and signed by the parties to formally effect the Merger, including any proxy or other disclosure material to be delivered to the shareholders of Digital Origin and Media 100 to elicit any necessary consents to the Merger, will effect the Merger on the terms set forth, in the proposed form of the Agreement provided to us by Digital Origin, without material alteration.

    We have not negotiated the Merger, nor provided any legal or other advice with respect to the Merger. We have not made nor have we been provided an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Digital Origin or Media 100 nor have we made a physical inspection of any of the properties or assets of Digital Origin or Media 100.

    In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available or furnished or otherwise communicated to us by Digital Origin or Media 100 and relied upon and assumed without independent verification that there has been no material change in the assets, financial condition and business prospects of the Company or Media 100 since the dates of the most recent financial statements made available to us. With respect to financial projections provided to us, we have reviewed those projections, have discussed them with Digital Origin's and Media 100's managements and have made certain adjustments where we have determined it was appropriate to do so. Independent of the foregoing, we have been advised by the managements of Digital Origin and Media 100, and have relied upon and assumed without independent verification, that the projections were reasonably prepared, based upon assumptions reflecting the best currently available estimates and good faith judgments of the managements as to the future performance of Digital Origin, Media 100 and the combined company following the consummation of the Merger, that such forecasts will be realized in the amounts and time periods contemplated thereby and that neither the management of Digital Origin, nor the management of Media 100, has any information or beliefs that would make the projections incomplete or misleading.

    Our opinion is based upon analysis of the foregoing factors in light of our assessment of general economic, financial and market conditions as they exist and as they can be evaluated by us as of the date hereof and on information made available to us as of the date hereof. Although events occurring after the date hereof could materially affect the assumptions relied upon in preparing this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

    This opinion is solely for the benefit and use of the Board of Directors of Digital Origin in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the consideration to be paid by Media 100 and does not address the relative merits of the Merger and any alternatives to the Merger, Digital Origin's underlying decision to proceed with or effect the Merger or any other aspect of the Merger. This opinion may not be used or referred to, or quoted or disclosed to any person in any manner, without our prior written consent in each instance. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

    First Security Van Kasper, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. We have received a fee from Digital Origin for rendering this opinion and the Company has agreed to indemnify us for certain liabilities that may arise in rendering this opinion.

    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the exchange ratio is fair to the shareholders of Digital Origin from a financial point of view.

                                      Very truly yours,

                                      /s/ First Security Van Kasper
                                      ------------------------------------------
                                      FIRST SECURITY VAN KASPER

                                                                      APPENDIX D

                            DISSENTERS' RIGHTS UNDER
                        THE CALIFORNIA CORPORATIONS CODE

    Set forth below is an excerpt from the California Corporations Code regarding dissenter's rights

                       CALIFORNIA GENERAL CORPORATION LAW
                               CORPORATIONS CODE
                             TITLE 1. CORPORATIONS
                      DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. DISSENTERS' RIGHTS

1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

1301. DEMAND FOR PURCHASE.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of
Section 1300, unless they lose their status as dissenting shares under
Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

1302. ENDORSEMENT OF SHARES.

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303. AGREED PRICE--TIME FOR PAYMENT.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304. DISSENTER'S ACTION TO ENFORCE PAYMENT.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305. APPRAISERS' REPORT--PAYMENT--COSTS.

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST.

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307. DIVIDENDS ON DISSENTING SHARES.

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT.

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS.

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL.

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311. EXEMPT SHARES.

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS.

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short- form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise. The statute also provides that a corporation may purchase indemnity insurance on behalf of its directors, officers, employees, agents and certain other persons.

    Article seven of Media 100's Certificate of Incorporation provides that a director of Media 100 shall not be liable to Media 100 for monetary damage for breach of fiduciary duty as a director, except to the extent the General Corporation Law of the State of Delaware prohibits such exculpation of liability.

    Article eight of Media 100's Certificate of Incorporation provides that the corporation shall indemnify and upon request advance expenses to its director or officers and persons who serve as directors or officers of certain other entities at the request of Media 100 in connection with the investigation, preparation and defense of certain actions, suits, proceedings or claims. This article further provides that this right to indemnification and advancement of expenses shall not be exclusive of any other indemnification rights the person may have.

    Media 100 maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of Media 100 and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Act, for acts or omissions by such persons while acting as directors or officers of Media 100 and/or its subsidiaries, as the case may be.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    Set forth below is a list of the exhibits included as part of this Registration Statement.

       EXHIBIT
         NO.                                    DESCRIPTION
       -------          ------------------------------------------------------------

          2.1           Agreement and Plan of Merger, dated as of December 28, 1999, by and among Media 100 Inc., Derringer Acquisition Corp. and
                        Digital Origin, Inc. (included as Appendix A to the joint
                        proxy statement/prospectus forming a part of this
                        registration statement and incorporated herein).

          3.1           Restated Certificate of Incorporation of Media 100 Inc.
                        (filed as Exhibit 3.1 to Media 100 Inc.'s Annual Report on
                        Form 10-K for the fiscal year ended November 30, 1996 and incorporated by reference herein).

          3.2           By-Laws of Media 100 Inc., as amended through June 17, 1998
                        (filed as Exhibit 3.2 to Media 100's Quarterly Report on
                        Form 10-Q for the fiscal quarter ended May 31, 1998 and
                        incorporated by reference herein).

          4.1           Specimen Certificate representing Media 100 Inc.'s common
                        stock (filed as Exhibit 10.1 to Media 100's Annual Report on
                        Form 10-K for the fiscal year ended November 30, 1996 and
                        incorporated by reference herein).

          5.1* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities.

          8.1*          Opinion of Fenwick & West LLP regarding certain tax matters.

          8.2* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.

         10.1           OEM Development and License Agreement, dated December 28,
                        1999, by and between Media 100 Inc. and Digital Origin, Inc.
                        (filed as Exhibit 10.13 to Media 100's Annual Report on
                        Form 10-K for the fiscal year ended November 30, 1999 and
                        incorporated by reference herein).

         10.2           Key Employee Incentive Plan (1982), as amended through
                        November 15, 1996 (filed as Exhibit 10.1 to Media 100's
                        Annual Report on Form 10-K for the fiscal year ended
                        November 30, 1996 and incorporated by reference herein).

         10.3           1986 Employee Stock Purchase Plan, as amended through
                        November 15, 1996 (filed as Exhibit 10.2 to Media 100's
                        Annual Report on Form 10-K for the fiscal year ended
                        November 30, 1996 and incorporated by reference herein).

         10.4           Key Employee Incentive Plan (1992), as amended through
                        January 19, 1998 (filed as Exhibit 10.3 to Media 100's
                        Annual Report on Form 10-K for the fiscal year ended
                        November 30, 1997 and incorporated by reference herein).

         10.5           Media 100 Inc. 401(k) Savings Plan (filed as Exhibit 10.4 to
                        Media 100's Annual Report on Form 10-K for the fiscal year ended November 30, 1997 and incorporated by reference
                        herein).

         10.6           Lease dated January 31, 1997 (filed as Exhibit 10.5.1 to
                        Media 100's Annual Report on Form 10-K for the fiscal year ended November 30, 1996 and incorporated by reference herein).

         10.7           License Agreement dated as of January 31, 1997 (filed as
                        Exhibit 10.5.2 to Media 100's Annual Report on Form 10-K for
                        the fiscal year ended November 30, 1996 and incorporated by reference herein).

         10.8           Distribution Agreement dated as of November 19, 1996 with
                        Data Translation II, Inc. ("DTI") (filed as Exhibit 10.8.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996 and incorporated by reference herein).

         10.9           Intellectual Property Agreement dated as of December 2, 1996 with DTI (filed as Exhibit 10.8.2 to the Company's Annual
                        Report on Form 10-K for the fiscal year ended November 30,
                        1996 and incorporated by reference herein).

        10.10 Corporate Services Agreement dated as of December 2, 1996 with DTI (filed as Exhibit 10.8.3 to the Company's Annual
                        Report on Form 10-K for the fiscal year ended November 30, 1996 and incorporated by reference herein).

        10.11           Amendment to Corporate Services Agreement dated November 18,
                        1997 (filed as Exhibit 10.6.4 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1997 and incorporated by reference herein).

        10.12 Offer Letter from the Company to B. Robert Feingold (filed as Exhibit 10.9 to the Company's Quarterly Report on
                        Form 10-Q for the fiscal quarter ended August 31, 1998 and incorporated by reference herein).

           21           Subsidiaries of Media 100 Inc. (filed as Exhibit 21 to Media
                        100's Annual Report on Form 10-K for the fiscal year ended
                        November 30, 1999 and incorporated by reference herein).

         23.1*          Consent of Arthur Andersen LLP, Independent Public
                        Accountants.

         23.2*          Consent of Ernst & Young LLP, Independent Auditors.

         23.3*          Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included as part of the opinion filed as Exhibit 5.1 and incorporated by reference herein).

         23.4* Consent of Fenwick & West LLP (included as part of the opinion filed as Exhibit 8.1 and incorporated by reference herein).

         23.5           Consent of U.S. Bancorp Piper Jaffray Inc. (included as part of the opinion filed as Exhibit 99.1 and incorporated by
                        reference herein).

         23.6*          Consent of First Security Van Kasper.

         23.7*          Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included as part of the opinion filed as Exhibit 8.2 and incorporated by reference herein).

         24.1 Power of Attorney (included on the signature page of this Form S-4 and incorporated by reference herein).

         99.1           Opinion of U.S. Bancorp Piper Jaffray (included as Appendix
                        B to the joint proxy statement/ prospectus and incorporated by reference herein).

         99.2           Opinion of First Security Van Kasper (included as Appendix C to the joint proxy statement/ prospectus and incorporated by reference herein).

         99.3*          Form of Proxy of Media 100 Inc.

         99.4*          Form of Proxy of Digital Origin, Inc.


------------------------


*   Filed herewith. All other exhibits have been previously filed.


ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (2) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

    (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

    (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on April 4, 2000.


                                                       MEDIA 100 INC.

                                                       By:              /s/ STEVEN D. SHEA
                                                            -----------------------------------------
                                                                          Steven D. Shea
                                                               VICE PRESIDENT OF FINANCE, TREASURER
                                                                          AND SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John A. Molinari, Jr. and Steven D. Shea and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                /s/ JOHN A. MOLINARI                   President and Chief
     -------------------------------------------         Executive Officer            April 4, 2000
                  John A. Molinari                       and Director

              /s/ MAURICE L. CASTONGUAY
     -------------------------------------------       Director                       April 4, 2000
                Maurice L. Castonguay

                /s/ ROGER W. REDMOND
     -------------------------------------------       Director                       April 4, 2000
                  Roger W. Redmond

                 /s/ BRUCE I. SACHS
     -------------------------------------------       Director                       April 4, 2000
                   Bruce I. Sachs

                /s/ PAUL J. SEVERINO
     -------------------------------------------       Director                       April 4, 2000
                  Paul J. Severino

                 /s/ STEVEN D. SHEA
     -------------------------------------------       Vice President of Finance,     April 4, 2000
                   Steven D. Shea                        Treasurer and Secretary

                                 EXHIBIT INDEX


       EXHIBIT
         NO.                                    DESCRIPTION
       -------          ------------------------------------------------------------
          2.1           Agreement and Plan of Merger, dated as of December 28, 1999, by and among Media 100 Inc., Derringer Acquisition Corp. and
                        Digital Origin, Inc. (included as Appendix A to the joint
                        proxy statement/prospectus forming a part of this
                        registration statement and incorporated herein).

          3.1           Restated Certificate of Incorporation of Media 100 Inc.
                        (filed as Exhibit 3.1 to Media 100 Inc.'s Annual Report on
                        Form 10-K for the fiscal year ended November 30, 1996 and incorporated by reference herein).

          3.2           By-Laws of Media 100 Inc., as amended through June 17, 1998
                        (filed as Exhibit 3.2 to Media 100's Quarterly Report on
                        Form 10-Q for the fiscal quarter ended May 31, 1998 and
                        incorporated by reference herein).

          4.1           Specimen Certificate representing Media 100 Inc.'s common
                        stock (filed as Exhibit 10.1 to Media 100's Annual Report on
                        Form 10-K for the fiscal year ended November 30, 1996 and
                        incorporated by reference herein).

         5.1* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities.

         8.1*           Opinion of Fenwick & West LLP regarding certain tax matters.

         8.2* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.

         10.1           OEM Development and License Agreement, dated December 28,
                        1999, by and between Media 100 Inc. and Digital Origin, Inc.
                        (filed as Exhibit 10.13 to Media 100's Annual Report on Form
                        10-K for the fiscal year ended November 30, 1999 and
                        incorporated by reference herein).

         10.2           Key Employee Incentive Plan (1982), as amended through
                        November 15, 1996 (filed as Exhibit 10.1 to Media 100's
                        Annual Report on Form 10-K for the fiscal year ended
                        November 30, 1996 and incorporated by reference herein).

         10.3           1986 Employee Stock Purchase Plan, as amended through
                        November 15, 1996 (filed as Exhibit 10.2 to Media 100's
                        Annual Report on Form 10-K for the fiscal year ended
                        November 30, 1996 and incorporated by reference herein).

         10.4           Key Employee Incentive Plan (1992), as amended through
                        January 19, 1998 (filed as Exhibit 10.3 to Media 100's
                        Annual Report on Form 10-K for the fiscal year ended
                        November 30, 1997 and incorporated by reference herein).

         10.5           Media 100 Inc. 401(k) Savings Plan (filed as Exhibit 10.4 to
                        Media 100's Annual Report on Form 10-K for the fiscal year ended November 30, 1997 and incorporated by reference
                        herein).

         10.6           Lease dated January 31, 1997 (filed as Exhibit 10.5.1 to
                        Media 100's Annual Report on Form 10-K for the fiscal year ended November 30, 1996 and incorporated by reference herein).

         10.7           License Agreement dated as of January 31, 1997 (filed as
                        Exhibit 10.5.2 to Media 100's Annual Report on Form 10-K for
                        the fiscal year ended November 30, 1996 and incorporated by reference herein).

         10.8           Distribution Agreement dated as of November 19, 1996 with
                        Data Translation II, Inc. ("DTI") (filed as Exhibit 10.8.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996 and incorporated by reference herein).

       EXHIBIT
         NO.                                    DESCRIPTION
       -------          ------------------------------------------------------------
         10.9           Intellectual Property Agreement dated as of December 2, 1996 with DTI (filed as Exhibit 10.8.2 to the Company's Annual
                        Report on Form 10-K for the fiscal year ended November 30,
                        1996 and incorporated by reference herein).

        10.10 Corporate Services Agreement dated as of December 2, 1996 with DTI (filed as Exhibit 10.8.3 to the Company's Annual
                        Report on Form 10-K for the fiscal year ended November 30, 1996 and incorporated by reference herein).

        10.11           Amendment to Corporate Services Agreement dated November 18,
                        1997 (filed as Exhibit 10.6.4 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1997 and incorporated by reference herein).

        10.12 Offer Letter from the Company to B. Robert Feingold (filed as Exhibit 10.9 to the Company's Quarterly Report on Form
                        10-Q for the fiscal quarter ended August 31, 1998 and incorporated by reference herein).

           21           Subsidiaries of Media 100 Inc. (filed as Exhibit 21 to Media
                        100's Annual Report on Form 10-K for the fiscal year ended
                        November 30, 1999 and incorporated by reference herein).

        23.1*           Consent of Arthur Andersen LLP, Independent Public
                        Accountants.

        23.2*           Consent of Ernst & Young LLP, Independent Auditors.

        23.3*           Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included as part of the opinion filed as Exhibit 5.1 and incorporated by reference herein).

        23.4* Consent of Fenwick & West LLP (included as part of the opinion filed as Exhibit 8.1 and incorporated by reference herein).

         23.5           Consent of U.S. Bancorp Piper Jaffray Inc. (included as part of the opinion filed as Exhibit 99.1 and incorporated by
                        reference herein).

        23.6*           Consent of First Security Van Kasper.

        23.7*           Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included as part of the opinion filed as Exhibit 8.2 and incorporated by reference herein).

         24.1 Power of Attorney (included on the signature page of this Form S-4 and incorporated by reference herein).

         99.1           Opinion of U.S. Bancorp Piper Jaffray (included as Appendix
                        B to the joint proxy statement/prospectus and incorporated by reference herein).

         99.2           Opinion of First Security Van Kasper (included as Appendix C to the joint proxy statement/ prospectus and incorporated by reference herein).

        99.3*           Form of Proxy of Media 100 Inc.

        99.4*           Form of Proxy of Digital Origin, Inc.


------------------------


*   Filed herewith. All other exhibits have been previously filed.